                                                                     EXHIBIT 4.4



--------------------------------------------------------------------------------


                                TRUST INDENTURE

                             AND SECURITY AGREEMENT


                           dated as of April 1, 1995

                                    between

                SHAWMUT BANK CONNECTICUT, NATIONAL ASSOCIATION,
                  in its individual capacity only as expressly
            set forth herein and otherwise solely as Owner Trustee,

                                      and

                           WILMINGTON TRUST COMPANY,
                              as Indenture Trustee

                           __________________________


                       One Boeing Model 737-3H4 Aircraft


                      SOUTHWEST AIRLINES 1995 TRUST N396SW


--------------------------------------------------------------------------------

                             Southwest Airlines Co.
             Series SWA 1995 Trust N396SW-I and N396SW Certificates

                               TABLE OF CONTENTS

                                                                                                                     Page
                                                        ARTICLE 1

                                                       DEFINITIONS  . . . . . . . . . . . . . . . . . . . . . . . . .   5
         Section 1.01.     Definitions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
         Section 1.02.     Other Definitions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14

                                                        ARTICLE 2

                                                     THE CERTIFICATES . . . . . . . . . . . . . . . . . . . . . . . .  14
         Section 2.01.     Certificates; Title and Terms  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
         Section 2.02.     Execution and Authentication   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
         Section 2.03.     Registrar and Paying Agent   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
         Section 2.04.     Transfer and Exchange  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
         Section 2.05.     Holder Lists; Ownership of Certificates  . . . . . . . . . . . . . . . . . . . . . . . . .  16
         Section 2.06.     Mutilated, Destroyed, Lost or Stolen Certificates  . . . . . . . . . . . . . . . . . . . .  17
         Section 2.07.     Cancellation   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
         Section 2.08.     Payment on Certificates; Defaulted Principal and Interest  . . . . . . . . . . . . . . . .  17
         Section 2.09.     Payment from Indenture Estate Only   . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
         Section 2.10.     Execution, Delivery and Dating of Certificates upon Issuance   . . . . . . . . . . . . . .  20

                                                        ARTICLE 3

                                          RECEIPT, DISTRIBUTION AND APPLICATION
                                             OF FUNDS IN THE INDENTURE ESTATE . . . . . . . . . . . . . . . . . . . .  20
         Section 3.01.     [Reserved for Potential Future Use]  . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
         Section 3.02.     Payment in Case of Redemption of Certificates  . . . . . . . . . . . . . . . . . . . . . .  20
         Section 3.03.     Application When No Indenture Event of Default Is
                                  Continuing  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
         Section 3.04.     Application of Certain Payments in Case of Requisition or Event
                                  of Loss . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
         Section 3.05.     Payments During Continuance of Indenture Event of Default  . . . . . . . . . . . . . . . .  22
         Section 3.06.     Payments for Which Application Is Provided in Other
                                  Documents . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
         Section 3.07.     Payments for Which No Application Is Otherwise Provided  . . . . . . . . . . . . . . . . .  23
         Section 3.08.     Application of Payments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24

                                                        ARTICLE 4

                                                COVENANTS OF OWNER TRUSTEE  . . . . . . . . . . . . . . . . . . . . .  24
         Section 4.01.     Covenants of the Owner Trustee   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
         Section 4.02.     Covenants of Shawmut Bank Connecticut, National
                                  Association . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26

                                                        ARTICLE 5

                                          DISPOSITION, SUBSTITUTION AND RELEASE

                                   OF PROPERTY INCLUDED IN THE INDENTURE ESTATE DURING
                                                  CONTINUATION OF LEASE   . . . . . . . . . . . . . . . . . . . . . .  26
         Section 5.01.     Disposition, Substitution and Release of Property Included in the
                                  Indenture Estate During Continuation of Lease . . . . . . . . . . . . . . . . . . .  26
         Section 5.02.     Certificates in Respect of Replacement Aircraft and Engines  . . . . . . . . . . . . . . .  27

                                                        ARTICLE 6

                                                REDEMPTION OF CERTIFICATES  . . . . . . . . . . . . . . . . . . . . .  27
         Section 6.01.     Redemption of Certificates upon Certain Events   . . . . . . . . . . . . . . . . . . . . .  27
         Section 6.02.     Redemption or Purchase of Certificates Upon Certain Indenture
                                  Events of Default . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
         Section 6.03.     Notice of Redemption to Holders  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
         Section 6.04.     Deposit of Redemption Price  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
         Section 6.05.     Certificates Payable on Redemption Date  . . . . . . . . . . . . . . . . . . . . . . . . .  29
         Section 6.06.     Selection of Certificates to Be Redeemed   . . . . . . . . . . . . . . . . . . . . . . . .  30
         Section 6.07.     Certificates Redeemed in Part  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30

                                                        ARTICLE 7

                                              MATTERS CONCERNING THE COMPANY  . . . . . . . . . . . . . . . . . . . .  31
         Section 7.01.     Repayment of Monies for Certificate Payments Held by the
                                  Indenture Trustee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
         Section 7.02.     [Reserved for Potential Future Use]  . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
         Section 7.03.     Assumption of Obligations of Owner Trustee by the Company  . . . . . . . . . . . . . . . .  31

                                                        ARTICLE 8

                                                  DEFAULTS AND REMEDIES   . . . . . . . . . . . . . . . . . . . . . .  33
         Section 8.01.     Indenture Events of Default  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
         Section 8.02.     Acceleration; Rescission and Annulment   . . . . . . . . . . . . . . . . . . . . . . . . .  35
         Section 8.03.     Other Remedies Available to Indenture Trustee  . . . . . . . . . . . . . . . . . . . . . .  36
         Section 8.04.     Waiver of Owner Trustee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
         Section 8.05.     Waiver of Existing Defaults  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
         Section 8.06.     Control by Majority  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
         Section 8.07.     Limitation on Suits by Holders   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
         Section 8.08.     Rights of Holders to Receive Payment   . . . . . . . . . . . . . . . . . . . . . . . . . .  43
         Section 8.09.     Indenture Trustee May File Proofs of Claim   . . . . . . . . . . . . . . . . . . . . . . .  43

                                                        ARTICLE 9

                                                    INDENTURE TRUSTEE   . . . . . . . . . . . . . . . . . . . . . . .  43
         Section 9.01.     Duties of Indenture Trustee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
         Section 9.02.     Rights of Indenture Trustee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
         Section 9.03.     Individual Rights of Indenture Trustee   . . . . . . . . . . . . . . . . . . . . . . . . .  45
         Section 9.04.     Funds May Be Held by Indenture Trustee or Paying Agent;





                TRUST INDENTURE AND SECURITY AGREEMENT [N396SW]

                                  Investments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
         Section 9.05.     Notice of Defaults   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
         Section 9.06.     Compensation and Indemnity   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
         Section 9.07.     Replacement of Indenture Trustee   . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
         Section 9.08.     Successor Indenture Trustee, Agents by Merger, Etc.  . . . . . . . . . . . . . . . . . . .  48
         Section 9.09.     Eligibility; Disqualification  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
         Section 9.10.     Trustee's Liens  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
         Section 9.11.     Withholding Taxes; Information Reporting   . . . . . . . . . . . . . . . . . . . . . . . .  49
         Section 9.12.     [Reserved for Potential Future Use]  . . . . . . . . . . . . . . . . . . . . . . . . . . .  49
         Section 9.13.     Certain Rights of Owner Trustee and Owner Participant  . . . . . . . . . . . . . . . . . .  49

                                                        ARTICLE 10

                                         SATISFACTION AND DISCHARGE; DEFEASANCE;
                                                TERMINATION OF OBLIGATIONS  . . . . . . . . . . . . . . . . . . . . .  50
         Section 10.01.    Satisfaction and Discharge of Agreement; Defeasance;
                                  Termination of Obligations  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50
         Section 10.02.    Survival of Certain Obligations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
         Section 10.03.    Monies to Be Held in Trust   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
         Section 10.04.    Monies to Be Returned to Owner Trustee   . . . . . . . . . . . . . . . . . . . . . . . . .  52
         Section 10.05.    Defeasance   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52

                                                        ARTICLE 11

                                                  AMENDMENTS AND WAIVERS  . . . . . . . . . . . . . . . . . . . . . .  54
         Section 11.01.    Amendments to this Agreement Without Consent of Holders  . . . . . . . . . . . . . . . . .  54
         Section 11.02.    Amendments to this Agreement with Consent of Holders   . . . . . . . . . . . . . . . . . .  55
         Section 11.03.    Revocation and Effect of Consents  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  56
         Section 11.04.    Notation on or Exchange of Certificates  . . . . . . . . . . . . . . . . . . . . . . . . .  56
         Section 11.05.    Indenture Trustee Protected  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  56
         Section 11.06.    Amendments, Waivers, Etc. of Other Operative Agreements  . . . . . . . . . . . . . . . . .  56
         Section 11.07.    Trust Supplement   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  59

                                                        ARTICLE 12

                                                      MISCELLANEOUS   . . . . . . . . . . . . . . . . . . . . . . . .  60
         Section 12.01.    Notices  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  60
         Section 12.02.    [Reserved for Potential Future Use]  . . . . . . . . . . . . . . . . . . . . . . . . . . .  61
         Section 12.03.    Successors and Assigns; Agreement of Holders   . . . . . . . . . . . . . . . . . . . . . .  61
         Section 12.04.    Rules by Indenture Trustee and Agents  . . . . . . . . . . . . . . . . . . . . . . . . . .  61
         Section 12.05.    Non-Business Days  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  61
         Section 12.06.    GOVERNING LAW  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  61
         Section 12.07.    No Recourse Against Others   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  61
         Section 12.08.    Execution in Counterparts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  61
         Section 12.09.    Applicability Only to Original Holder  . . . . . . . . . . . . . . . . . . . . . . . . . .  62
         Section 12.10.    Severability   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  62





                TRUST INDENTURE AND SECURITY AGREEMENT [N396SW]

                                                        ARTICLE 13

                                      ACTIONS TO BE TAKEN UPON TERMINATION OF LEASE   . . . . . . . . . . . . . . . .  62
         Section 13.01.    Actions to Be Taken upon Termination of Lease  . . . . . . . . . . . . . . . . . . . . . .  62

                                                        ARTICLE 14

                                           [RESERVED FOR POTENTIAL FUTURE USE]  . . . . . . . . . . . . . . . . . . .  63

                                                        ARTICLE 15

                                               ISSUANCE AND APPLICATION OF
                                        PROCEEDS OF SERIES SWA 1995 TRUST N396SW
                                                      CERTIFICATES;
                                       SPECIAL PROVISIONS GOVERNING REDEMPTION AND
                                                 METHOD OF PAYMENT OF THE
                                      SERIES SWA 1995 TRUST N396SW-I CERTIFICATES;
                                                 OTHER SPECIAL PROVISIONS
                                      RELATING TO THE SERIES SWA 1995 TRUST N396SW-I
                                                       CERTIFICATES . . . . . . . . . . . . . . . . . . . . . . . . .  63
         Section 15.01.    Conditions Precedent to Issuance of Series SWA 1995 Trust
                                  N396SW Certificates . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  63
         Section 15.02.    Payment upon Issuance of Series SWA 1995 Trust N396SW
                                  Certificates  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  63
         Section 15.03.    Special Provision Governing Refinancing of the Series SWA 1995
                                  Trust N396SW-I Certificate  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  63
         Section 15.04.    Special Provision for Payments in Respect of the Series SWA
                                  1995 Trust N396SW-I Certificate . . . . . . . . . . . . . . . . . . . . . . . . . .  64
         Section 15.05.    Increased Costs, Break Amount, Additional Interest, Taxes,
                                  Etc . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  64





                TRUST INDENTURE AND SECURITY AGREEMENT [N396SW]

                                                         EXHIBITS

Exhibit A         -        Form of Series SWA 1995 Trust N396SW-I Certificate

Exhibit A-1       -        Form of Series SWA 1995 Trust N396SW Installment Certificates

Exhibit A-2       -        Form of Series SWA 1995 Trust N396SW Serial Certificates

Exhibit B         -        Maturity Dates, Principal Amounts and Interest Rates on Series SWA 1995 Trust N396SW
                           Certificates

Exhibit B-1       -        Installment Payment Dates and Installment Payment Percentages

Exhibit B-2       -        Issuance of Series SWA 1995 Trust N396SW Certificates

Exhibit C         -        [FORM OF] Trust Agreement and Trust Indenture and Security Agreement Supplement





                TRUST INDENTURE AND SECURITY AGREEMENT [N396SW]

                     TRUST INDENTURE AND SECURITY AGREEMENT


                 This TRUST INDENTURE AND SECURITY AGREEMENT, dated as of April 1, 1995, is between SHAWMUT BANK CONNECTICUT, NATIONAL ASSOCIATION, a national banking association organized under the laws of the United States, in its individual capacity only as expressly provided herein and otherwise solely as Owner Trustee under the Trust Agreement (capitalized terms used herein having the respective meanings specified therefor in Article 1), and WILMINGTON TRUST COMPANY, a Delaware banking corporation, as Indenture Trustee hereunder.

                              W I T N E S S E T H:

                 WHEREAS, the Owner Participant and the Owner Trustee in its individual capacity have entered into the Trust Agreement whereby, among other things, (i) the Owner Trustee has established a certain trust, the Southwest Airlines 1995 Trust N396SW, for the use and benefit of the Owner Participant, subject, however, to the Indenture Estate created pursuant hereto for the use and benefit of, and with the priority of payment to, the holders of the Certificates issued hereunder, and (ii) the Owner Trustee has been authorized and directed to execute and deliver this Agreement;

                 WHEREAS, the parties desire by this Agreement, among other things, (i) to provide for the issuance by the Owner Trustee of the Series SWA 1995 Trust N396SW-I Certificates and for the potential issuance by the Owner Trustee of the Series SWA 1995 Trust N396SW Certificates in respect of the refinancing and redemption of the Series SWA 1995 Trust N396SW-I Certificates and (ii) to provide for the assignment, mortgage and pledge by the Owner Trustee to the Indenture Trustee, as part of the Indenture Estate hereunder, among other things, of certain of the Owner Trustee's right, title and interest in and to the Aircraft and the Operative Agreements and certain payments and other amounts received hereunder or thereunder in accordance with the terms hereof, as security for, among other things, the Owner Trustee's obligations to the Indenture Trustee, for the ratable benefit and security of the Holders; and

                 WHEREAS, all things necessary to make this Agreement the legal, valid and binding obligation of the Owner Trustee and the Indenture Trustee, for the uses and purposes herein set forth, in accordance with its terms, have been done and performed and have happened;





                TRUST INDENTURE AND SECURITY AGREEMENT [N396SW]

                                GRANTING CLAUSE

                 NOW, THEREFORE, THIS TRUST INDENTURE AND SECURITY AGREEMENT WITNESSETH, that, to secure the prompt payment of the principal of, Premium, if any, and interest on, Break Amount, if any, and all other amounts due with respect to, all Certificates from time to time Outstanding and all other amounts due to the Holders hereunder and under the Participation Agreement and the performance and observance by each of the Company and the Owner Trustee of all the agreements, covenants and provisions contained herein and in the Operative Agreements to which it is a party, for the benefit of Indenture Trustee and the Holders, and for the uses and purposes hereof, and in consideration of the premises and of the covenants herein contained, and of the acceptance of the Certificates by the Holders, and of the sum of $1 paid to the Owner Trustee by the Indenture Trustee at or before the delivery hereof, the receipt whereof is hereby acknowledged, the Owner Trustee has granted, bargained, sold, assigned, transferred, conveyed, mortgaged, pledged and confirmed, and does hereby grant, bargain, sell, assign, transfer, convey, mortgage, pledge and confirm, unto the Indenture Trustee, its successors and assigns, for the security and benefit of the Holders from time to time, a security interest in and mortgage lien on all estate, right, title and interest of the Owner Trustee in, to and under the following described property, rights, interests and privileges, other than Excluded Payments (which collectively, including all property hereafter specifically subjected to the lien of this Agreement by any instrument supplemental hereto, but excluding the Excluded Payments, are herein called the "Indenture Estate"):

                           (1) the Aircraft (including the Airframe and the Engines originally installed thereon on the Delivery Date), and all replacements thereof and substitutions therefor in which the Owner Trustee shall from time to time acquire an interest in accordance with the Lease, as more particularly described in the Trust Supplement and the Lease Supplement executed and delivered with respect to the Aircraft or any such replacements or substitutions therefor, as provided in this Agreement, and all Records maintained with respect to the foregoing property;

                           (2) the Lease and all Rent thereunder, including, without limitation, all amounts of Basic Rent, Supplemental Rent, payments of any kind required to be made by the Company thereunder (including the purchase price for the Aircraft pursuant to Section
         18.2 of the Lease) and any sales proceeds of the Aircraft sold pursuant to Section 9 of the Lease or otherwise; the Purchase Agreement (to the extent assigned by the Purchase Agreement Assignment); the Purchase Agreement Assignment; all subleases of the Airframe and the Engines and all rent thereunder to the extent assigned to the Owner Trustee by Lessee; the Bills of Sale; and the Manufacturer's Consent; including, without limitation, in respect of each of the foregoing documents and instruments, all rights of the Owner Trustee to receive any payments or other amounts or to exercise any election or option or to make any decision or determination or to give or receive any notice, consent, waiver or approval or to take any other action under or in respect of any such document or to accept surrender or redelivery of the Aircraft or any part thereof, as well as all the rights, powers and remedies on the part of the Owner Trustee, whether acting under any such document or by statute or at law or in equity, or otherwise, arising out of any Lease Event of Default;





                TRUST INDENTURE AND SECURITY AGREEMENT [N396SW]

                           (3) all rents, issues, profits, revenues and other income of the property subjected or required to be subjected to the Lien of this Agreement;

                           (4) all requisition proceeds with respect to the Aircraft or any part thereof and all insurance proceeds with respect to the Aircraft or any part thereof;

                           (5) all moneys and securities now or hereafter paid or deposited or required to be paid or deposited to or with the Indenture Trustee by or for the account of the Owner Trustee pursuant to any term of any Operative Agreement and held or required to be held by the Indenture Trustee hereunder; and

                           (6)    all proceeds of the foregoing.

                 Concurrently with the delivery hereof, the Owner Trustee is delivering to the Indenture Trustee an executed chattel paper original counterpart of each of the Lease and the Lease Supplement covering the Aircraft, together with executed copies of the Trust Agreement and each of the other Indenture Documents received by it (other than the Purchase Agreement, the Participation Agreement and the FAA bills of sale). All property constituting part of the Indenture Estate referred to in this Granting Clause, whenever acquired by the Owner Trustee, shall secure all obligations under and with respect to the Certificates at any time Outstanding. Any and all properties constituting part of the Indenture Estate referred to in this Granting Clause which are hereafter acquired by the Owner Trustee, shall, without further conveyance, assignment or act by the Owner Trustee or the Indenture Trustee thereby become and be subject to the security interest hereby granted as fully and completely as though specifically described herein.


                                HABENDUM CLAUSE

                 TO HAVE AND TO HOLD all and singular the aforesaid property unto the Indenture Trustee, its successors and assigns, in trust for the benefit and security of the Indenture Trustee and the Holders from time to time, without any priority of any one Certificate over any other, and for the uses and purposes and subject to the terms and provisions set forth in this Agreement.

                 The Owner Trustee agrees that this Agreement is intended to and shall create and grant a security interest in the Aircraft to the Indenture Trustee, which security interest shall attach on the Delivery Date. The security interest created by this Agreement and granted to the Indenture Trustee hereunder in the Indenture Estate other than in the Aircraft shall attach in the case of each other item of property included in the Indenture Estate upon the delivery thereof or upon the Owner Trustee's acquiring rights in such property.

                 It is expressly agreed that anything herein contained to the contrary notwithstanding, the Owner Trustee shall remain liable under each of the Operative Agreements to which it is a party, to perform all of the obligations assumed by it thereunder, all in accordance with and pursuant to the terms and provisions thereof, and the Indenture Trustee





                TRUST INDENTURE AND SECURITY AGREEMENT [N396SW] and the Holders shall have no obligation or liability under any of the Operative Agreements to which the Owner Trustee is a party by reason of or arising out of the assignment hereunder, nor shall the Indenture Trustee or the Holders be required or obligated in any manner to perform or fulfill any obligations of the Owner Trustee under any of the Operative Agreements to which the Owner Trustee is a party, or, except as herein expressly provided, to make any payment, or to make any inquiry as to the nature or sufficiency of any payment received by it, or present or file any claim, or take any action to collect or enforce the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

                 The Owner Trustee does hereby constitute the Indenture Trustee the true and lawful attorney of the Owner Trustee, irrevocably, with full power (in the name of the Owner Trustee or otherwise) to ask, require, demand, receive and, to the extent permitted by Article 8 hereof (if an Event of Default shall have occurred and be continuing), give acquittance for any and all moneys and claims for moneys due and to become due to the Owner Trustee (other than Excluded Payments) under or arising out of any Indenture Document and all other property which now or hereafter constitutes part of the Indenture Estate, to endorse any checks or other instruments or orders in connection therewith and, to file any claims or take any action or institute any proceedings which the Indenture Trustee may deem to be necessary or advisable in the premises. The Owner Trustee has directed the Company to make all payments of Rent (other than Excluded Payments) payable to the Owner Trustee by the Company and all other amounts which are required to be paid to or deposited with the Owner Trustee pursuant to the Lease directly to the Indenture Trustee at its address set forth in Schedule I to the Participation Agreement, for application as provided in this Agreement. The Owner Trustee agrees that promptly on receipt thereof, it will transfer to the Indenture Trustee at such address any and all moneys from time to time received by it constituting part of the Indenture Estate, for distribution by the Indenture Trustee pursuant to this Agreement, except that the Owner Trustee shall accept for distribution pursuant to the Trust Agreement any amounts distributed to it by the Indenture Trustee as expressly provided in this Agreement and any Excluded Payments.

                 The Owner Trustee agrees that at any time and from time to time, upon the written request of the Indenture Trustee, the Owner Trustee will promptly and duly execute and deliver or cause to be duly executed and delivered any and all such further instruments and documents as the Indenture Trustee may reasonably deem desirable in obtaining the full benefits of the assignment hereunder and of the rights and powers herein granted.

                 The Owner Trustee does hereby warrant and represent that it has not assigned or pledged, and hereby covenants that it will not assign or pledge, so long as the assignment hereunder shall remain in effect, any of its right, title or interest hereby assigned, to anyone other than the Indenture Trustee, and that it will not, except as provided in or permitted by this Agreement, accept any payment from the Company, enter into an agreement amending or supplementing any of the Operative Agreements, execute any waiver or modification of, or consent under the terms of any of the Operative Agreements, settle or compromise any claim (other than claims in respect of Excluded Payments) against the Company arising under any of the Operative Agreements, or submit or consent to the submission of any dispute, difference





                TRUST INDENTURE AND SECURITY AGREEMENT [N396SW] or other matter arising under or in respect of any of the Operative Agreements, to arbitration thereunder.

                 The Owner Trustee does hereby ratify and confirm the Indenture Documents to which it is a party and does hereby agree that (except as permitted herein) it will not take or omit to take any action, the taking or omission of which would result in an alteration or impairment of any of the Indenture Documents or of any of the rights created by any thereof or the assignment hereunder.

                 Notwithstanding the Granting Clause, any of the preceding paragraphs or any other provision of this Indenture, there are hereby expressly excluded from the foregoing grant, bargain, sale, assignment, transfer, conveyance, mortgage, pledge and security interest all Excluded Payments. Further, nothing in the Granting Clause or any of the preceding paragraphs shall impair in any respect the rights of the Owner Trustee or the Owner Participant under Section 9.13 or 11.06.

                 IT IS HEREBY COVENANTED AND AGREED by and among the parties hereto as follows:

                                   ARTICLE 1

                                  DEFINITIONS

                 Section 1.01.    Definitions.  (a)   For all purposes of this
Agreement, except as otherwise expressly provided or unless the context otherwise requires:

                          (1) the terms defined in this Article 1 have the meanings assigned to them in this Article 1, and include the plural as well as the singular;

                          (2) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles in the United States;

                          (3) the words "herein", "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision; and

                          (4) unless otherwise specified, all references in this Agreement to Articles, Sections and Exhibits refer to Articles, Sections and Exhibits of this Agreement.

                 (b) For all purposes of this Agreement, the following capitalized terms have the following respective meanings:

                 "Affiliate" with respect to a specified Person, means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such Person. For the purposes of this definition, "control" when used with respect to any specified





                TRUST INDENTURE AND SECURITY AGREEMENT [N396SW]

Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

                 "Agent" means any Paying Agent or Registrar.

                 "Bankruptcy Code" means the United States Bankruptcy Code of 1978, as amended, or any successor statute.

                 "Basis Point" shall have the meaning specified therefor in Exhibit A.

                 "Break Amount" shall have the meaning specified therefor in
Section 15.05(b).

                 "Business Day" means any day other than a Saturday or Sunday or a day on which commercial banks are required or authorized to close in the City of Dallas, Texas; New York, New York; San Francisco, California; the city and state in which (i) so long as any Certificates shall be Outstanding, the Indenture Trustee and (ii) thereafter, the Owner Trustee, has its principal place of business; and the city and state in which the Indenture Trustee or the Owner Trustee, as the case may be, receives and disburses funds; provided, however, that so long as the Series SWA 1995 Trust N396SW-I Certificates are Outstanding, such day must also be a day on which dealings are carried on in the applicable offshore dollar interbank market.

                 "Certificate" or "Certificates" means any certificate or other debt instrument issued under this Agreement, including the Series SWA 1995 Trust N396SW-I Certificates and the Series SWA 1995 Trust N396SW Certificates, if any, issued hereunder.

                 "Company" means Southwest Airlines Co., a Texas corporation, and, subject to the provisions of the Participation Agreement, its permitted successors and assigns.

                 "Company Request" means a written request of the Company executed on its behalf by a Responsible Company Officer of the Company.

                 "Co-Registrar" shall have the meaning specified therefor in
Section 2.03.

                 "Debt" means any liability for borrowed money, or any liability for the payment of money in connection with any letter of credit transaction, or other liabilities evidenced or to be evidenced by bonds, debentures, notes or other similar instruments.

                 "Debt Rate" shall have the meaning specified therefor in Exhibit A.

                 "Defaulted Installment" shall have the meaning specified therefor in Section 2.08.

                 "Defaulted Interest" shall have the meaning specified therefor in Section 2.08.


                 "Defeasance Trustee" shall have the meaning specified therefor in Section 10.05.





                TRUST INDENTURE AND SECURITY AGREEMENT [N396SW]

                 "Deferred Equity Amount" shall have the meaning specified in
Section 8(dd) of the Participation Agreement.

                 "Eurocurrency Liabilities" has the meaning assigned to that term in Regulation D of the Board of Governors of the Federal Reserve System or any governmental authority which is the successor thereto, as in effect from time to time.

                 "Eurocurrency Reserve Percentage" for any day means the reserve percentage applicable in respect of such day under Regulation D of the Board of Governors of the Federal Reserve System (or any governmental authority which is the successor thereto) for determining the maximum reserve requirement (including, without limitation, any emergency, supplemental or other marginal reserve requirement) for the Original Holder with respect to liabilities or assets consisting of or including Eurocurrency Liabilities.

                 "Excluded Payments" means (i) any right, title or interest of the Owner Trustee in its individual capacity, the Owner Participant or their respective Affiliates or their respective, successors, permitted assigns, directors, officers, employees, servants, partners, and agents to any indemnity payment, including, but not limited to, any payment which by the terms of
Section 7(b), 7(c), 7(f), 16, 17 or 18 of the Participation Agreement, Section
5.03 or 7.01 of the Trust Agreement or any section of the Tax Indemnity Agreement or any corresponding payment under Section 3.5 of the Lease shall be payable to the Owner Trustee in its individual capacity, the Owner Participant or any such other Person, as the case may be, pursuant to the terms of the Operative Agreements, (ii) any insurance proceeds payable under insurance maintained by the Owner Trustee in its individual or trust capacity or the Owner Participant (whether directly or through the Owner Trustee), or to their respective Affiliates, successors, permitted assigns, directors, officers, employees, servants, partners, and agents, (iii) any insurance proceeds (or proceeds of governmental indemnities in lieu thereof) payable to the Owner Trustee in its individual capacity or to the Owner Participant or to their respective Affiliates, successors, permitted assigns, directors, officers, employees, servants, partners, and agents, under any liability insurance maintained by the Company pursuant to Section 11 of the Lease or by any other Person (or proceeds of governmental indemnities in lieu thereof), (iv) payments to the Owner Participant by the Owner Trustee pursuant to Section 2 of the Participation Agreement and any funds held by the Owner Trustee or payable to the Owner Participant pursuant to any funding letter entered into in lieu of the provisions of Section 2 of the Participation Agreement, (v) amounts paid or payable to the Owner Trustee from Lessee pursuant to Section 18.2(b) or (c) of the Lease, (vi) Transaction Costs or other amounts or expenses paid or payable to, or for the benefit of, the Owner Trustee or the Owner Participant pursuant to the Participation Agreement, (vii) any portion of Rent attributable to a payment by the Company in respect to the Tax Indemnity Agreement, (viii) the respective rights of the Owner Trustee in its individual or trust capacity, the Owner Participant or any other Person referred to in the foregoing clause (i) to the proceeds of the foregoing, and (ix) any right to demand, collect, sue or otherwise receive and enforce the payment of any amount described in clauses
(i) through (viii) above.

                 "Federal Aviation Act" means Subtitle VII of Title 49, U.S.C., as amended.

                 "Fixed Period" means the period after the Floating Period.





                TRUST INDENTURE AND SECURITY AGREEMENT [N396SW]

                 "Floating Period" means the period any Series SWA 1995 Trust N396SW-I Certificate is Outstanding.

                 "Government Obligations" shall have the meaning specified therefor in Section 10.05.

                 "Holder" or "Certificate Holder" means a Person in whose name a Certificate is registered on the Register including, so long as it holds a Series SWA 1995 Trust N396SW-I Certificate, the Original Holder.

                 "Indenture Default" means any event which is, or after notice or passage of time, or both, would be, an Indenture Event of Default.

                 "Indenture Documents" means each and every document or instrument referred to in the Granting Clause hereof.

                 "Indenture Estate" shall have the meaning specified therefor in the Granting Clause hereof.

                 "Indenture Event of Default" shall have the meaning specified therefor in Section 8.01.

                 "Indenture Trustee" means Wilmington Trust Company, and each other Person which may from time to time be acting as Indenture Trustee in accordance with the provisions of this Agreement.

                 "Independent" when used with respect to an engineer, appraiser or other expert, means an engineer, appraiser or other expert who (i) is in fact independent, (ii) does not have any direct financial interest or any material indirect financial interest in the Company or any Affiliate of the Company and (iii) is not connected with the Company or any Affiliate of the Company as an officer, employee, promoter, underwriter, trustee, partner, director or Person performing similar functions.

                 "Independent Investment Banker" means an Independent investment banking institution of national standing appointed by the Company on behalf of the Owner Trustee (and reasonably acceptable to the Owner Participant, which acceptance shall not be unreasonably withheld after notice to the Owner Participant); provided, that if the Indenture Trustee shall not have received written notice of such an appointment at least 10 days prior to the relevant Redemption Date or if a Lease Event of Default shall have occurred and be continuing, "Independent Investment Banker" shall mean such an institution appointed by the Indenture Trustee.

                 "Installment Certificate" means a Certificate, other than a Series SWA 1995 Trust N396SW-I Certificate, should any such Certificate be issued hereunder which shall provide for the payments of principal in installments.

                 "Installment Payment Amount" means, with respect to each Installment Certificate, the amount of the installment payment of principal due and payable on each





                TRUST INDENTURE AND SECURITY AGREEMENT [N396SW]

Installment Payment Date, which amount shall be equal to the product of the original principal amount of such Certificate and the Installment Payment Percentage for such Installment Payment Date.

                 "Installment Payment Date" means each date on which an installment payment of principal is due and payable on the Certificates, as set forth in Exhibit B-l as completed in accordance with Article 15.

                 "Installment Payment Percentage" means, with respect to each Installment Payment Date, the percentage set forth opposite such Installment Payment Date in Exhibit B-l as completed in accordance with Article 15.

                 The term "interest" payable, or to be payable, on any date during the Floating Period in respect of the Series SWA 1995 Trust N396SW-I Certificates shall include, without limitation, any and all accrued and unpaid compounded interest thereon.

                 "Interest Payment Date" means each July 1 and January 1 commencing on July 1, 1995.

                 "Interest Period" shall have the meaning specified therefor in Exhibit A.

                 "Lease" means the Sale and Lease Agreement, dated as of the date hereof, between the Owner Trustee, as lessor, and the Company, as lessee, relating to the Aircraft as such Sale and Lease Agreement may from time to time be supplemented, amended or modified in accordance with the terms thereof and this Agreement. The term "Lease" shall also include each Lease Supplement entered into pursuant to the terms of the Lease.

                 "Lease Loss Payment Date" means the date on which Stipulated Loss Value is payable pursuant to Section 10.1.4 of the Lease in connection with an Event of Loss in respect of the Aircraft.

                 "Lease Termination Date" means the date the Lease terminates pursuant to Section 9 of the Lease.

                 "Lending Office" of any Holder of a Series SWA 1995 Trust N396SW-I Certificate means the office through which such Holder makes and/or books and maintains the loan evidenced by its Certificate, which, in the case of the Original Holder, is Concord, California, as of the date hereof.

                 "Maturity Date" means, with respect to the Series SWA 1995 Trust N396SW Certificates, each of the dates specified in Exhibit B as a maturity date of such Certificates and shall have, in respect of the Series SWA 1995 Trust N396SW-I Certificates, the meaning specified therefor in Exhibit A.

                 "New Debt" shall have the meaning specified in Section 17(a)(2) of the Participation Agreement.





                TRUST INDENTURE AND SECURITY AGREEMENT [N396SW]

                 "Officers' Certificate" means a certificate signed in the case of the Company, by (i) the Chairman of the Board of Directors, the President, or any Executive or Senior Vice President of the Company, signing alone, or
(ii) any Vice President signing together with the Secretary, any Assistant Secretary, the Treasurer, any Assistant Treasurer or the Controller of the Company or, in the case of the Owner Trustee, a Responsible Officer of the Owner Trustee.

                 "Offshore Rate" shall have the meaning specified therefor in Exhibit A.

                 "Opinion of Counsel" means a written opinion of legal counsel, who in the case of counsel for the Company may be (i) the senior corporate attorney employed by the Company, (ii) Vinson & Elkins L.L.P. or (iii) other counsel designated by the Company and who shall be reasonably satisfactory to the Indenture Trustee or, in the case of legal counsel for the Owner Trustee, may be (x) Shipman & Goodwin or (y) other counsel designated by the Owner Trustee and who shall be reasonably satisfactory to the Indenture Trustee.

                 "Original Holder" means Bank of America National Trust and Savings Association, as the original holder of the loan evidenced by the Series SWA 1995 Trust N396SW-I Certificate and any branch or agency thereof to which the Series SWA 1995 Trust N396SW-I Certificate held by it may be transferred.

                 "Outstanding", when used with respect to Certificates, means, as of the date of determination, all Certificates theretofore executed and delivered under this Agreement other than:

                 (i) Certificates theretofore cancelled by the Indenture Trustee or delivered to the Indenture Trustee for cancellation pursuant to Section 2.07 or otherwise;

                 (ii) Certificates for whose payment or redemption money in the necessary amount has been theretofore deposited with the Indenture Trustee in trust for the Holders of such Certificates; provided, that if such Certificates are to be redeemed, notice of such redemption has been duly given pursuant to this Agreement or provision therefor satisfactory to the Indenture Trustee has been made; and

                 (iii) Certificates in exchange for or in lieu of which other Certificates have been executed and delivered pursuant to this Agreement;

provided, however, that in determining whether the Holders of the requisite aggregate principal amount of Certificates Outstanding have given any request, demand, authorization, declaration, direction, notice, consent or waiver hereunder, Certificates owned by or pledged to the Company or any Affiliate of the Company or the Owner Trustee or the Owner Participant or any Affiliate thereof, shall (unless all Certificates are then owned thereby) be disregarded and deemed not to be Outstanding, except that, in determining whether the Indenture Trustee shall be protected in relying upon any such request, demand, authorization, declaration, direction, notice, consent or waiver, only Certificates which the Indenture Trustee knows to be so owned or so pledged shall be disregarded. Certificates owned by the Company, or the Owner Trustee or the Owner Participant, which have been pledged in good faith may be regarded as Outstanding if the Company, or the Owner Trustee or the Owner Participant, as the case may be, establishes to the satisfaction of the Indenture Trustee the pledgee's right to act with respect





                TRUST INDENTURE AND SECURITY AGREEMENT [N396SW] to such Certificates and that the pledgee is not the Company, or the Owner Trustee or the Owner Participant or any Affiliate thereof.

                 "Owner Trustee" means Shawmut Bank Connecticut, National Association, not in its individual capacity, except as expressly provided herein, but solely as trustee under the Trust Agreement, and each other Person which may from time to time be acting as Owner Trustee in accordance with the provisions of the Operative Agreements.

                 "Past Due Rate" means, in respect of any Certificate, the rate of interest applicable pursuant to the provisions of such Certificate to any amount of principal or interest payable thereunder not paid when due.

                 "Paying Agent" means any person acting as Paying Agent hereunder pursuant to Section 2.03.

                 "Payment Date" means any Installment Payment Date, Interest Payment Date or Maturity Date.

                 "Permitted Investment" means any of the investments permitted by Section 22.1 of the Lease.

                 "Premium" means, with respect to each Series SWA 1995 Trust N396SW Certificate to be redeemed, purchased or otherwise prepaid pursuant to
Article 6, an amount determined as of the Business Day next preceding the applicable Redemption Date which an Independent Investment Banker determines to be equal to an excess, if any, of (i) the present values of all remaining scheduled payments of such principal amount or portion thereof and interest thereon (excluding interest accrued from the immediately preceding Interest Payment Date to such Redemption Date) to the Maturity Date of such Certificate in accordance with generally accepted financial practices assuming a 360-day year consisting of twelve 30-day months at a discount rate equal to the Treasury Yield, all as determined by the Independent Investment Banker over
(ii) the unpaid principal amount of such Certificate. Premium shall never be below zero.

                 "Premium Termination Date" means, with respect to each Series SWA 1995 Trust N396SW Certificate, the date set forth as the "Premium Termination Date" in Exhibit B hereto completed in accordance with Article 15 for Certificates of the Maturity Date of such Certificate.

                 "Principal Payment Date" shall have the meaning specified therefor in Exhibit A.

                 "Record Date" for the interest or Installment Payment Amount payable on any Interest Payment Date or Installment Payment Date (other than the Maturity Date of the Certificates), as the case may be, means the calendar day (whether or not a Business Day) which is 15 calendar days prior to the related Interest Payment Date or the related Installment Payment Date.

                 "Redemption Date" means the date on which the Certificates are to be redeemed or purchased pursuant to Section 6.01 or 6.02.





                TRUST INDENTURE AND SECURITY AGREEMENT [N396SW]

                 "Redemption Price" means the price at which any or all of the Certificates (as the context may require) are to be redeemed or purchased, determined as of the applicable Redemption Date, pursuant to Section 6.01, 6.02 or 15.03, as the case may be.

                 "Refinancing Date" means the date designated by the Company as the date for a refinancing of the Certificates in accordance with Section 17 of the Participation Agreement.

                 "Register" shall have the meaning specified therefor in
Section 2.03.

                 "Registrar" means any person acting as Registrar hereunder pursuant to Section 2.03.

                 "Remaining Weighted Average Life" means, for any Installment Certificate, at the Redemption Date of such Certificate, the number of days equal to the quotient obtained by dividing (a) the sum of the products obtained by multiplying (i) the amount of each then remaining scheduled payment of principal, including the payment due on the Maturity Date of such Certificate, by (ii) the number of days from and including the Redemption Date to but excluding the regularly scheduled date of such scheduled payment of principal; by (b) the then unpaid principal amount of such Certificate.

                 "Responsible Company Officer" means, with respect to the Company or Owner Participant, its Chairman of the Board, its President, the Chief Financial Officer, any Vice President, the Treasurer or any other management employee (a) working under the direct supervision of such Chairman of the Board, President, Chief Financial Officer, Vice President or Treasurer and (b) whose responsibilities include the administration of the transactions and agreements, including the Lease, contemplated by the Participation Agreement.

                 "Responsible Officer", with respect to Shawmut Bank Connecticut, National Association, the Owner Trustee or the Indenture Trustee, means any officer in its Corporate Trust Administration Department or any officer of the Owner Trustee or the Indenture Trustee, as the case may be, customarily performing functions similar to those performed by the persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of his knowledge of and familiarity with a particular subject, and in each case whose responsibilities include the administration of the transactions and agreements, including the Lease, contemplated by the Participation Agreement.

                 "SEC" means the Securities and Exchange Commission.

                 "Second Payment Amount" shall have the meaning specified in
Section 8(dd) of the Participation Agreement.

                 "Section 18 Refinancing Date" means the date specified by the Company for the refinancing of the Series SWA 1995 Trust N396SW-I Certificates in accordance with Section 18 of the Participation Agreement.

                 "Series SWA 1995 Trust N396SW Certificate" means any certificate of such designation issued by the Owner Trustee under this Agreement substantially in the form of





                TRUST INDENTURE AND SECURITY AGREEMENT [N396SW]

Exhibit A-1 or A-2, should any of such certificates be issued hereunder, and any such certificate issued in replacement or exchange thereof in accordance with the provisions hereof.

                 "Series SWA 1995 Trust N396SW-I Certificate" means any certificate issued by the Owner Trustee under this Agreement, substantially in the form of Exhibit A, and any such certificate issued in replacement or exchange thereof in accordance with the provisions hereof.

                 "Treasury Rate" shall have the meaning specified therefor in Exhibit A.

                 "Treasury Yield" means (i) In the case of a Certificate having a Maturity Date within one year after the Redemption Date the average yield to maturity on a government bond equivalent basis of the applicable United States Treasury Bill due the week of Maturity Date of such Certificate and (ii) in the case of a Certificate having a Maturity Date one year or more after the Redemption Date, the average yield of the most actively traded United States Treasury Notes (as reported by Cantor Fitzgerald Securities Corp. on page 5 of Telerate Systems, Inc., a financial news service, or if such report is not available, a source deemed comparable by the Independent Investment Banker selected to determine the Premium and reasonably acceptable to the Company and the Owner Participant) corresponding in maturity (x) for any Certificate issued in serial form, the Maturity Date or (y) for any Certificate issued in installment form, to the Average Life Date, in each case, of such Certificate (or, if there is no corresponding maturity, an interpolation of maturities by the Independent Investment Banker), in each case determined by the Independent Investment Banker selected to determine the Premium based on the average of the yields to stated maturity determined from the bid prices as of 10:00 A.M. and 2:00 P.M. New York time, on the second Business Day preceding the Redemption Date. "Average Life Date" means, with respect to the redemption of an Installment Certificate, the date which follows the Redemption Date by a period equal to the Remaining Weighted Average Life of such Certificate.

                 "Trust Estate" shall have the meaning specified therefor in the Trust Agreement.

                 "Trust Indenture Act" means the Trust Indenture Act of 1939, as amended.

                 "Trust Indenture and Security Agreement", "this Indenture" or "this Agreement" means this Trust Indenture and Security Agreement, as the same may from time to time be supplemented, amended or modified, including by any Trust Supplement.

                 "Trust Office" means the principal corporate trust office of the Owner Trustee located at 777 Main Street, Hartford, Connecticut 06115,
Attention: Corporate Trust Administration, or at such other office at which the Owner Trustee's corporate trust business shall be administered which the Owner Trustee shall have specified by notice in writing to the Company, the Indenture Trustee and each Holder.

                 "Trust Supplement" means a supplement to the Trust Agreement and this Agreement substantially in the form of Exhibit C.

                 "Trustee's Liens" shall have the meaning specified therefor in
Section 9.10.





                TRUST INDENTURE AND SECURITY AGREEMENT [N396SW]

                 Section 1.02 Other Definitions. For all purposes of this Agreement, terms defined in the heading and recitals of this Agreement are used as so defined and capitalized terms used but not defined have the meanings attributed thereto in the Lease.

                                   ARTICLE 2

                                THE CERTIFICATES

                 Section 2.01. Certificates; Title and Terms. One or more Series SWA 1995 Trust N396SW-I Certificates in the aggregate face amount equal to the Original Holder's Commitment under Section 1(b) of the Participation Agreement shall be issued on the Delivery Date as provided in Section 3(e) of the Participation Agreement in substantially the form set forth, and shall bear interest as provided, in Exhibit A. In the event more than one such Certificate is so issued, all references in this Indenture to a single Series SWA 1995 Trust N396SW-I Certificate shall be deemed to include each other such Certificate. The Series SWA 1995 Trust N396SW-I Certificate shall be dated the Delivery Date and shall be payable in installments on each Principal Payment Date as set forth in Annex A to the Series SWA 1995 Trust N396SW-I Certificate.

                 In connection with a refinancing of the Series SWA 1995 Trust N396SW-I Certificate in accordance with Section 18 of the Participation Agreement and Section 15.01 hereof, an additional series of Certificates may be issued hereunder. Such additional series of Certificates shall be designated as Series SWA 1995 Trust N396SW Certificates. The Series SWA 1995 Trust N396SW Certificates shall be substantially in the form set forth in Exhibit A-l or A-2. The Series SWA 1995 Trust N396SW Certificates shall be dated the Delivery Date, shall be issued in the maturities and principal amounts, and shall bear the interest rates per annum (subject to Section 2.10 hereof), in each case as specified in Exhibit B to be delivered in connection with such refinancing of the Series SWA 1995 Trust N396SW-I Certificate in accordance with Section 15.01 of this Agreement. The principal of each Certificate, other than Installment Certificates, shall be payable in full on the Maturity Date for such Certificate. The principal of each Installment Certificate shall be payable in installments, on each Installment Payment Date, in amounts equal to the Installment Payment Amount for such Installment Payment Date.

                 The Series SWA 1995 Trust N396SW Certificates shall be issued in denominations of $1,000 and integral multiples thereof, except that one of such Certificates may be issued in any denomination. The Series SWA 1995 Trust N396SW-I Certificates may be issued in any denomination.

                 The Certificates shall be issued in registered form only. The Certificates are not redeemable prior to maturity except as provided in this Agreement. Interest accrued on the Certificates shall be calculated on the basis set forth therein.

                 The principal of, Break Amount, if any, Premium, if any, and interest on the Certificates shall be payable at the principal corporate trust office of the Indenture Trustee or at any office or agency maintained for such purpose pursuant to Section 2.03, provided, that subject to Section 15.04, all such amounts (other than those payable on the Maturity Date of the Installment Certificates) may be payable at the option of the Indenture Trustee or the





                TRUST INDENTURE AND SECURITY AGREEMENT [N396SW]

Paying Agent by check mailed on or before the due date by the Indenture Trustee or the Paying Agent to the address of the Holder entitled thereto as such address shall appear in the Register.

                 All payments in respect of the Certificates shall be made in Dollars. Any payment due on any Certificate on a day that is not a Business Day shall be made on the next succeeding day which is a Business Day and (provided such payment is made on such next succeeding Business Day) no interest shall accrue on the amount of such payment from and after such scheduled date.

                 Section 2.02. Execution and Authentication. (a) Certificates shall be executed on behalf of the Owner Trustee by the manual or facsimile signature of its president, a senior vice president, a vice president, an assistant vice president, its treasurer, its secretary, an assistant secretary or an assistant treasurer.

                 (b) If any officer of the Owner Trustee executing the Certificates by facsimile signature no longer holds that office at the time the Certificate is executed on behalf of the Owner Trustee, the Certificate shall be valid nevertheless.

                 (c) At any time and from time to time after the execution of the Certificates, the Owner Trustee may deliver such Certificates to the Indenture Trustee for authentication and, subject to the provisions of Section 2.10, the Indenture Trustee shall authenticate the Certificates by manual signature upon written orders of the Owner Trustee. Certificates shall be authenticated on behalf of the Indenture Trustee by any authorized officer or signatory of the Indenture Trustee.

                 (d) A Certificate shall not be valid or obligatory for any purpose or entitled to any security or benefit hereunder until executed on behalf of the Owner Trustee by the manual or facsimile signature of the officer of the Owner Trustee specified in the first sentence of Section 2.02(a) and until authenticated on behalf of the Indenture Trustee by the manual signature of the officer or signatory of the Indenture Trustee specified in the second sentence of Section 2.02(c). Such signatures shall be conclusive evidence that such Certificate has been duly executed, authenticated and issued under this Agreement.

                 Section 2.03. Registrar and Paying Agent. The Indenture Trustee shall maintain an office or agency where the Certificates may be presented for registration of transfer or for exchange (the "Registrar") and an office or agency where (subject to Sections 2.04 and 2.08) the Certificates may be presented for payment or for exchange (the "Paying Agent"). The Registrar shall keep a register (the "Register") with respect to the Certificates and to their transfer and exchange and the payments of Installment Payment Amounts thereon, if any. The Indenture Trustee may appoint one or more co-registrars (the "Co-Registrars") and one or more additional Paying Agents for the Certificates and the Indenture Trustee may terminate the appointment of any Co-Registrar or Paying Agent at any time upon written notice. The term "Registrar" includes any Co-Registrar. The term "Paying Agent" includes any additional Paying Agent.

                 The Indenture Trustee shall initially act as Registrar and Paying Agent.

                 Section 2.04. Transfer and Exchange. At the option of the Holder thereof and subject to its compliance with Section 8(bb) of the Participation Agreement, Series SWA 1995





                TRUST INDENTURE AND SECURITY AGREEMENT [N396SW]

Trust N396SW-I Certificates or Series SWA 1995 Trust N396SW Certificates may be exchanged for an equal aggregate initial principal amount of other Series SWA 1995 Trust N396SW-I Certificates or Series SWA 1995 Trust N396SW Certificates of the same maturity and type, dated the Delivery Date, and of any authorized denominations or transferred upon surrender of the Series SWA 1995 Trust N396SW-I Certificates or Series SWA 1995 Trust N396SW Certificates to be exchanged or transferred at the principal corporate trust office of the Indenture Trustee, or at any office or agency maintained for such purpose pursuant to Section 2.03. Whenever any Series SWA 1995 Trust N396SW-I Certificate or Series SWA 1995 Trust N396SW Certificate is so surrendered for exchange, the Owner Trustee shall execute, and the Indenture Trustee shall authenticate and deliver, the replacement Series SWA 1995 Trust N396SW-I Certificate or Series SWA 1995 Trust N396SW Certificate which the Holder making the exchange is entitled to receive.

                 All Certificates issued upon any registration of transfer or exchange of Certificates shall be the valid obligations of the Owner Trustee, evidencing the same obligations, and entitled to the same security and benefits under this Agreement, as the Certificates surrendered upon such registration of transfer or exchange.

                 Every Certificate presented or surrendered for registration of transfer or exchange shall (if so required by the Registrar) be duly endorsed by, or be accompanied by a written instrument of transfer in form satisfactory to the Registrar duly executed by, the Holder thereof or its attorney duly authorized in writing.

                 No service charge shall be made to a Holder or any transferee for any registration of transfer or exchange of Certificates, but the Registrar may, as a condition to any transfer or exchange hereunder require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of such transfer or exchange of Certificates.

                 The Registrar shall not be required to register the transfer of or to exchange any Certificate called for redemption or purchase pursuant to
Section 6.01 or 6.02.

                 Section 2.05. Holder Lists; Ownership of Certificates. (a) The Indenture Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of the Holders, which list shall be available to the Owner Trustee or its representative (which may be the Owner Participant) and the Company for inspection. If the Indenture Trustee is not the Registrar, the Registrar shall be required to furnish to the Indenture Trustee semiannually on or before each Interest Payment Date, and at such other times as the Indenture Trustee may request in writing, a list, in such form and as of such date as the Indenture Trustee may reasonably require, containing all the information in the possession or control of the Registrar as to the names and addresses of the Holders.

                 (b) Ownership of the Certificates shall be proved by the Register kept by the Registrar. Prior to due presentment for registration of transfer of any Certificate, the Owner Trustee, the Owner Participant, the Company, the Indenture Trustee, the Paying Agent and the Registrar may deem and treat the Person in whose name any Certificate is registered as the absolute owner of such Certificate for the purpose of receiving payment of principal (including, subject to the provisions herein regarding the applicable record dates, Installment Payment





                TRUST INDENTURE AND SECURITY AGREEMENT [N396SW]

Amounts) of, Premium, if any, and (subject to the provisions herein regarding the applicable record dates), interest on such Certificate and for all other purposes whatsoever, whether or not such Certificate is overdue, and none of the Owner Trustee, the Owner Participant, the Company, the Indenture Trustee, the Paying Agent or the Registrar shall be affected by notice to the contrary.

                 Section 2.06. Mutilated, Destroyed, Lost or Stolen Certificates. If any Certificate shall become mutilated, destroyed, lost or stolen, the Owner Trustee shall, upon the written request of the Holder of such Certificate, issue and execute, and the Indenture Trustee shall authenticate and deliver, in replacement thereof, as applicable, a new Series SWA 1995 Trust N396SW-I Certificate or a new Series SWA 1995 Trust N396SW Certificate of the same type and having the same maturity, payable to the same Holder in the same principal amount and dated the same date as the Certificate so mutilated, destroyed, lost or stolen. If the Certificate being replaced has become mutilated, such Certificate shall be surrendered to the Indenture Trustee. If the Certificate being replaced has been destroyed, lost or stolen, the Holder of such Certificate shall furnish to the Owner Trustee and the Indenture Trustee such security or indemnity as may be required by it to save the Owner Trustee and the Indenture Trustee harmless and evidence satisfactory to the Owner Trustee and the Indenture Trustee of the destruction, loss or theft of such Certificate and of the ownership thereof; provided, however, that if the affected Holder is the Original Holder, the written notice of such destruction, loss or theft and such ownership and the written undertaking of such Holder delivered to the Owner Trustee and the Indenture Trustee to hold harmless the Owner Trustee and the Indenture Trustee in respect of the execution, authentication and delivery of such new Certificate shall be sufficient evidence, security and indemnity.

                 Section 2.07. Cancellation. The Registrar and any Paying Agent shall forward to the Indenture Trustee all Certificates surrendered to them for replacement, redemption, registration of transfer, exchange or payment. The Indenture Trustee shall cancel all Certificates surrendered for replacement, redemption, registration of transfer, exchange, payment or cancellation and shall destroy cancelled Certificates.

                 Section 2.08. Payment on Certificates; Defaulted Principal and Interest. (a) The Indenture Trustee will arrange directly with any Paying Agent for the payment, or the Indenture Trustee will make payment, all pursuant to Section 2.09, of the principal of, the Break Amount, if any, Premium, if any, and interest on, and any other amounts payable on or in respect of each Certificate or to the Holder thereof hereunder. Interest, principal and other amounts payable on or in respect of the Series SWA 1995 Trust N396SW-I Certificate shall be paid as provided for therein and in Article 15. Payment on Series SWA 1995 Trust N396SW Certificates in respect of interest and Installment Payment Amounts, if any, payable on an Interest Payment Date or Installment Payment Date, respectively (other than the Maturity Date of the Series SWA 1995 Trust N396SW Certificates) shall be paid in Dollars on each Interest Payment Date or Installment Payment Date (other than the Maturity Date of such Series SWA 1995 Trust N396SW Certificates), as the case may be, to the Holder thereof at the close of business on the relevant Record Date; provided, however, that the Paying Agent will, at the request of the Indenture Trustee and may, at its option, pay such interest and Installment Payment Amounts (other than those payable on the Maturity Date of the Installment Certificate) by check mailed on or before the due date to such Holder's address as it appears on the Register. Otherwise, principal of Series SWA 1995 Trust N396SW Certificates and Premium, if any, with respect





                TRUST INDENTURE AND SECURITY AGREEMENT [N396SW] thereto, shall be payable only against presentation and surrender thereof at the principal corporate trust office of the Indenture Trustee or at the office of the Paying Agent maintained for such purpose pursuant to Section 2.03.

                 A Holder shall have no further interest in, or other right with respect to, the Indenture Estate when and if the principal amount of, Premium, if any, Break Amount, if any, and interest on all Certificates held by such Holder and all other sums payable to such Holder hereunder, under such Certificates and under the Participation Agreement shall have been paid in full.

                 (b) Any Installment Payment Amount payable on an Installment Payment Date (other than the Maturity Date with respect to a Certificate) or any interest payable on an Interest Payment Date on any Series SWA 1995 Trust N396SW Certificate which is not punctually paid on such Installment Payment Date or such Interest Payment Date, as the case may be (herein called, respectively, a "Defaulted Installment" and "Defaulted Interest") shall forthwith cease to be payable to the Holder on the relevant Record Date by virtue of his having been such Holder; and such Defaulted Installment or Defaulted Interest may be paid by the Indenture Trustee, at its election in each case, as provided in clause (1) or (2) below:

                          (1) The Indenture Trustee may elect to make payment of any Defaulted Installment or Defaulted Interest, as the case may be, to the Person in whose name any Series SWA 1995 Trust N396SW Certificate is registered at the close of business on a special record date for the payment of such Defaulted Installment or Defaulted Interest, as the case may be, which shall be fixed in the following manner. The Indenture Trustee shall notify the Paying Agent in writing of the amount of Defaulted Installment or Defaulted Interest, as the case may be, proposed to be paid on each such Certificate and the date of the proposed payment, and at the same time the Indenture Trustee shall make arrangements to set aside an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Installment or Defaulted Interest, as the case may be, prior to the date of the proposed payment, to be held in trust for the benefit of the Persons entitled to such Defaulted Installment or Defaulted Interest, as the case may be, as this clause provides and shall fix a special record date for the payment of such Defaulted Installment or Defaulted Interest, as the case may be, which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment. The Indenture Trustee shall promptly notify the Owner Trustee, the Company and the Registrar of such special record date and shall cause notice of the proposed payment of such Defaulted Installment or Defaulted Interest, as the case may be, and the special record date therefor to be mailed, first class postage prepaid, to each Holder of a Series SWA 1995 Trust N396SW Certificate at its address as it appears in the Register, not less than 10 days prior to such special record date. Notice of the proposed payment of such Defaulted Installment or Defaulted Interest, as the case may be, and the special record date therefor having been mailed, as aforesaid, such Defaulted Installment or Defaulted Interest, as the case may be, shall be paid to the Persons in whose names the applicable Series SWA 1995 Trust N396SW Certificates are registered on such special record date and shall no longer be payable pursuant to the following clause
         (2).





                TRUST INDENTURE AND SECURITY AGREEMENT [N396SW]

                          (2) The Indenture Trustee may make, or cause to be made, payment of any Defaulted Installment or Defaulted Interest, as the case may be, in any other lawful manner not inconsistent with the requirements of any securities exchange on which Series SWA 1995 Trust N396SW Certificates may be listed, and upon such notice as may be required by such exchange, if such payment shall be deemed practicable by the Indenture Trustee.

                 Any interest, principal or other amount payable on the Series SWA 1995 Trust N396SW-I Certificates which is not punctually paid when due shall be paid as provided in such Certificates.

                 (c) The Indenture Trustee shall require each Paying Agent to agree in writing that such Paying Agent will hold in trust, for the benefit of the Holders and the Indenture Trustee, all money held by such Paying Agent for the payment of the principal of, Break Amount, if any, Premium, if any, or interest or any other amounts payable to any Holder hereunder or under the Participation Agreement and shall give to the Indenture Trustee notice of any default in the making of any such payment upon the Certificates. The Indenture Trustee at any time may require a Paying Agent to repay to the Indenture Trustee all money held by it. Upon so doing the Paying Agent shall have no further liability for the money so paid.

                 Section 2.09. Payment from Indenture Estate Only. All amounts payable by the Indenture Trustee and the Owner Trustee under the Certificates and this Agreement shall be made only from the income and proceeds of the Indenture Estate and from the other amounts specified in Section 3.03. Each Holder of a Certificate, by its acceptance of such Certificate, agrees that (a) it will look solely to the income and proceeds of the Indenture Estate and from the other amounts specified in Section 3.03 for the payment of such amounts, to the extent available for distribution to it as herein provided, and
(b) none of the Owner Trustee, the Owner Participant or the Indenture Trustee is or shall be personally liable to any Holder of any Certificate for any amount payable under such Certificate or this Agreement (including in respect of the Deferred Equity Amount or Second Payment Amount) or, except as expressly provided in this Agreement in the case of the Owner Trustee and the Indenture Trustee, for any liability thereunder.

                 Shawmut Bank Connecticut, National Association is entering into this Agreement solely as Owner Trustee under the Trust Agreement and not in its individual capacity, and in no case whatsoever shall Shawmut Bank Connecticut, National Association (or any entity acting as successor trustee under the Trust Agreement) be personally liable for, or for any loss in respect of, any statements, representations, warranties, agreements or obligations hereunder or thereunder; provided, that Shawmut Bank Connecticut, National Association shall be liable hereunder in its individual capacity, (i) for the performance of its agreements in its individual capacity hereunder and under
Section 8 of the Participation Agreement, and (ii) for its own willful misconduct or gross negligence. If a successor Owner Trustee is appointed in accordance with the terms of the Trust Agreement and the Participation Agreement, such successor Owner Trustee shall, without any further act, succeed to all of the rights, duties, immunities and obligations hereunder, and its predecessor Owner Trustee and Shawmut Bank Connecticut, National Association shall be released from all further duties and obligations hereunder, without prejudice to any claims against Shawmut Bank Connecticut, National Association or such predecessor Owner Trustee for any default by Shawmut Bank Connecticut, National Association





                TRUST INDENTURE AND SECURITY AGREEMENT [N396SW] or such predecessor Owner Trustee, respectively, in the performance of its obligations hereunder prior to such appointment.

                 Section 2.10. Execution, Delivery and Dating of Certificates upon Issuance. The Owner Trustee shall issue and execute, and the Indenture Trustee shall authenticate and deliver, the Certificates for original issuance upon payment of an amount equal to the aggregate original principal amount of the Series SWA 1995 Trust N396SW-I Certificates to be issued at such time in the manner contemplated by Section 2 of the Participation Agreement. Each Certificate issued hereunder shall be dated the Delivery Date, and the Indenture Trustee shall note thereon, if issued after the Delivery Date, the date through which has been paid interest thereon. Interest shall accrue on the Series SWA 1995 Trust N396SW Certificates only from the date of issuance of such Certificate pursuant to Section 17 or 18.

                                   ARTICLE 3

                     RECEIPT, DISTRIBUTION AND APPLICATION
                        OF FUNDS IN THE INDENTURE ESTATE

                 Section 3.01.    [Reserved for Potential Future Use]

                 Section 3.02. Payment in Case of Redemption of Certificates. (a) Except as otherwise provided in Section 3.05, in the event the Certificates are redeemed in accordance with the provisions of Section 6.01(a) or (b), the Indenture Trustee will apply on the Redemption Date any amounts then held by it in the Indenture Estate and received by it from or on behalf of the Owner Trustee or, as assignee of the Owner Trustee, from the Company, including, without limitation, pursuant to Section 9, 10, 11 or (subject to Section 7.03) 18.2 of the Lease in the following order of priority:

                 first, so much thereof as was received by the Indenture Trustee with respect to the amounts due to it pursuant to Section 9.06 shall be applied to pay the Indenture Trustee such amounts;

                 second, so much thereof remaining as shall be required to pay an amount equal to the Redemption Price on the Outstanding Certificates pursuant to Section 6.01(a) or (b), as the case may be, on the Redemption Date shall be applied to the redemption of the Certificates on the Redemption Date; and

                 third, the balance, if any, thereof remaining thereafter shall be distributed to the Owner Trustee to be held or distributed to the Owner Participant in accordance with the terms of the Trust Agreement.

                 (b) In the case of any refinancing or purchase of the Certificates pursuant to Section 6.01(c) or 6.02, the Indenture Trustee will apply on the Redemption Date the amounts received by it from or on behalf of the Owner Trustee, or as assignee of the Owner Trustee, from the Company, to the payment of the Redemption Price of the Outstanding Certificates pursuant to
Section 6.01(c) or 6.02, as the case may be, on the Redemption Date; it being understood that any such payment shall be a refinancing or purchase of the indebtedness





                TRUST INDENTURE AND SECURITY AGREEMENT [N396SW] represented by the Outstanding Certificates and is not, and shall not be construed so as to be, a redemption thereof or payment or prepayment thereon.

                 Section 3.03. Application When No Indenture Event of Default Is Continuing. Except as otherwise provided in Section 3.02, 3.04, 3.05 or 3.06, each amount of Basic Rent or Advance (as defined in Section 3.8 of the Lease) received by the Indenture Trustee from the Owner Trustee or, as assignee of the Owner Trustee, from the Company, any payment of interest payable on any Interest Payment Date on overdue installments of Basic Rent, any amount received by the Indenture Trustee pursuant to Section 8(dd) or 18 of the Participation Agreement as the Deferred Equity Amount or the Second Payment Amount, together with any amount received by the Indenture Trustee pursuant to
Section 8.03(e)(i), shall be distributed by the Indenture Trustee in the following order of priority:

                 first, so much of such aggregate amount as shall be required to pay in full the interest, principal of, Premium, if any, Break Amount, if any, and any other amounts then due on, all Outstanding Certificates shall be distributed to the Persons entitled thereto; and in case such payments or amounts shall be insufficient to pay in full the whole amount so due and unpaid, then to the payment of such interest, principal, Premium, if any, Break Amount, if any, such other amounts payable to the Holders, and without any preference or priority of one Certificate over another, ratably according to the aggregate amount so due for interest, principal, Premium, if any, Break Amount, if any, and such other amounts at the date fixed by the Indenture Trustee for the distribution of such payments or amounts;

                 second, so much of such aggregate amount remaining as shall be required to pay any amount due the Indenture Trustee pursuant to
         Section 9.06 shall be applied to pay the Indenture Trustee such amounts; and

                 third, the balance, if any, of such aggregate amount remaining thereafter shall be distributed to the Owner Trustee to be held or distributed to the Owner Participant in accordance with the terms of the Trust Agreement; provided, however, that if an Indenture Default shall have occurred and be continuing, then such balance shall not be distributed as provided in this clause "third" but shall be held by the Indenture Trustee as part of the Indenture Estate until whichever of the following shall first occur: (i) all Indenture Events of Default shall have been cured, in which event such balance shall, to the extent not theretofore distributed as provided herein, be distributed as provided in this clause third", or (ii) Section 3.04 or
         Section 3.05 shall be applicable, in which event such balance shall be distributed in accordance with the provisions of said Section 3.04 or
         Section 3.05, as the case may be, or (iii) such installment or payment shall have been held for a period in excess of 183 days (during which no Indenture Event of Default which is not a Lease Event of Default shall have occurred and be continuing and during which period the Indenture Trustee and the Holders shall not have been stayed or otherwise precluded by operation of law from taking action to accelerate the Certificates or to exercise remedies hereunder or under the Lease), in which event such balance shall, to the extent not theretofore applied as provided herein, be distributed as provided in this clause third".





                TRUST INDENTURE AND SECURITY AGREEMENT [N396SW]

                 Section 3.04. Application of Certain Payments in Case of Requisition or Event of Loss. Except as otherwise provided in Section 3.05, any amounts received directly or otherwise pursuant to the Lease from any governmental authority or other Person pursuant to Section 10 of the Lease with respect to the Airframe or the Airframe and the Engines or engines then installed on the Airframe as the result of an Event of Loss, to the extent that such amounts are not required to be paid to the Company pursuant to said
Section 10, and any amounts of insurance proceeds for damage to the Indenture Estate received directly or otherwise pursuant to the Lease (and not constituting Excluded Payments) from any insurer pursuant to Section 11 of the Lease with respect thereto as the result of an Event of Loss, to the extent such amounts are not required to be paid to the Company pursuant to said
Section 11, shall, except as otherwise provided in the next sentence, be applied by the Indenture Trustee on behalf of, and as assignee of, the Owner Trustee in reduction of the Company's obligations to pay Stipulated Loss Value and the other amounts payable by the Company pursuant to Section 10 of the Lease and the remainder, if any, shall, except as provided in the next sentence, be distributed to the Owner Trustee to be held or distributed in accordance with the terms of the Lease and the Trust Agreement. Any portion of any such amount referred to in the preceding sentence which is not required to be so paid to the Company pursuant to the Lease, solely because a Lease Default of the type referred to in Section 14.1 or 14.5 of the Lease or Lease Event of Default shall have occurred and be continuing, shall, subject to Section 10.04 hereof, be held by the Indenture Trustee on behalf of the Owner Trustee as security for the obligations of the Company under the Lease and at such time as there shall not be continuing any Lease Default of the type referred to in
Section 14.1 or 14.5 of the Lease or Lease Event of Default or such earlier time as shall be provided for in the Lease, or upon satisfaction and discharge of this Indenture as provided herein, such portion shall be paid to the Owner Trustee to be held or distributed in accordance with the terms of the Lease, unless the Indenture Trustee (as assignee from the Owner Trustee of the Lease) shall have theretofore commenced to exercise remedies pursuant to Section 15 thereof, in which event such portion shall be distributed in accordance with the provisions of Section 3.05 hereof.

                 Section 3.05. Payments During Continuance of Indenture Event of Default. All payments (except Excluded Payments) received and amounts held or realized by the Indenture Trustee after an Indenture Event of Default shall have occurred and so long as such an Indenture Event of Default shall be continuing, and after the Indenture Trustee shall foreclose or enforce this Indenture or after the Certificates shall have become due and payable as provided in Section 8.02 (including any amounts realized by the Indenture Trustee from the exercise of any remedies pursuant to Article 8), as well as all payments or amounts then held or thereafter received by the Indenture Trustee as part of the Indenture Estate while such Indenture Event of Default shall be continuing, shall be distributed by the Indenture Trustee in the following order of priority:

                 first, so much of such payments or amounts as shall be required to pay the Indenture Trustee all amounts then due it pursuant to Section 9.06 shall be applied to pay the Indenture Trustee such amounts;

                 second, so much of such payments or amounts remaining as shall be required to (i) pay the expenses incurred (including unbilled expenses in respect of property delivered or contracted for or services rendered or contracted for if the amount of such expenses is liquidated) in using, operating, storing, leasing, controlling or managing the





                TRUST INDENTURE AND SECURITY AGREEMENT [N396SW]

         Indenture Estate, and of all maintenance, insurance, repairs, replacements, alterations, additions and improvements of and to the Indenture Estate and to make all payments which the Indenture Trustee may be required or may elect to make, if any, for taxes, assessments, insurance or other proper charges upon the Indenture Estate or any part thereof (including the employment of engineers and accountants to examine and make reports upon the properties, books and records of the Owner Trustee and, to the extent permitted under the Lease, the Company), all in accordance with Section 8.03(c), shall be applied for such purposes and (ii) reimburse the Holders in full for payments made pursuant to Section 9.01(c) (to the extent not previously reimbursed) shall be distributed to such Holders, and if the aggregate amount remaining shall be insufficient to reimburse all such payments in full, it shall be distributed ratably, without priority of any Certificate over any other, in the proportion that the aggregate amount of the unreimbursed payments made by each such Holder pursuant to Section 9.01(c) bears to the aggregate amount of the unreimbursed payments made by all Holders pursuant to Section 9.01(c);

                 third, so much of such payments or amounts remaining as shall be required to pay the principal of, Break Amount, if any, and accrued interest on all Certificates Outstanding and all other amounts payable to the Holders hereunder or under the Participation Agreement and then due and payable, whether by declaration of acceleration pursuant to
         Section 8.02 or otherwise, shall be applied to the payment of such interest, principal, Break Amount, if any, and such other amounts; and in case such payments or amounts shall be insufficient to pay in full the whole amount so due and unpaid, then to the payment of such interest, principal, Break Amount, if any, such other amounts and interest, without any preference or priority of one Certificate over another, ratably according to the aggregate amount so due for interest, principal, Break Amount, if any, and such other amounts at the date fixed by the Indenture Trustee for the distribution of such payments or amounts; and

                 fourth, the balance, if any, of such payments or amounts remaining thereafter shall be distributed to the Owner Trustee to be held or distributed to the Owner Participant in accordance with the terms of the Trust Agreement.

                 Section 3.06. Payments for Which Application Is Provided in Other Documents. Except as otherwise provided in this Agreement, any payment received by the Indenture Trustee for which provision as to the application thereof is made in the Lease or the Participation Agreement shall be distributed to the Person for whose benefit such payments were made in accordance with, and subject to the terms, thereof and hereof. The Indenture Trustee shall be obligated to distribute any Excluded Payments received by the Indenture Trustee promptly upon receipt thereof by the Indenture Trustee to the Person entitled thereto.

                 Section 3.07. Payments for Which No Application Is Otherwise Provided. Except as otherwise provided in Section 3.05:

                 (a) any payment received by the Indenture Trustee for which no provision as to the application thereof is made elsewhere in this Agreement, and





                TRUST INDENTURE AND SECURITY AGREEMENT [N396SW]
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                 (b)      any payment received and amounts realized by the
         Indenture Trustee with respect to the Aircraft to the extent received or realized at any time after the conditions set forth in Article 10 for the satisfaction and discharge of this Agreement or for the defeasance of the Certificates shall have been duly satisfied, as well as any other amounts remaining as part of the Indenture Estate after such satisfaction shall be distributed by the Indenture Trustee in the following order of priority:

                          first, so much of such aggregate amount as shall be
                 required to pay the Indenture Trustee all amounts then due it pursuant to Section 9.06 shall be applied to pay the Indenture Trustee such amounts; and

                          second, the balance, if any, of such aggregate amount
                 remaining thereafter shall be distributed to the Owner Trustee to be held or distributed to the Owner Participant in accordance with the terms of the Trust Agreement.

                 Section 3.08. Application of Payments. Each payment of principal and interest or other amounts due hereunder to the Indenture Trustee or any Holder or in respect of each Certificate shall, except as otherwise expressly provided herein, be applied, first, to the payment of any amount (other than the principal of or Premium, Break Amount or interest on such Certificate) due hereunder or in respect of such Certificate, second, to the payment of Premium or Break Amount, if any, and interest on such Certificate (as well as any interest on overdue principal and, to the extent permitted by law, interest and other amounts payable hereunder and thereunder) due thereunder, third, to the payment of the principal of such Certificate then due and fourth, the balance, if any, remaining thereafter, to the payment of the principal of such Certificate remaining unpaid (provided, that such Certificate shall not be subject to prepayment or purchase without the consent of the affected Holder except as expressly permitted hereby). The amounts paid pursuant to clause fourth above shall be applied to the installments of principal of such Certificate in inverse order of maturity.

                                   ARTICLE 4

                           COVENANTS OF OWNER TRUSTEE

                 Section 4.01. Covenants of the Owner Trustee. The Owner Trustee hereby covenants and agrees that:

                          (i) the Owner Trustee will duly and punctually perform its obligations under the Lease and will duly and punctually pay the principal of, Premium, if any, Break Amount, if any, and interest on and other amounts due hereunder and under the Certificates and all other amounts payable by it to the Holders under the Participation Agreement and the other Operative Agreements;

                          (ii) the Owner Trustee will not directly or indirectly create, incur, assume or suffer to exist any Lessor Lien attributable to it with respect to any of the properties or assets of the Indenture Estate and shall, at its own cost and expense, promptly take such action as may be necessary to discharge duly any such Lessor Lien, and the Owner Trustee will cause restitution to be made to the Indenture Estate in the





                TRUST INDENTURE AND SECURITY AGREEMENT [N396SW]
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
         amount of any diminution of the value thereof as the result of any Lessor Liens attributable to it;

                          (iii) in the event a Responsible Officer of the Owner Trustee shall have actual knowledge of an Indenture Event of Default or Indenture Default or an Event of Loss, the Owner Trustee will give prompt written notice of such Indenture Event of Default or Indenture Default or Event of Loss to the Indenture Trustee, the Owner Participant, the Company and, so long as the Series SWA 1995 Trust N396SW-I Certificate shall be Outstanding, the Original Holder;

                          (iv) except as contemplated by the Operative Agreements, the Owner Trustee will not contract for, create, incur, assume or permit to exist any Debt, and will not guarantee (directly or indirectly or by an instrument having the effect of assuring another's payment or performance on any obligation or capability of so doing, or otherwise), endorse or otherwise be or become contingently liable, directly or indirectly, in connection with the Debt of any other Person;

                          (v) the Owner Trustee will not enter into any activity other than owning the Aircraft, the leasing thereof to the Company and the carrying out of the transactions contemplated hereby and by the Participation Agreement, the Trust Agreement and the other Operative Agreements;

                          (vi) the Owner Trustee will furnish to the Indenture Trustee, and the Indenture Trustee will furnish to each Holder at the time outstanding, promptly upon receipt thereof, duplicates or copies of all reports, notices, requests, demands, certificates, financial statements and other instruments furnished to the Owner Trustee under the Lease, including, without limitation, a copy of each report or notice received pursuant to Section 11 of the Lease, to the extent that the same shall not have been furnished directly to such Holder or the Indenture Trustee pursuant to the Lease; and

                          (vii) the Owner Trustee will not (except as permitted herein) assign or pledge or otherwise dispose of, so long as this Indenture shall remain in effect and shall not have been terminated pursuant to Section 10.01, any of its right, title or interest hereby assigned to anyone other than the Indenture Trustee, and, with respect to such right, title and interest hereby assigned, will not, except as provided in this Indenture, (1) accept any payment that is subjected to the Lien of this Indenture from the Lessee or any sublessee, enter into any agreement amending or supplementing any of the Indenture Documents, execute any waiver or modification of, or consent under, the terms of any of the Indenture Documents, (2) exercise any rights with respect to the Indenture Estate, (3) settle or compromise any claim arising under any of the Indenture Documents, or (4) submit or consent to the submission of any dispute, difference or other matter arising under or in respect of any of the Indenture Documents to arbitration thereunder.





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                 Section 4.02.    Covenants of Shawmut Bank Connecticut,
National Association. Shawmut Bank Connecticut, National Association, hereby covenants and agrees that it will not directly or indirectly create, incur, assume or suffer to exist any Lessor Liens attributable to it with respect to any of the properties or assets of the Indenture Estate and it shall, at its own cost and expense, promptly take such action as may be necessary to discharge duly any such Lessor Lien. Shawmut Bank Connecticut, National Association, will cause restitution to be made to the Indenture Estate in the amount of any diminution of the value thereof as the result of any Lessor Liens thereon attributable to it.

                                   ARTICLE 5

                     DISPOSITION, SUBSTITUTION AND RELEASE
              OF PROPERTY INCLUDED IN THE INDENTURE ESTATE DURING
                             CONTINUATION OF LEASE

                 Section 5.01. Disposition, Substitution and Release of Property Included in the Indenture Estate During Continuation of Lease. So long as the Lease is in effect:

                 (a) Parts. Any Parts and alterations, improvements and modifications in and additions to the Aircraft shall, to the extent required or specified by the Lease, become subject to the lien of this Agreement and be leased to the Company under the Lease; provided, that to the extent permitted by and as provided in the Lease, the Company shall have the right, at any time and from time to time, without any release from or consent by the Owner Trustee or the Indenture Trustee, to remove, replace and pool Parts and to make alterations, improvements and modifications in, and additions to, the Aircraft. The Indenture Trustee agrees that, to the extent permitted by and as provided in the Lease, title to any such Part shall vest in the Company. The Indenture Trustee shall from time to time execute an appropriate written instrument or instruments to confirm the release of the security interest of the Indenture Trustee in any Part as provided in this Section 5.01, in each case upon receipt by the Indenture Trustee of a Company Request stating that said action was duly taken by the Company in conformity with this Section 5.01 and that the execution of such written instrument or instruments is appropriate to evidence such release of a security interest under this
         Section 5.01.

                 (b) Substitution Under the Lease upon an Event of Loss Occurring to Airframe or Engines or upon Voluntary Termination of Lease with Respect to Engines. Upon (i) the occurrence of an Event of Loss occurring to the Airframe or an Engine, or (ii) a voluntary termination of the Lease with respect to an Engine, the Company, in accordance with the Lease, may, in the case of an Event of Loss which has occurred to the Airframe, or shall, except as provided in Section
         10.2 of the Lease, in the case of an Event of Loss which has occurred to or termination of the Lease with respect to an Engine, substitute an airframe or engine, as the case may be, in which case, upon due satisfaction of all conditions to such substitution specified in
         Section 10 of the Lease, the Indenture Trustee shall release all of its right, interest and lien in and to the Airframe or such Engine in accordance with the provisions of the following sentence. The Indenture Trustee shall execute and deliver to the Owner Trustee an instrument releasing its lien in and to the Airframe or such Engine and shall execute for recording in public offices, at the expense of the Owner Trustee (if requested by the Owner





                TRUST INDENTURE AND SECURITY AGREEMENT [N396SW]
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
         Trustee) or the Company (if requested by the Company), such instruments in writing as the Owner Trustee or the Company shall reasonably request and as shall be reasonably acceptable to the Indenture Trustee in order to make clear upon public records that such lien has been released under the laws of the applicable jurisdiction.

Each of the Owner Trustee and the Company hereby waives and releases any and all rights existing or that may be acquired to any penalties, forfeit or damages from or against the Indenture Trustee for failure to execute and deliver any document in connection with the release of a lien or to file any certificate in compliance with any law or statute requiring the filing of the same in connection with the release of a lien, except for failure by the Indenture Trustee to execute and deliver any document or to file any certificate as may be specifically requested in writing by the Owner Trustee or the Company and with respect to which the Owner Trustee or the Company shall be duly entitled.

                 Section 5.02. Certificates in Respect of Replacement Aircraft and Engines. Upon the execution and delivery of a Trust Supplement covering a Replacement Airframe and/or Replacement Engine, as contemplated by
Section 5.01(b), each Certificate shall be deemed to have been issued in connection with such Replacement Airframe and/or Replacement Engine and each Certificate issued thereafter upon a transfer or exchange of, or as a replacement for, a Certificate, shall be designated as having been issued in connection with such Replacement Airframe and/or Replacement Engine, but without any other change therein.

                                   ARTICLE 6

                           REDEMPTION OF CERTIFICATES

                 Section 6.01. Redemption of Certificates upon Certain Events. (a) If there shall be an Event of Loss to the Aircraft and the Aircraft is not replaced pursuant to Section 10.1.2 of the Lease, each Outstanding Certificate shall be redeemed in whole at a Redemption Price equal to 100% of the outstanding principal amount of such Certificate plus accrued and unpaid interest thereon to but excluding the applicable Redemption Date plus, in the case of the Series SWA 1995 Trust N396SW-I Certificates, Break Amount, if any, and all other amounts payable to the Holders hereunder or under the Participation Agreement. The Redemption Date for Certificates to be redeemed pursuant to this Section 6.01(a) shall be the Lease Loss Payment Date. No Premium shall be paid in the case of a redemption pursuant to any provision of this Section 6.01(a).

                 (b) The Certificates shall be redeemed on the Lease Termination Date or upon the purchase of the Aircraft by the Company at its option on the Special Purchase Option Date pursuant to Section 18.2(b) of the Lease (unless the Company shall have elected to assume the rights and obligations of the Owner Trustee hereunder to the extent and as provided for in
Section 7.03). In the case of any Series SWA 1995 Trust N396SW-I Certificate, the Redemption Price therefor shall be equal to the unpaid principal amount of such Certificate as at such date plus accrued and unpaid interest thereon to but excluding the Redemption Date, the Break Amount, if any, and all other amounts payable to the Holder thereof hereunder or under any other Operative Agreement, but without any other premium or penalty. In the case of any Series SWA 1995 Trust N396SW Certificate, such Redemption Price therefor shall be equal to the unpaid principal amount of such Certificate as at such Redemption Date together





                TRUST INDENTURE AND SECURITY AGREEMENT [N396SW] with an amount equal to the accrued but unpaid interest thereon and, in the case of each Certificate redeemed prior to the Premium Termination Date applicable to such Certificate, the Premium, if any. The Redemption Date for Certificates to be redeemed shall be (A) in the case of a termination of the Lease pursuant to Section 9 thereof, on the Lease Termination Date or (B) in the case of purchase of the Aircraft by the Company pursuant to Section 18.2(b) of the Lease, on the Special Purchase Option Date.

                 (c)      (i)     The Series SWA 1995 Trust N396SW-I
Certificates may be refinanced in whole in accordance with the provisions of
Article 15 hereof and Sections 17 and 18 of the Participation Agreement and
(ii) the Series SWA 1995 Trust N396SW Certificates may be refinanced, in whole or in part, if all the conditions to such refunding or refinancing set forth in
Section 17 of the Participation Agreement shall have been satisfied. In any such event, each Outstanding Certificate may be so refinanced at a Redemption Price determined in accordance with the procedures described above in Section 6.01(b); provided, however, that the applicable Redemption Date for the Series SWA 1995 Trust N396SW-I Certificates to be refinanced pursuant to clause (i) of this Section 6.01(c) shall be the applicable Refinancing Date under Section 17 of the Participation Agreement or the Section 18 Refinancing Date under Section 18 of the Participation Agreement, as the case may be, and the applicable Redemption Date for Certificates to be redeemed pursuant to clause (ii) of this
Section 6.01(c) shall be the applicable Refinancing Date under Section 17 of the Participation Agreement.

                 Section 6.02. Redemption or Purchase of Certificates Upon Certain Indenture Events of Default. If the Owner Trustee shall have given notice of redemption or purchase to the Indenture Trustee pursuant to Section 8.03(e)(ii), each Outstanding Certificate shall be redeemed or purchased in whole at a Redemption Price equal to 100% of its principal amount plus accrued and unpaid interest thereon (including, without limitation, interest on overdue interest) to but excluding the applicable Redemption Date as determined below and all other amounts payable to the Holders hereunder or under the Participation Agreement and, in the case of the Series SWA 1995 Trust N396SW-I Certificate, the Break Amount, if any, and, in the case of the Series SWA 1995 Trust N396SW Certificates, if to be purchased or redeemed pursuant to Section 8.03(e)(ii)(A) prior to the 181st day after the first occurrence of the relevant Lease Event of Default, the Premium, if any. The Redemption Date for Certificates to be redeemed or purchased pursuant to this Section 6.02 shall be the date specified in the notice given by the Owner Trustee to the Indenture Trustee pursuant to Section 8.03(e)(ii) (provided, however, that in the case of the Series SWA 1995 Trust N396SW-I Certificates, if such date is the last day of the then current Interest Period therefor, no Break Amount shall be payable). If the Owner Trustee elects to purchase the Certificates under
Section 8.03(e)(ii), nothing herein, including use of the terms "Redemption Date" and "Redemption Price", shall be deemed to result in a redemption of the Certificates.

                 Section 6.03. Notice of Redemption to Holders. (a) Notice of redemption or purchase with respect to the Series SWA 1995 Trust N396SW Certificates shall be given by first-class mail, postage prepaid, mailed not less than 30 nor more than 60 days prior to the Redemption Date, to each Holder of such Certificates to be redeemed or purchased, at such Holder's address appearing in the Register; provided, that in the case of a redemption pursuant to Section 6.01(b) related to Lessee's exercise of its option pursuant to
Section 9 of the Lease, such notice shall be revocable and shall be deemed revoked in the event the Lease does not in fact terminate on the related Lease Termination Date.





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                 All notices of redemption or purchase shall state:

                 (1)      the Redemption Date,

                 (2)      the applicable basis for determining the Redemption
         Price,

                 (3) if less than all the Outstanding Certificates are to be redeemed, the identification (and, in the case of partial redemption of any Certificates, the principal amounts) of the particular Certificates to be redeemed, and that on and after the Redemption Date, upon surrender of Certificates, new Certificates in principal amount equal to the unredeemed part thereof will be issued,

                 (4) that on the Redemption Date, the Redemption Price will become due and payable upon each Certificate to be redeemed, and that interest on Certificates shall cease to accrue on and after such Redemption Date, and

                 (5) the place or places where such Certificates are to be surrendered for payment of the Redemption Price.

Notice of redemption or purchase of Certificates to be redeemed or purchased shall be given by the Indenture Trustee.

                 (b) Notice of redemption of the Series SWA 1995 Trust N396SW-I Certificate shall be given by the Owner Trustee (or by the Company on behalf of the Owner Trustee) not less than three Business Days prior to the Redemption Date, shall be irrevocable and shall be given by telephone, telex, telecopy, cable or other customary means of communication by the Owner Trustee or the Company, as the case may be, to the other and to the Indenture Trustee and to the Original Holder at each such Person's address designated in Section 12.01(a); provided, that in the case of redemption pursuant to Section 6.01(b) related to Lessee's exercise of its option pursuant to Section 9 of the Lease, such notice shall be revocable and shall be deemed revoked in the event the Lease does not in fact terminate on the related Lease Termination Date. Notwithstanding any provision to the contrary contained in this Article 6, the Series SWA 1995 Trust N396SW-I Certificate shall be redeemable as set forth in this Article 6 and in Article 15 without any premium, prepayment penalty or other cost or expense except for the Break Amount, if any, and the payment of all other amounts payable to the Holders thereof hereunder and under the Participation Agreement.

                 Section 6.04. Deposit of Redemption Price. On or before the Redemption Date, the Owner Trustee (or any Person on behalf of the Owner Trustee) shall, to the extent an amount equal to the Redemption Price for the Certificates to be redeemed or purchased on the Redemption Date shall not then be held in the Indenture Estate, deposit or cause to be deposited with the Indenture Trustee or the Paying Agent by 12:00 Noon in immediately available funds (i) the Redemption Price of the Certificates to be redeemed, refinanced or purchased, as the case may be, on the Redemption Date and (ii) all other amounts due and payable hereunder, including any amounts payable to the Indenture Trustee pursuant to Section 9.06.

                 Section 6.05. Certificates Payable on Redemption Date. Notice of redemption, refinancing or purchase having been given as aforesaid (and not deemed revoked as contemplated in the proviso to Section 6.03(a) or (b)), the Certificates so to be redeemed (or





                TRUST INDENTURE AND SECURITY AGREEMENT [N396SW] the purchase or refinancing price therefor) shall, on the applicable Redemption Date, become due and payable at the Redemption Price therefor at the principal corporate trust office of the Indenture Trustee or at any office or agency maintained for such purposes pursuant to Section 2.03, and from and after such Redemption Date (unless there shall be a default in the payment of the Redemption Price) any such Certificates then Outstanding shall cease to bear interest. Unless payment prior to surrender is expressly provided for herein or in the Participation Agreement, upon surrender of any such Certificate for redemption or purchase in accordance with said notice such Certificate shall be paid at the Redemption Price. The Certificates shall not be subject to prepayment, redemption, refunding or refinancing except as provided in this
Article 6 and in Section 8.02 hereof.

                 If any Certificate called for redemption or purchase shall not be so paid upon surrender thereof for redemption or purchase, the principal amount thereof shall, until paid, continue to bear interest from the applicable Redemption Date at the interest rate applicable to such Certificate.

                 Section 6.06. Selection of Certificates to Be Redeemed. If less than all the Outstanding Series SWA 1995 Trust N396SW Certificates are to be redeemed the particular Certificates to be redeemed shall be selected not more than 60 days prior to the Redemption Date by the Indenture Trustee, from the Outstanding Certificates not previously called for redemption, by such method as the Indenture Trustee shall deem fair and appropriate and which may provide for the selection for redemption of portions (equal to the minimum authorized denomination for Certificates or any integral multiple thereof) of the principal amount of Certificates of a denomination larger than the minimum authorized denomination for Certificates.

         The Indenture Trustee shall promptly notify the Owner Trustee and the Company in writing of the Certificates selected for redemption and, in the case of any Certificates selected for partial redemption, the principal amount thereof to be redeemed.

         For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Certificates shall relate, in the case of any Certificates redeemed or to be redeemed only in part, to the portion of the principal amount of such Certificates which has been or is to be redeemed.

                 Section 6.07. Certificates Redeemed in Part. Any Certificate which is to be redeemed only in part shall be surrendered at a place of payment thereof (with, if the Indenture Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Owner Trustee and the Indenture Trustee duly executed by, the Holder thereof or its attorney duly authorized in writing), and the Owner Trustee shall execute, and the Indenture Trustee shall authenticate and deliver to the Holder of such Certificate without service charge, a new Certificate of like tenor, of any authorized denomination as requested by such Holder, in principal amount equal to and in exchange for the unredeemed portion of the principal of the Certificate so surrendered.





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
                                   ARTICLE 7

                         MATTERS CONCERNING THE COMPANY

                 Section 7.01. Repayment of Monies for Certificate Payments Held by the Indenture Trustee. Any money held by the Indenture Trustee or any Paying Agent in trust for any payment of the principal of, Premium, if any, or interest on any Series SWA 1995 Trust N396SW Certificate, including without limitation any money deposited pursuant to Article 10 and remaining unclaimed for two years and eleven months after the due date for such payment, shall be paid to the Owner Trustee; and the Holders of any Outstanding Certificates shall thereafter, as unsecured general creditors, look only to the Owner Participant (to the extent the Owner Trustee distributed any such trust money to the Owner Participant and the Owner Participant did not distribute such trust money to the Company) and to the Company on behalf of the Owner Trustee for payment thereof, and all liability of the Indenture Trustee or any such Paying Agent with respect to such trust money shall thereupon cease; provided, that the Indenture Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be mailed to each such Holder notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of mailing, any unclaimed balance of such money then remaining will be repaid to the Owner Trustee as provided herein.

                 Section 7.02.    [Reserved for Potential Future Use]

                 Section 7.03. Assumption of Obligations of Owner Trustee by the Company. In the event that the Company shall have elected to assume all of the rights and obligations of the Owner Trustee under this Agreement in respect of the Certificates pursuant to Section 8(r) of the Participation Agreement in connection with the purchase by the Company of the Aircraft on the Special Purchase Option Date, and if on or prior to the Special Purchase Option Date (the "Assumption Date") the Indenture Trustee shall have received:

                 (a) an instrument of assumption (the "Assumption Agreement") pursuant to which the Company irrevocably and unconditionally assumes and undertakes, with full recourse to the Company, the Owner Trustee's obligations with respect to principal, interest, Break Amount, Premium and all other amounts payable to the Holders or the Indenture Trustee under the Certificates then Outstanding, this Agreement, and the Participation Agreement and which incorporates therein events of default substantially similar in scope and effect to those set forth in the Lease and covenants substantially similar to the covenants of the Company under the Lease and the Participation Agreement;

                 (b) a supplement to this Agreement and/or such other instruments and documents (including, without limitation, Uniform Commercial Code financing statement(s)) covering all of the security interests created by or pursuant to this Indenture that are not covered by the recording system established by the Federal Aviation Act as may be necessary (or reasonably requested by the Indenture Trustee) for the security interest of the Indenture Trustee in the Aircraft and in the other rights, property and interests included in the Indenture Estate (other than those rights, property and interests that depend on the existence of the Trust Estate and the participation of the Owner Trustee and Owner Participant in the transactions contemplated by the Participation Agreement and this Indenture) to continue to be perfected and duly recorded with the Federal Aviation Administration and in all other places necessary





                TRUST INDENTURE AND SECURITY AGREEMENT [N396SW] or, in the reasonable opinion of the Indenture Trustee, advisable under the Uniform Commercial Code;

                 (c) an insurance report dated the Assumption Date of the independent insurance broker referred to in Section 11.5 of the Lease and the certificates of insurance, each in form and substance reasonably satisfactory to the Indenture Trustee as to the due compliance as of the Assumption Date with the terms of Section 11 of the Lease (as it relates to the Holders and the Indenture Trustee) relating to the insurance with respect to the Aircraft;

                 (d) evidence that as of the Assumption Date, and after giving effect to the transactions contemplated hereby, the Company has good title to the Aircraft free and clear of all Liens other than the Lien of, and the security interest created by, this Indenture and other Permitted Liens (other than Lessor Liens);

                 (e) a copy of the application that was filed with the FAA on the Assumption Date regarding the registration of the Aircraft in the name of the Company;

                 (f) a certificate from a Responsible Company Officer of the Company that no Lease Default of the type referred to in Section 14.1 or
14.5 of the Lease or Lease Event of Default shall have occurred and be continuing as of the Assumption Date;

                 (g) an opinion of the General Counsel of the Company (or other counsel reasonably satisfactory to the Indenture Trustee) in form and substance reasonably satisfactory to the Indenture Trustee, addressed to the Indenture Trustee and dated the Assumption Date, to the effect that (i) the execution, delivery and performance of the Assumption Agreement and the supplement to this Indenture referred to in paragraph (b) of this Section 7.03 (and all other instruments and documents the execution of which are necessary for and directly related to the assumption of the obligations contemplated by this Section 7.03 or the continued perfection of the security interests referred to in paragraph (b) of this Section 7.03) have been duly authorized by the Company by all necessary action; (ii) the Assumption Agreement, such supplement to this Indenture, all such other documents and instruments referred to above and the security interests arising therefrom are legal, valid and binding obligations of the Company enforceable in accordance with their terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally and by general principles of equity, and except as limited by applicable laws which may affect the remedies provided for in this Indenture, which laws, however, do not in the opinion of such counsel make the remedies provided for in this Indenture inadequate for the practical realization of the rights and benefits purported to be provided thereby; (iii) the Assumption Agreement, such supplement and all such other documents and instruments referred to above do not and will not contravene any provision of the Company's articles of incorporation or by-laws or any law or regulation applicable to the Company or any agreement, mortgage or instrument to which the Company is a party or by which the Company is bound; and (iv) the Indenture Trustee (on behalf of the Certificate Holders) should continue to be entitled to the benefits of Section 1110 of the Bankruptcy Code with respect to the Aircraft upon and after the assumption of the obligations by the Company, provided, that the opinion referred to in this clause (iv) need not be delivered to the extent that the benefits of Section 1110 of the Bankruptcy Code were not, by reason of a change of law or governmental





                TRUST INDENTURE AND SECURITY AGREEMENT [N396SW] interpretation thereof, available to the Indenture Trustee with respect to the Aircraft immediately prior to such assumption;

                 (h) an opinion of Daugherty, Fowler & Peregrin, special counsel in Oklahoma City (or other counsel reasonably satisfactory to the Indenture Trustee), in form and substance reasonably satisfactory to the Indenture Trustee, addressed to the Indenture Trustee and dated the Assumption Date, (i) to the effect that all documents executed in connection with the assumption of the obligations contemplated by this Section 7.03 and required to be filed with the Federal Aviation Administration are in proper form, and all steps necessary have been taken, for the Aircraft to be duly registered in the name of the Company and for the Lien of this Agreement with respect to the Aircraft and Engines to continue to be duly perfected and of first priority; and

                 (i) such other documentation reasonably requested by the Indenture Trustee (in form and substance reasonably satisfactory to the Indenture Trustee) to amend the Operative Agreements to give effect to the foregoing;

then, automatically and without the requirement of further action by any Person, effective as of the Assumption Date, the Owner Trustee shall be released from all of its obligations under this Agreement in respect of the Certificates or otherwise (other than any obligations or liabilities of the Owner Trustee in its individual capacity incurred on or prior to the Assumption Date or arising out of or based upon events occurring on or prior to the Assumption Date, which obligations and liabilities shall remain the sole responsibility of the Owner Trustee in such capacity). Promptly upon the filing and recording of the documents referred to in the opinion of counsel specified in Section (h) above with the FAA, the Company shall cause such counsel to deliver to the Indenture Trustee an opinion addressed to the Indenture Trustee, in form and substance reasonably satisfactory to the Indenture Trustee, as to due recording of said documents with the FAA.

                                   ARTICLE 8

                             DEFAULTS AND REMEDIES

                 Section 8.01. Indenture Events of Default. The following events shall constitute "Indenture Events of Default" under this Agreement (whether any such event shall be voluntary or involuntary or come about or be effected by operation of law or pursuant to or in compliance with any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body) and each such Indenture Event of Default shall be deemed to exist so long as, but only so long as, it shall not be waived or remedied:

                 (a) the failure (other than by reason of a Lease Event of Default) of the Owner Trustee to pay when due any payment of principal of or Premium or Break Amount, if any, or interest on any Certificate and such failure shall have continued unremedied for seven Business Days, or the failure (other than by reason of a Lease Event of Default) of the Owner Trustee to pay when due any other amount due and payable hereunder, or under any Certificate, and such failure shall have continued unremedied for 10 Business Days after notice thereof to the Owner Trustee; or





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                 (b)      any Lessor Lien required to be discharged by Shawmut
         Bank Connecticut, National Association, pursuant to Section 4.02 or required to be discharged by the Owner Trustee pursuant to Section 4.01(ii) or required to be discharged or bonded (in a manner reasonably satisfactory to the Indenture Trustee) by the Owner Participant pursuant to Section 8(g) of the Participation Agreement shall remain undischarged for a period of 30 calendar days after a Responsible Officer or Responsible Company Officer, as the case may be, of Shawmut Bank Connecticut, National Association, the Owner Trustee or the Owner Participant, as the case may be, shall have actual knowledge of such Lessor Lien; or

                 (c) any representation or warranty made by the Owner Trustee or the Owner Participant or Shawmut Bank Connecticut, National Association, herein or in the Participation Agreement, or made by any Person guaranteeing or supporting the obligations of the Owner Participant under the Operative Agreements in its guarantee or support agreement, shall prove to have been false or incorrect when made in any material respect to the Certificate Holders, is material at the time of discovery and, if curable, is not cured within 30 days of notice thereof to the Owner Participant and the Owner Trustee from the Indenture Trustee; or

                 (d)      [Reserved for Potential Future Use]

                 (e) any failure by the Owner Trustee or Shawmut Bank Connecticut, National Association, to observe or perform any other covenant or obligation of the Owner Trustee or Shawmut Bank Connecticut, National Association, as the case may be, contained in this Indenture or in the Participation Agreement or any failure by the Owner Participant to observe or perform any other covenant or obligation of the Owner Participant contained in the Participation Agreement or any failure by any Person guaranteeing or supporting the obligations of the Owner Participant under the Operative Agreements to perform any covenant or obligation of such Person under its guarantee or support agreement which, in any case, is not remedied within a period of 30 calendar days after notice thereof has been given to the Owner Trustee and the Owner Participant or such Person, as the case may be (provided that such period shall be extended to 180 days if the Owner Trustee, the Owner Participant or such other Person shall, on or prior to the expiration of such 30 days, have provided a bond (to the reasonable satisfaction of the Indenture Trustee) in respect of the consequences of such failure); or

                 (f) there shall be a Lease Event of Default other than, without the consent of the Owner Trustee in its sole discretion, a Lease Event of Default arising by reason of nonpayment when due of any Excluded Payments; or

                 (g) either the Trust Estate or the Owner Trustee with respect thereto (and not in its individual capacity) or the Owner Participant or any Person guaranteeing or supporting the obligations of the Owner Participant under the Operative Agreements





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
         shall (i) file, or consent by answer or otherwise to the filing against it of a petition for relief or reorganization or arrangement or any other petition in bankruptcy, for liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction,
         (ii) make an assignment for the benefit of its creditors, or (iii) consent to the appointment of a custodian, receiver, trustee or other officer with similar powers of itself or any substantial part of its property; provided, that an event referred to in this Section 8.01(g) with respect to the Owner Participant shall not constitute an Indenture Event of Default if (A) an order, judgment or decree shall be entered in a proceeding by a court or a trustee, custodian, receiver or liquidator which is either final and non-appealable or has not been stayed pending any appeal, or (B) an opinion of counsel satisfactory to the Indenture Trustee shall be provided by the Owner Participant, in each case to the effect that no part of the Trust Estate created by the Trust Agreement (except for the Owner Participant's beneficial interest in such Trust Estate) and no right, title or interest under the Indenture Estate shall be included in, or be subject to, any declaration or adjudication of, or proceedings with respect to, the bankruptcy, insolvency or liquidation of the Owner Participant referred to in this Section 8.01(g); or

                 (h) a court or governmental authority of competent jurisdiction shall enter an order appointing, without consent by the Trust Estate or the Owner Trustee with respect thereto (and not in its individual capacity) or the Owner Participant or any Person guaranteeing or supporting the obligations of the Owner Participant under the Operative Agreements, a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, or constituting an order for relief or approving a petition for relief or reorganization or any other petition in bankruptcy or for liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding-up or liquidation of the Trust Estate or the Owner Trustee with respect thereto (and not in its individual capacity) or the Owner Participant or any Person guaranteeing or supporting the obligations of the Owner Participant under the Operative Agreements and any such order or petition is not dismissed or stayed within 90 days after the earlier of the entering of any such order or the approval of any such petition; provided, that an event referred to in this Section 8.01(h) with respect to the Owner Participant shall not constitute an Event of Default if (A) an order, judgment or decree shall be entered in a proceeding by a court or a trustee, custodian, receiver or liquidator which is either final and non-appealable or has not been stayed pending any appeal, or (B) an opinion of counsel satisfactory to the Indenture Trustee shall be provided by the Owner Participant, in each case to the effect that no part of the Trust Estate created by the Trust Agreement (except for the Owner Participant's beneficial interest in such Trust Estate) and no right, title or interest under the Indenture Estate shall be included in, or be subject to, any declaration or adjudication of, or proceedings with respect to, the bankruptcy, insolvency or liquidation of the Owner Participant referred to in this Section 8.01(h).

                 Section 8.02. Acceleration; Rescission and Annulment. If an Indenture Event of Default occurs and is continuing, either the Indenture Trustee, by notice to the Company and the Owner Trustee, or the Holders of at least 25% in aggregate principal amount of Outstanding Certificates, by notice to the Company, the Indenture Trustee and the Owner Trustee may declare the principal of all the Certificates to be due and payable, whereupon the





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same shall be accelerated and be and become due and payable; provided, that if an Indenture Event of Default referred to in clause (g) or (h) of Section 8.01 shall have occurred or a Lease Event of Default of the type referred to in clause (g) or (h) of said Section 8.01 shall have occurred with respect to the Company, then and in every such case the unpaid principal of all Certificates then Outstanding shall, unless the Indenture Trustee acting upon instructions of at least 25% in aggregate principal amount of Outstanding Certificates shall otherwise direct, immediately and without further act become due and payable, without presentment, demand, protest or notice, all of which are hereby waived. Upon such declaration (or automatic acceleration, as the case may be), the principal of all Certificates together with accrued interest thereon from the date in respect of which interest was last paid hereunder to the date payment of such principal has been made or duly provided for, plus, in the case of the Series SWA 1995 Trust N396SW-I Certificates, the Break Amount, if any, and all other amounts payable to the Holders hereunder as at such date of payment shall be immediately due and payable (but not including any Premium). At any time after such declaration and prior to the sale or disposition of the Indenture Estate, the Holders of a majority in aggregate principal amount of all of the Outstanding Certificates, by notice to the Indenture Trustee, the Company and the Owner Trustee, may rescind such a declaration and thereby annul its consequences if (i) an amount sufficient to pay all principal of, and, in the case of the Series SWA 1995 Trust N396SW-I Certificates, the Break Amount, if any, on any Certificates which have become due otherwise than by such declaration and any interest thereon and interest due or past due, if any, and all sums due and payable to the Indenture Trustee have been deposited with the Indenture Trustee, (ii) the rescission would not conflict with any judgment or decree and (iii) all existing Indenture Defaults and Indenture Events of Default under this Agreement have been cured or waived except nonpayment of principal of, or interest on, the Certificates that has become due solely because of such acceleration.

                 Section 8.03. Other Remedies Available to Indenture Trustee. (a) After an Indenture Event of Default shall have occurred and so long as such Indenture Event of Default shall be continuing, then and in every such case the Indenture Trustee, as trustee of an express trust and as assignee hereunder of the Lease or as holder of a security interest in the Aircraft or Engines or otherwise, may, and when required pursuant to the provisions of
Article 9 shall, exercise, subject to Sections 8.03(b) and 8.03(e), any or all of the rights and powers and pursue any and all of the remedies accorded to the Owner Trustee pursuant to Section 15 of the Lease and this Article 8 (other than in respect of Excluded Payments), may recover judgment in its own name as Indenture Trustee against the Indenture Estate and may take possession of all or any part of the Indenture Estate and may exclude the Owner Trustee and the Owner Participant and all Persons claiming under any of them wholly or partly therefrom. The Indenture Trustee shall have and may exercise all of the rights and remedies of a secured party under the Uniform Commercial Code as in effect in any applicable jurisdiction.

                 (b)      After an Indenture Event of Default, subject to
Section 8.03(e), the Indenture Trustee may, if at the time such action may be lawful and always subject to compliance with any mandatory legal requirements, either with or without taking possession, and either before or after taking possession, and without instituting any legal proceedings whatsoever, and having first given notice of such sale to the Owner Trustee, the Owner Participant and the Company at least 10 days prior to the date of such sale, sell and dispose of the Indenture Estate, or any part thereof, or interest therein, at public or private auction, in one





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lot as an entirety or in separate lots, and either for cash or on credit and on such terms as the Indenture Trustee may determine, and at any place (whether or not it be the location of the Indenture Estate or any part thereof) and time designated in the notice above referred to; provided, however, that notwithstanding any provision herein to the contrary, the Indenture Trustee may not provide the notice provided for above of its intention to sell any of the Indenture Estate or exercise other remedies against the Indenture Estate seeking to deprive the Owner Trustee or the Owner Participant of its rights therein unless a declaration of acceleration has been made pursuant to Section
8.02 or the Certificates have otherwise theretofore become due and payable through redemption or otherwise. Any such sale or sales may be adjourned from time to time by announcement at the time and place appointed for such sale or sales, or for any such adjourned sale or sales, without further notice, and the Indenture Trustee and the Holder or Holders of any Certificates, or any interest therein, may bid and become the purchaser at any such sale, and each Holder shall be entitled, at any such sale, to credit against the purchase price bid thereby all or any part of the unpaid obligations owing to such Holder and secured by the Lien of this Agreement. The Indenture Trustee may exercise such right without possession or production of the Certificates or proof of ownership thereof, and as representative of the Holders may exercise such right without notice to the Holders or including the Holders as parties to any suit or proceeding relating to foreclosure of any property in the Indenture Estate. The Owner Trustee hereby irrevocably constitutes the Indenture Trustee the true and lawful attorney-in-fact of the Owner Trustee (in the name of the Owner Trustee or otherwise) for the purpose of effectuating any sale, assignment, transfer or delivery for enforcement of the Lien created under this Agreement, whether pursuant to foreclosure or power of sale or otherwise, to execute and deliver all such bills of sale, assignments and other instruments as the Indenture Trustee may consider necessary or appropriate, with full power of substitution, the Owner Trustee hereby ratifying and confirming all that such attorney or any substitute shall lawfully do by virtue hereof. Nevertheless, if so requested by the Indenture Trustee or any purchaser, the Owner Trustee shall ratify and confirm any such sale, assignment, transfer or delivery, by executing and delivering to the Indenture Trustee or such purchaser all bills of sale, assignments, releases and other proper instruments to effect such ratification and confirmation as may be designated in any such request.

                 (c) Subject to Sections 8.03(b) and 8.03(e), if an Indenture Event of Default has occurred and is continuing, the Owner Trustee shall, at the request of the Indenture Trustee, promptly execute and deliver to the Indenture Trustee such instruments of title or other documents as the Indenture Trustee may deem necessary or advisable to enable the Indenture Trustee or an agent or representative designated by the Indenture Trustee, at such time or times and place or places as the Indenture Trustee may specify, to obtain possession of all or any part of the Indenture Estate. If the Owner Trustee shall for any reason fail to execute and deliver such instruments and documents after such request by the Indenture Trustee, the Indenture Trustee shall be entitled to a judgment for specific performance of the covenants contained in the foregoing sentence, conferring upon the Indenture Trustee the right to immediate possession and requiring the Owner Trustee to execute and deliver such instruments and documents to the Indenture Trustee. The Indenture Trustee shall also be entitled to pursue all or any part of the Indenture Estate wherever it may be found and may enter any of the premises of the Owner Trustee or any other Person wherever the Indenture Estate may be or be supposed to be and search for the Indenture Estate and take possession of any item of the Indenture Estate pursuant to this Section 8.03(c). The Indenture Trustee may, from time to





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time, at the expense of the Indenture Estate, make all such expenditures for maintenance, insurance, repairs, replacements, alterations, additions and improvements to and of the Indenture Estate, as it may deem proper. In each such case, the Indenture Trustee shall have the right to use, operate, store, lease, control or manage the Indenture Estate, and to exercise all rights and powers of the Owner Trustee relating to the Indenture Estate as the Indenture Trustee shall deem appropriate, including the right to enter into any and all such agreements with respect to the use, operation, storage, leasing, control or management of the Indenture Estate or any part thereof; and the Indenture Trustee shall be entitled to collect and receive directly all tolls, rents (including Rent), issues, profits, products, revenues and other income of the Indenture Estate and every part thereof, without prejudice, however, to the right of the Indenture Trustee under any provision of this Agreement to collect and receive all cash held by, or required to be deposited with, the Indenture Trustee hereunder. In accordance with the terms of this Section 8.03(c), such tolls, rents (including Rent), issues, profits, products, revenues and other income shall be applied to pay the expenses of using, operating, storing, leasing, controlling or managing the Indenture Estate, and of all maintenance, insurance, repairs, replacements, alterations, additions and improvements, and to make all payments which the Indenture Trustee may be required or may elect to make, if any, for taxes, assessments, insurance or other proper charges upon the Indenture Estate or any part thereof (including the employment of engineers and accountants to examine, inspect and make reports upon the properties and books and records of the Owner Trustee and, to the extent permitted by the Lease, the Company), and all other payments which the Indenture Trustee may be required or authorized to make under any provision of this Agreement, including this Section 8.03(c), as well as just and reasonable compensation for the services of the Indenture Trustee, and of all persons properly engaged and employed by the Indenture Trustee.

                 If an Indenture Event of Default occurs and is continuing and the Indenture Trustee shall have obtained possession of or title to the Aircraft, the Indenture Trustee shall not be obligated to use or operate the Aircraft or cause the Aircraft to be used or operated directly or indirectly by itself or through agents or other representatives or to lease, license or otherwise permit or provide for the use or operation of the Aircraft by any other Person unless (i) the Indenture Trustee shall have been able to obtain insurance in kinds, at rates and in amounts satisfactory to it in its discretion to protect the Indenture Estate and the Indenture Trustee, as trustee and individually, against any and all liability for loss or damage to the Aircraft and for public liability and property damage resulting from use or operation of the Aircraft and (ii) funds are available in the Indenture Estate to pay for all such insurance or, in lieu of such insurance, the Indenture Trustee is furnished with indemnification from the Holders or any other Person upon terms and in amounts satisfactory to the Indenture Trustee in its discretion to protect the Indenture Estate and the Indenture Trustee, as trustee and individually, against any and all such liabilities.

                 (d) Subject to Sections 8.03(b) and 8.03(e), the Indenture Trustee may proceed to protect and enforce this Agreement and the Certificates by suit or suits or proceedings in equity, at law or in bankruptcy, and whether for the specific performance of any covenant or agreement herein contained or in execution or aid of any power herein granted or for foreclosure hereunder, or for the appointment of a receiver or receivers for the Indenture Estate or any part thereof, or for the recovery of judgment for the indebtedness secured by the





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Lien created under this Agreement or for the enforcement of any other power, legal or equitable remedy available under applicable law.

                 (e)      (i)     If the Company shall fail to make any payment
of Basic Rent under the Lease and such failure shall have become a Lease Event of Default then as long as no other Indenture Event of Default shall have occurred and be continuing, the Owner Participant or the Owner Trustee may (but need not) pay to the Indenture Trustee, at any time prior to the expiration of a period of ten Business Days (the "10-Day Period") after such failure shall have become a Lease Event of Default (prior to the expiration of which 10-Day Period the Indenture Trustee shall not (without the prior written consent of the Owner Trustee), notwithstanding any provision hereof to the contrary, exercise any of the rights, powers or remedies pursuant to Section 15 of the Lease or this Article 8), an amount equal to the full amount of such payment of Basic Rent, together with any interest due thereon under the Lease on account of the delayed payment thereof to the date of such payment, and such payment by the Owner Participant or the Owner Trustee shall be deemed to cure any Indenture Event of Default which arose from such failure of the Company as of such date of payment (but such cure shall not relieve the Company of any of its obligations). If the Company shall fail to perform or observe any covenant, condition or agreement to be performed or observed by it under the Lease (other than its obligation to pay Basic Rent), and if (but only if) the performance or observance thereof can be effected by the payment of money alone (it being understood that actions such as the obtaining of insurance and the procurement of maintenance services can be so effected), then as long as no other Indenture Event of Default (other than those arising from a Lease Event of Default) shall have occurred and be continuing, the Owner Participant or the Owner Trustee may (but need not) pay to the Indenture Trustee (or to such other Person as may be entitled to receive the same), at any time prior to the expiration of a period of ten Business Days after the expiration of the grace period, if any, provided with respect to such failure on the part of the Company in Section 14 of the Lease (prior to the expiration of which 10-Day Period the Indenture Trustee shall not (without the prior written consent of the Owner Trustee), notwithstanding any provision hereof to the contrary, exercise any of the rights, powers or remedies pursuant to Section 15 of the Lease or this Article
8), all sums necessary to effect the performance or observance of such covenant or agreement of the Company, together with any interest due thereon under the Lease on account of the delayed payment thereof to the date of such payment, and such payment by the Owner Participant or the Owner Trustee shall be deemed to cure any Indenture Event of Default which arose from such failure of the Company as of such date of payment (but such cure shall not relieve the Company of any of its obligations). If, on the basis specified in the preceding sentences, any Lease Events of Default shall have been remedied, then any declaration pursuant to this Indenture that the Certificates are due and payable or that an Indenture Event of Default exists hereunder, based solely upon such Lease Events of Default, shall be deemed to be rescinded, and, in the case of the first and second sentences of this Section 8.03(e)(i), the Owner Participant or the Owner Trustee shall (to the extent of any such payments made by it) be subrogated to the rights of the Holders of the Certificates under
Section 3.03, to receive from the Indenture Trustee such payment of overdue Basic Rent or other amount (and the payment of interest on account of such Basic Rent or other amount being overdue) and shall be entitled, so long as no other Indenture Event of Default or Indenture Default shall have occurred and be continuing or would result therefrom, to receive, subject to the provisions of this Indenture, such payment upon receipt thereof by the Indenture Trustee; provided, that the Owner Participant shall not otherwise attempt to recover any such amount paid by it on behalf of the Company pursuant to this Section 8.03(e)(i) except by demanding of payment of such amount or by commencing





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an action at law against the Company for the payment of such amount; and
provided, further, that:

                 (x) this Section 8.03(e)(i) shall not apply with respect to any default in the payment of Basic Rent due under the Lease if the Lessee itself shall have theretofore failed to pay Basic Rent in the manner required under the Lease (after giving effect to any applicable grace period) (i) due on each of the two Rent Payment Dates immediately preceding the date of such default, or (ii) due on a total of four Rent Payment Dates; and

                 (y) neither the Owner Trustee nor the Owner Participant shall have the right to cure any Lease Event of Default except as specified in this Section 8.03(e)(i).

                          (ii)    In the event that (A) at any time one or more
Lease Events of Default shall have occurred and be continuing or (B) the Certificates shall have been accelerated pursuant to Section 8.02, the Owner Trustee or the Owner Participant may, at its option, give at least 30 days' prior irrevocable notice to the Indenture Trustee that the Owner Trustee or the Owner Participant will redeem (except subsequent to the establishment of the Redemption Date in respect of the Certificates) or purchase all Certificates then Outstanding on a date determined consistently with the applicable provisions of Article 6 and, concurrently with such notice, the Owner Trustee or the Owner Participant will deposit with the Indenture Trustee an amount sufficient to redeem (except subsequent to the establishment of the Redemption Date in respect of the Certificates) or purchase at the applicable Redemption Price determined in accordance with Article 6 all Certificates then Outstanding (including, when applicable, an estimate of the Premium to be paid on the Redemption Date computed using the Treasury Yield determined as if the Redemption Date were the date of such notice) and to pay the Indenture Trustee all amounts then due it hereunder, which funds shall be held by the Indenture Trustee as provided in Section 9.04. Subject to the subsequent satisfaction by the Owner Trustee of its obligations pursuant to the next following sentence, upon the giving of such notice and the receipt by the Indenture Trustee of such deposit, the Indenture Trustee shall deem all instructions received from the Owner Trustee as having been given by the Holders of 100% of the Outstanding principal amount of Certificates for all purposes of this Indenture. If such notice is given, the Owner Trustee further agrees that it will deposit or cause to be deposited with the Indenture Trustee, on or prior to the applicable Redemption Date, whether or not an Indenture Event of Default is then continuing, funds sufficient, when added to the funds already held by the Indenture Trustee for such purpose, to redeem or purchase at the applicable Redemption Price (including the Break Amount or Premium (if the Redemption Price includes Premium) actually payable in respect thereof, if any, and all other amounts payable to the Holders hereunder or under any other Operative Agreement on such Redemption Date) all Certificates then Outstanding and to pay the Indenture Trustee all amounts then due it hereunder. Whenever the Owner Trustee or the Owner Participant shall be entitled to purchase Certificates pursuant to this Section 8.03(e)(ii), each Holder shall sell its Certificates to the Owner Trustee or the Owner Participant, as the case may be, in compliance herewith.

                          (iii)   Anything in this Agreement to the contrary
notwithstanding, the Indenture Trustee shall not be entitled to exercise any remedy hereunder as a result of an





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
Indenture Event of Default which arises solely by reason of one or more events or circumstances which constitute a Lease Event of Default unless the Indenture Trustee as security assignee of the Owner Trustee shall have exercised or concurrently be exercising one or more of the remedies provided for in Section 15 of the Lease with respect to the Aircraft, provided, that the requirement to exercise such remedies under the Lease shall not apply in circumstances where the Indenture Trustee is involuntarily stayed or otherwise prohibited by applicable law or court order from exercising such remedies under the Lease after the Section 1110 Period. The "Section 1110 Period" shall mean the period commencing on the date of such stay or prohibition and ending on the earlier of
(x) the 60th day thereafter (or such longer period (A) as may be specified in Section 1110(a)(1) of the Bankruptcy Code, (B) equal to the period of an extension with the consent of the Indenture Trustee of the 60-day period specified therein pursuant to Section 1110(b) of the Bankruptcy Code, or (C) resulting from the Indenture Trustee's own failure to give any requisite notice to any Person) and (y) the date of repossession of the Aircraft. References in this sentence to particular sections of the Bankruptcy Code as in effect on the date hereof shall include any substantially similar successor provisions.

                 (f) Notwithstanding any provision of this Agreement to the contrary, including, without limitation, Sections 8.03(b), 8.03(c) and 8.03(d), as long as no Lease Event of Default shall have occurred and be continuing, neither the Indenture Trustee nor the Owner Trustee shall take any action in violation of the Company's rights under the Lease, including, without limitation, (x) the right to receive all monies due and payable to it in accordance with the provisions of the Lease and (y) the Company's rights to possession and use of, and of quiet enjoyment of, the Aircraft.

                 (g) Subject to Sections 8.03(b) and 8.03(e), each and every right, power and remedy herein given to the Indenture Trustee specifically or otherwise in this Agreement shall be cumulative and shall be in addition to every other right, power and remedy herein specifically given or now or hereafter existing at law, in equity or by statute, and each and every right, power and remedy whether specifically herein given or otherwise existing may be exercised from time to time and as often in such order as may be deemed expedient by the Indenture Trustee, and the exercise or the beginning of the exercise of any power or remedy shall not be construed to be a waiver of the right to exercise at the same time or thereafter any other right, power or remedy. No delay or omission by the Indenture Trustee in the exercise of any right, remedy or power or in pursuing any remedy shall impair any such right, power or remedy or be construed to be a waiver of any default on the part of the Owner Trustee or the Company or to be an acquiescence therein.

                 Section 8.04. Waiver of Owner Trustee. To the extent now or at any time hereafter enforceable under applicable law, the Owner Trustee covenants that it will not at any time insist upon or plead, or in any manner whatsoever claim or take any benefit or advantage of or from any law now or hereafter in force providing for the valuation or appraisement of the Indenture Estate or any part thereof, prior to any sale or sales thereof to be made pursuant to any provision herein contained, or prior to any applicable decree, judgment or order of any court of competent jurisdiction; nor, after such sale or sales, claim or exercise any right under any statute now or hereafter made or enacted by any state or otherwise to redeem the property so sold or any part thereof, and hereby expressly waives for itself and on behalf of each and





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every Person, except decree or judgment creditors of the Owner Trustee acquiring any interest in or title to the Indenture Estate or any part thereof subsequent to the date of this Agreement, all benefit and advantage of any such law or laws, and covenants that it will not invoke or utilize any such law or laws, but will suffer and permit the execution of every such power as though no such law or laws had been made or enacted. Nothing in this Section 8.04 shall be deemed to be a waiver by the Owner Trustee of its rights under Section 8.03(e).

                 The Indenture Trustee may maintain such a pleading, or in any manner whatsoever claim or take any benefit or advantage of or from any law now or hereafter in force even if it does not possess any of the Certificates or does not produce any of them in the proceeding. A delay or omission by the Indenture Trustee or any Holder in exercising any right or remedy accruing upon an Indenture Event of Default under this Agreement shall not impair the right or remedy or constitute a waiver of or acquiescence in such Indenture Event of Default.

                 Section 8.05. Waiver of Existing Defaults. The Holders of a majority in aggregate principal amount of the Outstanding Certificates by notice to the Indenture Trustee may waive on behalf of the Holders an existing Indenture Default or Indenture Event of Default and its consequences except (i) an Indenture Default or Indenture Event of Default in the payment of the principal of or interest on any Certificate or (ii) in respect of a covenant or provision hereof which pursuant to Section 11.02 cannot be amended or modified without the consent of the Holder affected.

                 Section 8.06. Control by Majority. The Holders of a majority in aggregate principal amount of the Outstanding Certificates may direct the time, method and place of conducting any proceeding for any remedy available to the Indenture Trustee or exercising any trust or power conferred on it by this Agreement. However, the Indenture Trustee may refuse to follow any direction that conflicts with law or this Agreement, that is unduly prejudicial to the rights of the Holders so affected, or that would, without satisfactory indemnity from the Holders, subject the Indenture Trustee to personal liability.

                 Section 8.07. Limitation on Suits by Holders. A Holder of a Certificate may pursue a remedy under this Agreement or thereunder only if:

                 (1) the Holder gives to the Indenture Trustee written notice of a continuing Indenture Event of Default under this Agreement;

                 (2) the Holders of at least 25% in aggregate principal amount of the Outstanding Certificates make a written request to the Indenture Trustee to pursue the remedy;

                 (3) such Holder or Holders offer to the Indenture Trustee indemnity satisfactory to the Indenture Trustee against any loss, liability or expense to be, or which may be, incurred by the Indenture Trustee in pursuing the remedy;

                 (4) the Indenture Trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and





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                 (5)      during such 60-day period the Holders of a majority
         in aggregate principal amount of the Outstanding Certificates do not give the Indenture Trustee a direction inconsistent with the request.

                 A Holder may not use this Agreement to prejudice the rights of another Holder or to obtain a preference or priority over another Holder.

                 Section 8.08. Rights of Holders to Receive Payment. Notwithstanding any other provision of this Agreement the right of any Holder to receive payment of principal of, Premium or Break Amount, if any, and interest on such Holder's Certificate on or after the respective due dates expressed in such Certificate, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

                 Section 8.09. Indenture Trustee May File Proofs of Claim. The Indenture Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Indenture Trustee and of the Holders allowed in any judicial proceedings relating to any obligor on the Certificates, its creditors, or its property.

                                   ARTICLE 9

                               INDENTURE TRUSTEE

                 Section 9.01.    Duties of Indenture Trustee.

                 (a) The Indenture Trustee will furnish to each Certificate Holder promptly upon receipt thereof, duplicates or copies of all reports, notices, requests, demands, certificates, financial statements and other instruments furnished to the Indenture Trustee under any Operative Agreement or received from the Owner Trustee pursuant to Section 4.01(vi) to the extent the same shall not have been otherwise directly distributed to the Holders pursuant to the express provision of any other Operative Agreement.

                 (b) Subject to the terms of Sections 8.03(e), 8.05, 8.06, 9.01(c), 11.02 and 11.06, upon the written instructions at any time and from time to time of Holders of a majority in aggregate principal amount of the Outstanding Certificates, the Indenture Trustee shall take such of the following actions as may be specified in such instructions: (i) exercise such election or option, or make such decision or determination, or give such notice, consent, waiver or approval or exercise such right, remedy or power or take such other action hereunder or under any other Operative Agreement or in respect of any part or all of the Indenture Estate as shall be specified in such instructions; (ii) take such action with respect to, or to preserve or protect, the Indenture Estate (including the discharge of Liens) as shall be specified in such instructions and as are consistent with this Indenture; and
(iii) take such other action in respect of the subject matter of this Indenture as is consistent with the terms hereof and the other Indenture Documents. The Indenture Trustee will execute and the Owner Trustee will file or cause to be filed such continuation statements with respect to financing statements relating to the security interest created hereunder in the Indenture Estate as may be specified from time to time in written instructions of Holders of a majority in aggregate principal amount of the Outstanding





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Certificates (which instructions may, by their terms, be operative only at a future date and which shall be accompanied by the execution form of such continuation statement so to be filed).

                 (c) The Indenture Trustee shall not be required to take any action or refrain from taking any action under Section 8.06 or 9.01(b) unless the Indenture Trustee shall have been indemnified by the Holders against any liability, cost or expense (including counsel fees) which may be incurred in connection therewith. The Indenture Trustee shall not be under any obligation to take any action under this Agreement and nothing in this Agreement contained shall require the Indenture Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it. The Indenture Trustee shall not be required to take any action under
Section 8.06 or 9.01(b), nor shall any other provision of this Indenture be deemed to impose a duty on the Indenture Trustee to take any action, if the Indenture Trustee shall have been advised by counsel that such action is contrary to the terms hereof or is otherwise contrary to law.

                 (d) The Indenture Trustee shall not have any duty or obligation to use, operate, store, lease, control, manage, sell, dispose of or otherwise deal with the Aircraft or any other part of the Indenture Estate, or to otherwise take or refrain from taking any action under, or in connection with, this Indenture or any part of the Indenture Estate, except as expressly provided by the terms of this Indenture or as expressly provided in written instructions from Holders as provided in this Indenture; and no implied duties or obligations shall be read into this Indenture against the Indenture Trustee.

                 (e) The Owner Trustee and the Indenture Trustee agree that they will not use, operate, store, lease, control, manage, sell, dispose of or otherwise deal with the Aircraft or any other part of the Indenture Estate except (i) in accordance with the terms of the Lease or the Participation Agreement, or (ii) in accordance with the powers granted or reserved to, or the authority conferred upon, the Owner Trustee and the Indenture Trustee pursuant to this Indenture and in accordance with the express terms hereof.

                 (f) Subject to the provisions of Section 9.04, the Indenture Trustee shall not be liable for interest on any money received except as otherwise provided in any other Operative Agreement. Money held in trust by the Indenture Trustee need not be segregated from other funds except to be extent required by law.

                 Section 9.02. Rights of Indenture Trustee. (a) The Indenture Trustee may rely on any document believed by it to be genuine and to have been signed or presented by the proper person. The Indenture Trustee need not investigate any fact or matter stated in the document.

                 (b) Before the Indenture Trustee acts or refrains from acting, it may consult with counsel or require an Officer's Certificate or an Opinion of Counsel from the Company or the Owner Trustee after which it will take such action or refrain from acting as it deems appropriate. The Indenture Trustee shall not be liable for any action it takes or omits to take in good faith and in accordance herewith in reliance on a resolution of the Board of Directors





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of the Company, the written advice of counsel acceptable to the Owner Trustee, the Company and the Indenture Trustee, officer's certificates or opinions of counsel provided by the Company or the Owner Trustee.

                 (c) The Indenture Trustee may act through agents and shall not be responsible for the misconduct or negligence of any such agent appointed with due care; provided, that so long as no Indenture Event of Default shall have occurred and be continuing no such agents shall be appointed by the Indenture Trustee without the consent of the Company and the Owner Trustee, which consent shall, in each case, not be unreasonably withheld.

                 (d) The Indenture Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers.

                 (e) If an Indenture Event of Default under this Agreement has occurred and is continuing, the Indenture Trustee shall exercise its rights and powers under this Agreement, and shall use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

                 Section 9.03. Individual Rights of Indenture Trustee. The Indenture Trustee in its individual or any other capacity may become the owner or pledgee of Certificates and may otherwise deal with the Owner Trustee, the Company or an Affiliate of the Owner Trustee or the Company or a subsidiary of the Owner Trustee or the Company with the same rights it would have if it were not the Indenture Trustee. Any Agent may do the same with like rights.

                 Section 9.04. Funds May Be Held by Indenture Trustee or Paying Agent; Investments. Any monies (including without limitation for purposes of this Section 9.04 Permitted Investments constituting the proceeds of the maturity, sale or other disposition of any Permitted Investment) held by the Indenture Trustee or the Paying Agent hereunder as part of the Indenture Estate, until paid out by the Indenture Trustee or the Paying Agent as herein provided, (i) subject to clause (ii) below, may be carried by the Indenture Trustee or the Paying Agent on deposit with itself or on deposit to its account with any bank, trust company or national banking association incorporated or doing business under the laws of the United States of America or one of the States thereof having combined capital and surplus and retained earnings of at least $100,000,000, and neither the Indenture Trustee nor the Paying Agent shall have any liability for interest upon any such monies except as otherwise agreed in writing or (ii) at any time and from time to time, so long as no Lease Default (of the type described in Section 14.1 or 14.5 of the Lease) or Lease Event of Default shall have occurred and be continuing, at the request (given directly by the Company to the Indenture Trustee) of the Company acting as the agent of the Owner Trustee, shall be invested and reinvested in Permitted Investments as specified in such request (if such investments are reasonably available for purchase) and sold, in any case at such prices, including accrued interest or its equivalent, as are set forth in such request, and such Permitted Investments shall be held by the Indenture Trustee in trust as part of the Indenture Estate until so sold; provided, that the Company, on behalf of the Owner Trustee, as agent of the Owner Trustee, shall upon demand pay to the Indenture Trustee the amount of any loss realized upon maturity, sale or other disposition of any such Permitted Investment and, so long as no Lease Default (of the type referred to in Section 14.1 or 14.5 of the Lease) or Lease Event of Default shall have occurred and be





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continuing, be entitled to receive from the Indenture Trustee, and the
Indenture Trustee on behalf of the Owner Trustee, shall promptly pay to the Company pursuant to Section 22.1 of the Lease, any profit, income, interest, dividend or gain realized upon maturity, sale or other disposition of any Permitted Investment. If any Lease Default (of the type referred to in Section
14.1 or 14.5 of the Lease) or Lease Event of Default shall have occurred and be continuing, any net income, profit, interest, dividend or gain realized upon maturity, sale or other disposition of any Permitted Investment shall be held as part of the Indenture Estate and shall be applied by the Indenture Trustee at the same time, on the same conditions and in the same manner as the amounts in respect of which such income, profit, interest, dividend or gain was realized are required to be distributed in accordance with the provisions hereof or of the Lease pursuant to which such amounts were required to be held. The Indenture Trustee shall not be responsible for any losses on any investments or sales of Permitted Investments made pursuant to the procedure specified in this Section 9.04.

                 Section 9.05. Notice of Defaults. If an Indenture Event of Default under this Agreement occurs and is continuing and the Indenture Trustee has actual knowledge of same, the Indenture Trustee shall (i) promptly send written notice thereof to the Company, the Owner Trustee and the Owner Participant and, so long as the Series SWA 1995 Trust N396SW-I Certificates shall be Outstanding, the Holders thereof and (ii) within 90 days after it occurs, mail to each other Holder notice of all uncured Indenture Events of Default under this Agreement. Except in the case of a default in the payment of the principal of, Premium, if any, or interest on any Certificates or during any period when the Series SWA 1995 Trust N396SW-I Certificate shall be Outstanding, Break Amount, the Indenture Trustee shall be protected in withholding the notice required under clause (ii) above if and so long as the executive committee or trust committee of directors of the Indenture Trustee and/or Responsible Officers thereof in good faith determines that withholding such notice is in the interest of the Holders. In addition, if an Indenture Default under this Agreement occurs and is continuing and if the Indenture Trustee has actual knowledge of same, the Indenture Trustee shall promptly send written notice thereof to the Company, the Owner Trustee and the Owner Participant and, so long as the Series SWA 1995 Trust N396SW-I Certificates shall be Outstanding, the Holders thereof.

                 Section 9.06. Compensation and Indemnity. (a) The Owner Trustee shall pay to the Indenture Trustee from time to time (i) reasonable compensation for its services, which compensation shall not be limited by any law on compensation of a trustee of an express trust, (ii) reimbursement for all reasonable out-of-pocket expenses incurred by the Indenture Trustee in connection with the performance of its duties under this Agreement (including the reasonable compensation and expenses of the Indenture Trustee's counsel and any agent appointed in accordance with Section 9.02(c)), and (iii) indemnification against any loss or liability incurred by it arising out of or in connection with its acceptance or administration of the trust or trusts hereunder except (A) as such expenses or loss or liability might result from the gross negligence or willful misconduct of the Indenture Trustee or the inaccuracy of any representation or warranty of the Indenture Trustee in its individual capacity in Section 8 of the Participation Agreement or failure by the Indenture Trustee to perform its payment and investment obligations hereunder, (B) as otherwise provided in Section 9.10 and (C) as otherwise excluded by the terms of Sections 7(b) and 7(c) of the Participation Agreement from the Company's indemnities under said Sections; provided, that the Indenture Trustee shall not make any claim





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under this Section 9.06(a) for any claim or expense indemnified against by the
Company under the Participation Agreement without first making demand on, and pursuing such demand on a reasonable basis for a reasonable length of time, the Company for payment of such claim or expense. The Indenture Trustee shall notify the Owner Trustee and the Company promptly of any claim for which it is entitled to be indemnified hereunder. The Indenture Trustee may have separate counsel and the Owner Trustee shall pay the reasonable fees and expenses of such counsel. The Owner Trustee need not pay for any settlement made without its and the Company's consent.

                 (b) To secure the payment obligations of the Owner Trustee pursuant to this Section 9.06, the Indenture Trustee shall have a lien prior to that of the Holders of the Certificates on all money or property constituting a part of the Indenture Estate held or collected by the Indenture Trustee, except that held in trust to pay the principal of, and interest on, the Certificates.

                 Section 9.07. Replacement of Indenture Trustee. (a) The resignation or removal of the Indenture Trustee and the appointment of a successor Indenture Trustee shall become effective only upon the successor Indenture Trustee's acceptance of appointment as provided in this Section.

                 (b) The Indenture Trustee may resign by giving at least 30 days' prior written notice to the Company, the Owner Trustee and the Holders of a majority in aggregate principal amount of the Outstanding Certificates. The Holders of a majority in aggregate principal amount of the Outstanding Certificates may remove the Indenture Trustee by giving at least 30 days' prior written notice to the Indenture Trustee, the Owner Trustee and the Company and may appoint a successor Indenture Trustee with the Owner Trustee's and the Company's consent. At such time as Series SWA 1995 Trust N396SW Certificates are Outstanding, the Owner Trustee may remove the Indenture Trustee if:

                          (1)     the Indenture Trustee fails to comply with
         Section 9.09, fails to perform its payment obligations hereunder or otherwise fails to perform any of its material obligations hereunder;

                          (2) the Indenture Trustee is adjudged a bankrupt or an insolvent;

                          (3) a receiver or public officer takes charge of the Indenture Trustee or its property; or

                          (4) the Indenture Trustee becomes incapable of acting.

                 (c) If the Indenture Trustee resigns or is removed, or if a vacancy exists in the office of Indenture Trustee for any reason, Holders of a majority in aggregate principal amount of the Certificates or, at such time as Series SWA 1995 Trust N396SW Certificates are Outstanding, the Owner Trustee, shall promptly appoint a successor Indenture Trustee.

                 (d) If a successor Indenture Trustee does not take office within 30 days after the retiring Indenture Trustee resigns or is removed, the retiring Indenture Trustee, the





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                                      -47-

Company, the Owner Trustee or the Holders of a majority in aggregate principal amount of the Outstanding Certificates may petition any court of competent jurisdiction for the appointment of a successor Indenture Trustee.

                 (e) If the Indenture Trustee fails to comply with Section 9.09, any Holder may petition any court of competent jurisdiction for the removal of such Indenture Trustee and the appointment of a successor Indenture Trustee.

                 (f) A successor Indenture Trustee shall deliver a written acceptance of its appointment to the retiring Indenture Trustee, to the Company and to the Owner Trustee. Thereupon, the resignation or removal of the retiring Indenture Trustee shall become effective, and the successor Indenture Trustee shall have all the rights, powers and duties of the retiring Indenture Trustee for which the successor Indenture Trustee is to be acting as Indenture Trustee under this Agreement. The retiring Indenture Trustee shall promptly transfer all property and all books and records relating to the administration of the Indenture Estate held by it as Indenture Trustee to the successor Indenture Trustee subject to the lien provided for in Section 9.06. The successor Indenture Trustee shall give notice of each appointment of a successor Indenture Trustee if there are Certificates Outstanding, by mailing written notice of such event by first-class mail to the Holders.

                 (g) All provisions of this Section 9.07 except subparagraphs (b)(l) and (e) and the words "subject to the lien provided for in
Section 9.06" in subparagraph (f) shall apply also to any Paying Agent.

                 Section 9.08. Successor Indenture Trustee, Agents by Merger, Etc. If the Indenture Trustee or any Agent consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business assets to, another corporation, the successor corporation, without any further act, shall be the successor Indenture Trustee or Agent, as the case may be.

                 Section 9.09. Eligibility; Disqualification. This Agreement shall at all times have an Indenture Trustee which shall have a combined capital and surplus of at least $100,000,000 and shall be a "citizen of the United States" as defined in the Federal Aviation Act. If such corporation publishes reports of conditions at least annually, pursuant to law or to the requirements of Federal, State, Territorial, or District of Columbia supervising or examining authority, then for the purposes of this Section 9.09, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of conditions so published.

                 In case at any time the Indenture Trustee shall cease to be eligible in accordance with the provisions of this Section 9.09, the Indenture Trustee shall resign immediately in the manner and with the effect specified in
Section 9.07.

                 Section 9.10. Trustee's Liens. The Indenture Trustee in its individual capacity agrees that it will at its own cost and expense promptly take such action as may be necessary to duly discharge and satisfy in full all Liens ("Trustee's Liens") on the Indenture Estate which are either (i) attributable to the Indenture Trustee in its individual capacity and which are





                TRUST INDENTURE AND SECURITY AGREEMENT [N396SW]
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
unrelated to the transactions contemplated by the Operative Agreements, or (ii) which are attributable to the Indenture Trustee as trustee hereunder or in its individual capacity and which arise out of acts or omissions which are not expressly contemplated by this Agreement.

                 Section 9.11. Withholding Taxes; Information Reporting. Without limitation of subsections 15.05(d) and 15.05(e), the Indenture Trustee shall exclude and withhold from each distribution of principal, Premium, if any, Break Amount, if any, and interest and other amounts due hereunder or under the Certificates any and all withholding taxes applicable thereto as required by law. The Indenture Trustee agrees to act as such withholding agent and, in connection therewith, whenever any present or future taxes or similar charges are required to be withheld with respect to any amounts payable in respect to the Certificates, to withhold such amounts and timely pay the same to the appropriate authority in the name of and on behalf of the Holders, that it will file any necessary withholding tax returns or statements when due, and that, as promptly as possible after the payment thereof, it will deliver to each Holder appropriate documentation showing the payment thereof, together with such additional documentary evidence as such Holders may reasonably request from time to time. The Indenture Trustee agrees to file any other information reports as it may be required to file under United States law. Such withholding by the Indenture Trustee shall in no event give rise to an Indenture Event of Default and shall be deemed to constitute payment in full of the amount withheld.

                 Section 9.12.    [Reserved for Potential Future Use]

                 Section 9.13. Certain Rights of Owner Trustee and Owner Participant. Notwithstanding any other provisions of this Indenture, including the Granting Clause, the following rights shall be reserved to the Owner Trustee or the Owner Participant, as the case may be (as separate and independent rights) to the extent described herein:

                 (a) at all times the Owner Trustee and the Owner Participant shall have the right, together with the Indenture Trustee, to receive from the Lessee all notices, certificates, reports, filings, opinions of counsel and other documents and all information which the Company is permitted or required to give or furnish to the Owner Participant, the Owner Trustee or the Lessor pursuant to any Indenture Document;

                 (b) at all times (unless otherwise specified) the Owner Trustee shall have the right (1) to the exclusion of the Indenture Trustee but subject to and without affecting the provisions of Section 11.06, (i) to exercise the rights, elections and options of the Lessor to make any decision or determination and to give any notice, consent, waiver or approval with respect to any adjustments under Section 3.7 of the Lease or the identification of Permitted Foreign Air Carriers pursuant to Section 23 of the Lease, Sections 17 and 18 of the Participation Agreement, the Tax Indemnity Agreement and any provision of the Operative Agreements related to Excluded Payments, (ii) to exercise the rights, elections and options of the Lessor and to approve the purchase or other acquisition of the Aircraft by a Prohibited Person with respect to the termination of the Lease and solicitations of bids and appraisals pursuant to Section 9 of the Lease, or with respect to renewals or purchase options and terminations to take effect upon or after the payment in full (or assumption by the Company) of the obligations secured hereby,





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
         (iii) without limiting the terms of Section 8.03(e)(i), to effect cures pursuant to Section 20 of the Lease, and (iv) to maintain and exercise all rights regarding separate insurance with respect to the Aircraft for its own account pursuant to Section 11.7 of the Lease (provided, that no such insurance impairs or reduces coverage under any insurance required to be maintained by the Company under Section 11 of the Lease) and (2) so long as no Indenture Event of Default shall have occurred and be continuing, (x) during the Floating Period, together with the Indenture Trustee (agreement of both being required) and (y) during the Fixed Period, to the exclusion of the Indenture Trustee (i) to approve as satisfactory any other accountants, inspectors, engineers or counsel to render services for or issue opinions to the Owner Trustee, together with the contents of any certificates and opinions to be delivered by such Persons, in each case pursuant to express provisions of the Operative Agreements and
         (ii) to grant such consents, approvals and waivers as may be requested under the Indenture Documents and (3) together with the Indenture Trustee (each acting separately), to request all certificates and documents of Lessee, to request assignment of any sublease of the Aircraft and to exercise inspection rights pursuant to Section 12 of the Lease;

                 (c) at all times, the Owner Trustee shall have the non-exclusive right, as Lessor, to seek specific performance of the covenants of the Company under the Lease relating to the protection, insurance, maintenance, possession and use of the Aircraft and to obtain performance by Lessee under Sections 11(a) and (b) of the Participation Agreement; and

                 (d) at all times each of the Owner Trustee (as Owner Trustee, individually and as Lessor) and the Owner Participant shall have the right, to the exclusion of the Indenture Trustee, to demand, collect, sue for or receive the payment of, and waive, modify or otherwise deal with Excluded Payments due and payable to it, and, in the case of the Owner Participant, to give the written notice referred to in the proviso to Section 14.1 of the Lease.

                                   ARTICLE 10

                    SATISFACTION AND DISCHARGE; DEFEASANCE;
                           TERMINATION OF OBLIGATIONS

                 Section 10.01. Satisfaction and Discharge of Agreement; Defeasance; Termination of Obligations. Subject to Section 10.02, this Agreement shall cease to be of further effect, and the Owner Trustee and the Indenture Trustee shall, except as herein provided, be deemed to have been discharged from their respective obligations hereunder and with respect to the Certificates (and the Indenture Trustee, on demand and at the expense of the Owner Trustee, shall execute proper instruments acknowledging satisfaction and discharge of this Agreement in respect of the Certificates), when

                 (a)      (i)     all Certificates theretofore executed and
delivered (other than (A) Certificates which have been mutilated, destroyed, lost or stolen and which have been replaced or exchanged as provided in Section
2.06 and (B) Certificates for the payment of which money





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held in trust hereunder has been paid and discharged from such trust, as provided in Section 7.01) have been delivered to the Indenture Trustee for cancellation; or

                          (ii)    all Certificates not theretofore delivered to
the Indenture Trustee for cancellation have become due and payable (whether upon stated maturity or as a result of redemption or upon acceleration), or will become due and payable (including as a result of redemption in respect of which irrevocable notice has been given to the Indenture Trustee on or prior to the date of such deposit) at maturity within one year, and there has been deposited with the Indenture Trustee in trust for the purpose of paying and discharging the entire indebtedness on the Certificates not theretofore canceled by the Indenture Trustee or delivered to the Indenture Trustee for cancellation, an amount of cash and/or Government Obligations sufficient to discharge such indebtedness, including the principal of, Premium, if any, and interest on the Certificates to the date of such deposit (in the case of Certificates which have become due and payable), or to the maturity thereof, as the case may be and, in the case of the Series SWA 1995 Trust N396SW-I Certificate, Break Amount, if any, and all other amounts payable to the Original Holder hereunder or under any other Operative Agreement; or

                          (iii)   the Certificates shall have been defeased as
provided in Section 10.05; provided, however, that upon the making of the deposit referred to in subsection A of Section 10.05, the right of the Owner Trustee or the Company to cause the redemption of Certificates (except a redemption in respect of which irrevocable notice has theretofore been given) shall terminate;

                 (b) all other amounts then due and payable hereunder have been paid; and

                 (c) the Owner Trustee or the Company on behalf of the Owner Trustee has delivered to the Indenture Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for or relating to the satisfaction and discharge of this Agreement contemplated by this Section 10.01 have been complied with.

                 Section 10.02. Survival of Certain Obligations. Notwithstanding the provisions of Section 10.01, the obligations of the Indenture Trustee contained in Sections 2.01 through 2.08, 2.10, Article III (other than Section 3.05), Section 7.01, Section 9.11, Section 10.03 and
Section 10.04, and the rights, duties, immunities and privileges hereunder of the Indenture Trustee shall survive.

                 Section 10.03. Monies to Be Held in Trust. All money and Government Obligations deposited with the Indenture Trustee pursuant to Section
10.01 shall be held in trust and applied by it, in accordance with the provisions of the Certificates and this Agreement, to the payment in the case of the Series SWA 1995 Trust N396SW-I Certificates, as provided for in Section
15.04 or, in the case of the Series SWA 1995 Trust N396SW Certificates, either directly or through any Paying Agent as the Indenture Trustee may determine, to the Holders, of all sums due and to become due thereon for principal, Premium, if any, interest, and, in the case of the Series SWA 1995 Trust N396SW-I Certificates, Break Amount, if any, and all other amounts payable to the Holders hereunder or under any other Operative Agreement, but such money need not be segregated from other funds except to the extent required by law.





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                 Section 10.04.   Monies to Be Returned to Owner Trustee. The
Indenture Trustee and any Paying Agent shall promptly pay or return to the Owner Trustee upon request of the Owner Trustee any money or Government Obligations held by them at any time that are not required for the payment of the amounts described above in Section 10.03 on the Certificates for which money or Government Obligations have been deposited pursuant to Section 10.01, and the Holders shall have no claim in respect of any money or Government Obligations so paid or returned.

                 Section 10.05. Defeasance. The Owner Trustee may, at any time, defease the interest of the Indenture Trustee in the Indenture Estate in whole, but not in part, through the deposit with the Defeasance Trustee, in accordance with the provisions of this Section 10.05, of cash and/or Government Obligations; provided, however, that such defeasance shall not be applicable in respect of the Series SWA 1995 Trust N396SW-I Certificates. Such deposit shall be made pursuant to a declaration or other appropriate instrument of trust satisfactory in form and substance to the Defeasance Trustee and the Indenture Trustee; such deposit shall be absolute and irrevocable and the instrument of trust shall expressly provide that the Owner Trustee shall have no further title to or interest in or power to direct the use or application of the cash and/or Government Obligations so deposited or any of the proceeds arising therefrom; such instrument shall state that the trust created thereby and the cash and/or Government Obligations deposited pursuant thereto are for the sole and exclusive benefit of the Holders and shall expressly provide that the Defeasance Trustee shall apply such cash and payments of principal and/or interest on such Government Obligations to, and only to, the punctual payment of the principal and interest on the Certificates as and when such payments become due (such declaration or instrument to contain appropriate provisions for the recording of transfers of Certificates and the names and addresses of the Holders); and the Owner Trustee shall agree to pay, as the same shall become due and payable, all fees, costs and charges of the Defeasance Trustee under such instrument of trust, including those which may become payable after the date the conditions hereinbelow specified have been met. Upon compliance with the following conditions, and provided, that no Indenture Event of Default or Indenture Default shall have occurred and be continuing on a date 91 days after the date of the deposit of Government Obligations and/or cash with the Defeasance Trustee as provided in Subsection A below, the Owner Trustee's obligations with respect to the Certificates will be discharged and this Indenture shall terminate as provided in Section 10.01:

                 A. the Owner Trustee shall have deposited with the Defeasance Trustee absolutely and irrevocably (irrespective of whether the conditions in Subsections B, C, D and E of this Section 10.05 have been satisfied) (1) cash and/or (2) Government Obligations which through the payment of principal and interest in respect thereof in accordance with their terms, without any reinvestment or further investment of the principal of or interest earned on such Government Obligations, will absolutely and unconditionally provide in any and all circumstances not later than one day before each Payment Date an amount sufficient to pay and discharge the payment of principal and interest to be due and payable on such Payment Date;

                 B. no Indenture Event of Default or Indenture Default shall have occurred and be continuing on the date of the deposit of cash and/or Government Obligations as contemplated hereby;





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                 C.       the Owner Trustee shall have delivered to the
         Defeasance Trustee and to the Certificate Holders written confirmation by a nationally recognized firm of independent public accountants (other than the accounting firm then serving as Shawmut Bank Connecticut, National Association's or the Owner Participant's regular auditors) selected by the Owner Trustee, the form and substance of which confirmation and the identity of such accounting firm shall be satisfactory to the Indenture Trustee, that the Government Obligations deposited for payment of the Certificates, together with any cash deposited by the Owner Trustee, are sufficient to satisfy the requirements of Subsection A hereof;

                 D. the Owner Trustee shall have delivered to the Defeasance Trustee, the Indenture Trustee and the Certificate Holders an opinion of counsel in form and substance satisfactory to the Indenture Trustee to the effect that (1) the trust declaration or other instrument, as the case may be, is legal, valid, binding and enforceable in accordance with its terms for the sole benefit and use of the Holders, is irrevocable and the Government Obligations and/or cash deposited thereunder and the proceeds thereof and therefrom are held by the Defeasance Trustee thereunder in trust solely for the benefit of the Holders and will not be subject to any valid interest, lien, claim or encumbrance of any other Person, including the Owner Trustee or the Owner Participant or any Person claiming by, through, under or in the name or on behalf of the Owner Trustee or the Owner Participant or any creditor or beneficiary of the Owner Trustee or the Owner Participant, or by any court or trustee in bankruptcy and (2) such deposit will not constitute a preferential transfer or a fraudulent conveyance under any bankruptcy or other similar law and shall cover such other matters as the Indenture Trustee may reasonably require in connection with such final deposit and matters relating thereto;

                 E. the Owner Trustee shall have delivered to the Defeasance Trustee, the Indenture Trustee and the Certificate Holders an Officers' Certificate and an Opinion of Counsel (1) to the effect that there has been published by the Internal Revenue Service a ruling, or (2) since the date of this Agreement that there has been a change in or clarification of the applicable Federal income tax law, in either case to the effect that Holders will not recognize income, gain or loss for Federal income tax purposes as a result of the exercise by the Owner Trustee of its option under Section 10.01(a)(iii) and will be subject to Federal income tax on the same amounts and in the same manner and at the same times, as would have been the case if such option had not been exercised; and

                 F. the Owner Trustee shall have (1) taken such further action and executed such further documents as may be reasonably required by any Holder, the Indenture Trustee or the Defeasance Trustee and (2) delivered to the Defeasance Trustee, the Indenture Trustee and to the Holders a certificate of a Responsible Officer of the Owner Trustee stating that all conditions precedent herein to the defeasance of the Certificates contemplated by this Section 10.05 have been satisfied.





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                 The Owner Trustee will pay all expenses (including, without limitation, reasonable legal fees) incident to the implementation of the transactions contemplated by this Section 10.05.

                 For the purpose of this Article 10, the following terms have the following definitions:

                 "Defeasance Trustee" shall mean an institution authorized to transact in the State of New York the business of a trust company selected by the Owner Trustee and approved by the Indenture Trustee; provided, that at the time of the delivery of cash and/or Government Obligations pursuant to this Section 10.05, the institution selected shall have a combined capital and surplus of at least $500,000,000 and shall not be an Affiliate of the Company, the Owner Participant or Shawmut Bank Connecticut, National Association.

                 "Government Obligations" shall mean direct U.S. Dollar obligations of the United States of America which are not callable, redeemable or prepayable, directly or indirectly, by any Person.

                                   ARTICLE 11

                             AMENDMENTS AND WAIVERS

                 Section 11.01. Amendments to this Agreement Without Consent of Holders. The Owner Trustee and the Indenture Trustee may enter into one or more agreements supplemental hereto without the consent of any Holder for any of the following purposes:

                          (1) to correct any mistake or cure any ambiguity, defect or inconsistency herein or in the Certificates or to make any change not inconsistent with the provisions hereof; provided, that such change does not adversely affect the interests of any Holder;

                          (2) to evidence the succession of another party as the Owner Trustee in accordance with the terms of the Trust Agreement or to evidence (in accordance with Article 9) the succession of a new trustee hereunder, the removal of the trustee hereunder or the appointment of any co-trustee or co-trustees or any separate or additional trustee or trustees;

                          (3) to convey, transfer, assign, mortgage or pledge any property to or with the Indenture Trustee or to make any other provisions with respect to matters or questions arising hereunder so long as such action shall not adversely affect the interests of the Holders;

                          (4) to correct or amplify the description of any property at any time subject to the Lien of this Agreement or better to assure, convey and confirm unto the Indenture Trustee any property subject or required to be subject to the Lien of this Agreement or to subject to the Lien of this Agreement the Airframe or Engines or





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         airframe or engines substituted for the Airframe or Engines in accordance herewith or with the Lease; provided, that Trust Supplements entered into for the purpose of subjecting to the Lien of this Agreement the Airframe or Engines (or the Replacement Airframe or any Replacement Engines) in accordance with the Lease need only be executed by the Owner Trustee;

                          (5) to add to the covenants of the Owner Trustee, for the benefit of the Holders, or to surrender any rights or power herein conferred upon the Owner Trustee or the Owner Participant;

                          (6)     to add to the rights of the Holders;

                          (7) to provide for the assumption by the Company of the obligations of the Owner Trustee hereunder in accordance with the terms and conditions applicable thereto specified in Section 7.03;

                          (8) to provide for the redemption of (i) the Series SWA 1995 Trust N396SW-I Certificate and the issuance of the Series SWA 1995 Trust N396SW Certificates in accordance with the terms and conditions applicable thereto specified in Article 15 or (ii) any Series SWA 1995 Trust N396SW Certificates issued hereunder and the issuance of the New Debt in accordance with the terms and conditions applicable thereto specified in Section 17 of the Participation Agreement; or

                          (9) to include on the Certificates any legend as may be required by applicable law.

                 Section 11.02. Amendments to this Agreement with Consent of Holders. (a) With the written consent of the Holders of a majority of the aggregate principal amount of the Outstanding Certificates, the Owner Trustee and the Indenture Trustee may enter into such supplemental agreements to add any provisions to or to change or eliminate any provisions of this Agreement or of any such supplemental agreements or to modify the rights of the Holders; provided, however, that without the consent of each Holder affected thereby, an amendment under this Section 11.02 may not:

                          (1) reduce the principal amount of, Premium or Break Amount, if any, or any installment of interest on, any Certificate; or

                          (2) change the date on which any principal amount of, any Installment Payment Amount payable with respect to, Premium or Break Amount, if any, or interest on any Certificate, is due or payable; or

                          (3) create any Lien on the Indenture Estate prior to or pari passu with the Lien thereon under this Agreement except such as are permitted by this Agreement, or deprive any Holder of the benefit of the Lien on the Indenture Estate created by this Agreement; or





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                          (4)     reduce the percentage in principal amount of
         the Outstanding Certificates, the consent of whose holders is required for any such supplemental agreement, or the consent of whose holders is required for any waiver (of compliance with certain provisions of this Agreement or of certain defaults hereunder or their consequences) provided for in this Agreement; or

                          (5) make any change in Section 8.05, 8.08, or (but only for so long as the Series SWA 1995 Trust N396SW-I Certificates shall be Outstanding) Article 15, or this Section 11.02(a).

                 (b) It is not necessary under this Section 11.02 for the Holders to consent to the particular form of any proposed supplemental agreement, but it is sufficient if they consent to the substance thereof.

                 (c) Promptly after the execution by the Owner Trustee and the Indenture Trustee of any supplemental agreement pursuant to the provisions of this Section 11.02, the Indenture Trustee shall transmit by first-class mail a notice, setting forth in general terms the substance of such supplemental agreement, to all Holders, as the names and addresses of such Holders appear on the Register. Any failure of the Indenture Trustee to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental agreement.

                 Section 11.03. Revocation and Effect of Consents. Until an amendment or waiver becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder, even if notation of the consent is not made on any Certificate. However, any such Holder or subsequent Holder may revoke the consent as to his Certificate if the Indenture Trustee receives the notice of revocation before the date the amendment or waiver becomes effective. After an amendment or waiver becomes effective, it shall bind every Holder affected by such amendment or waiver.

                 Section 11.04. Notation on or Exchange of Certificates. The Indenture Trustee may place an appropriate notation about an amendment or waiver on any Certificate thereafter executed. The Indenture Trustee in exchange for such Certificates may execute new Certificates that reflect the amendment or waiver.

                 Section 11.05. Indenture Trustee Protected. The Indenture Trustee need not sign any supplemental agreement that adversely affects its rights.

                 Section 11.06. Amendments, Waivers, Etc. of Other Operative Agreements. (a) Subject to Section 11.01, without the consent of the Holders of a majority in principal amount of Outstanding Certificates, the respective parties to the Participation Agreement, the Lease and the Trust Agreement may not modify, amend or supplement any of said agreements, or give any consent, waiver, authorization or approval thereunder, for any purpose, including adding any provisions to or changing in any manner or eliminating any of the provisions thereof or modifying in any manner the rights of the respective parties thereunder; provided, however, that the actions specified in subsection
(b) of this Section 11.06 may be taken without the consent of the Indenture Trustee or any Holder.





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                 (b)      Subject to the provisions of subsection (c) of this
Section 11.06, the respective parties to the Participation Agreement, the Lease and the Trust Agreement, at any time and from time to time without the consent of the Indenture Trustee or of any Holder may:

                          (1) so long as no Indenture Event of Default shall have occurred and be continuing, modify, amend or supplement the Lease, or give any consent, waiver, authorization or approval with respect thereto, except that without compliance with subsection (a) of this Section 11.06 (except as specifically provided below) the parties to the Lease shall not modify, amend or supplement, or give any consent, waiver, authorization or approval for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions thereof or of modifying in any manner the rights of the respective parties thereunder, with respect to the following provisions of the Lease as originally executed: Sections 2, 3.1, 3.2 (if the result thereof would be to shorten the Term of the Lease to a period shorter than the period ending with the final Principal Payment Date, Installment Date or Maturity Date of the Certificates), 3.3, 3.4, 3.5 (except to the extent such Section relates to Excluded Payments and amounts payable to the Indenture Trustee in its individual capacity), 3.6 (except insofar as it relates to the address or account information of the Owner Trustee or the Indenture Trustee), the first sentence of Section 3.8 or any proviso in said Section, 4, 5 (but only insofar as it relates to return condition upon termination of the Lease pursuant to Section 15), 6, 7 (except that further restrictions may be imposed on the Company), 9, 10 (except that additional requirements may be imposed on the Company), 11 (except for
         Section 11.6 insofar as such Section relates to the Owner Participant and the Lessor and except that additional insurance requirements may be imposed on the Company), 12 (except in order to increase the Company's liabilities or enhance the Lessor's rights thereunder), 13 (except in the case of an assignment by the Lessor in circumstances where the Aircraft shall remain registrable under the Federal Aviation
         Act), 14 (except to impose additional or more stringent Lease Events of Default), 15 (except to impose additional remedies), 16, 17, 18.2(b) (except to impose additional requirements on the Company), 19, 20, 21 and 22, and (i) any definition of terms used in the Lease, to the extent that any modification of such definition would result in a modification of the Lease not permitted pursuant to this subsection
         (b) and (ii) any other provision of the Lease not hereinabove referred to if the modification, amendment or supplement thereto, or consent, waiver, authorization or approval in respect thereof would adversely affect the Indenture Trustee's interest in the Trust Estate, reduce Lessee's obligations in respect of maintaining the Aircraft or otherwise impair the value of the Trust Estate; provided, that in the event an Indenture Event of Default shall have occurred and be continuing, the Indenture Trustee shall have all rights of the Owner Trustee as Lessor under the Lease to modify, amend or supplement the Lease or give any consent, waiver, authorization or approval thereunder, for any purpose, including, adding any provisions to or changing in any manner or eliminating any of the provisions thereof or of modifying in any manner the rights of the Lessor thereunder; provided, further, that without the prior consent of the Owner Trustee, and whether or not an Indenture Event of Default shall have occurred and be continuing, no such action shall be taken with respect to any of the provisions of Sections 1 (to the extent any modification of a definition contained therein would result in a modification of the Lease not permitted by this proviso), 3.4 (to the extent any modification would result in amounts payable by





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         Lessor under the Indenture not also being payable by Lessee to Lessor under the Lease), 3.7, 3.8, 4, 5 (to the extent not related to return upon termination of the Lease pursuant to Section 15 of the Lease), 6 (to the extent such action would reduce the Company's obligations), 7, 8, 9, 10, 11, 12, 13, 14, 15, 16 (insofar as it relates to the
         Lessor), 17, 18, 19, 20, 21 and 22 of the Lease, or any other Section of the Lease to the extent such action shall affect any Excluded Payment or the amount or timing of any amounts payable by the Company under the Lease as originally executed (or as subsequently modified with the consent of the Owner Trustee) which, absent the occurrence and continuance of an Indenture Event of Default, will be distributable to the Owner Trustee under Article 3; and provided, further, that the parties to the Lease may take any such action without the consent of the Indenture Trustee or any Holder to the extent such action relates to the payment of amounts constituting, or the Owner Trustee's, the Owner Participant's or the Company's rights or obligations with respect to, Excluded Payments;

                          (2) modify, amend or supplement the Trust Agreement, or give any consent, waiver, authorization or approval with respect thereto, in each case only to the extent any such action shall not adversely affect the interests of the Holders;

                          (3) modify, amend or supplement the Participation Agreement, or give any consent, waiver, authorization or approval with respect thereto, except that without compliance with subsection (a) of this Section 11.06 the parties to the Participation Agreement shall not modify, amend or supplement, or give any consent, waiver, authorization or approval for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions thereof or of modifying in any manner the rights of the respective parties thereunder, with respect to the following provisions of the Participation Agreement as originally executed: Sections 1(b), 7 (insofar as such Section 7 relates to the Indenture Trustee and the Holders), 8, 11, 13, 17, 18 and 19 and (i) any definition of terms used in the Participation Agreement, to the extent that any modification of such definition would result in a modification of the Participation Agreement not permitted pursuant to this subsection (b) and (ii) any other provision of the Participation Agreement not hereinabove referred to if the modification, amendment or supplement thereto, or consent, authorization or approval in respect thereof would adversely affect the Indenture Trustee's interest in the Trust Estate or otherwise impair the value of the Trust Estate; and

                          (4) modify, amend or supplement any of said agreements in order to cure any ambiguity, to correct or supplement any provisions thereof which may be defective or inconsistent with any other provision thereof or of any provision of this Indenture, or to make any other provision with respect to matters or questions arising thereunder or under this Agreement which shall not be inconsistent with the provisions of this Agreement, provided the making of any such other provision shall not adversely affect the interests of the Holders.

                 (c) No modification, amendment, supplement, consent, waiver, authorization or approval with respect to the Lease or the Participation Agreement, whether effected pursuant to subsection (a) or pursuant to subsection (b) of this Section 11.06 and anything in such





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subsections or elsewhere in this Agreement to the contrary notwithstanding, shall, without the consent of the holder of each Outstanding Certificate affected thereby,

                          (1) modify, amend or supplement the Lease in such a way as to extend the time of, or the manner of making any, payment of any Advance or Basic Rent, or Stipulated Loss Value or any other amounts payable to the Indenture Trustee for its own account or for the account of the Holders (subject in any event to the last paragraph of Section 3.3 of the Lease) upon the occurrence of an Event of Loss or Termination Value and any other amounts payable to the Indenture Trustee for its own account or for the account of the Holders (subject in any event to the last paragraph of Section 3.3 of the Lease) upon termination of the Lease with respect to the Aircraft, payable under, or as provided in, the Lease as originally executed, or reduce the amount of any installment of any Advance or Basic Rent or Supplemental Rent so that the same is less than the payment of principal of, Premium, if any, Break Amount, if any, and interest on the Certificates, as the case may be, to be made from such installment of any Advance or Basic Rent or Supplemental Rent, or reduce the aggregate amount of Stipulated Loss Value, or any other amounts payable under, or as provided in, the Lease as originally executed upon the occurrence of an Event of Loss so that the same is less than the accrued interest on and the principal as of the Lease Loss Payment Date, and Break Amount, if any, of the Certificates at the time Outstanding or reduce the amount of Termination Value or Special Purchase Price and any other amounts payable under, or as provided in, the Lease as originally executed upon termination of the Lease so that the same is less than the accrued interest on and principal as of the date of any such termination and Premium, if any, and Break Amount, if any of Certificates at the time Outstanding, or

                          (2) modify, amend or supplement the Lease in such a way as to, or consent to any assignment of the Lease or give any consent, waiver, authorization or approval which would, release the Company from its obligations in respect of payment of Basic Rent or Supplemental Rent, or Stipulated Loss Value and any other amounts payable to the Indenture Trustee for its own account or the account of the Holders (subject in any event to the last paragraph of Section 3.3 of the Lease) upon the occurrence of any Event of Loss, or Termination Value or Special Purchase Price and any other amounts payable to the Indenture Trustee for its own account or the account of the Holders (subject in any event to the last paragraph of Section 3.3 of the Lease), payable under, or as provided in, the Lease as originally executed, except for any such assignment pursuant to Section 8(s) of the Participation Agreement, and except as provided in the Lease as originally executed.

                 Section 11.07. Trust Supplement. The Owner Trustee and the Indenture Trustee hereby confirm and agree that upon execution and delivery of any Trust Supplement covering the Aircraft by the Owner Trustee substantially in the form attached hereto as Exhibit C or any trust supplement covering a sublease of the Aircraft, this Agreement shall be supplemented by such Trust Supplement or such trust supplement without further action by the Owner Trustee or Indenture Trustee.





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                                   ARTICLE 12

                                 MISCELLANEOUS

                 Section 12.01. Notices. (a) Unless otherwise specifically provided herein, all notices required under the terms and provisions of this Agreement shall be in English and in writing, and any such notice may be given by courier service, telegram, telex, telemessage, telecopy, telefax, cable or facsimile (confirmed by telephone or in writing in the case of notice by telegram, telex, telemessage, telecopy, telefax, cable or facsimile) or any other customary means of written communication, and any such notice shall be effective when delivered, if to the Indenture Trustee, to:

                          Wilmington Trust Company
                          Rodney Square North
                          1100 North Market Street
                          Wilmington, Delaware 19890-0001

                          Attention:  Corporate Trust Administration

                          Telex:  835437 WILM TR
                          Facsimile:  (302) 651-8882
                          Telephone:  (302) 651-1000

                 if to the Owner Trustee, to:

                          Shawmut Bank Connecticut, National Association 777 Main Street
                          Hartford, Connecticut 06115

                          Attention:  Corporate Trust Administration

                          Telex:  221086 CTNB-HFD
                          Facsimile:  (203) 240-7920
                          Telephone:  (203) 722-9079

or if to any other Person, addressed to such Person as provided in the Participation Agreement.

                 (b) The Company, the Owner Trustee, the Indenture Trustee, the Owner Participant or the Original Holder by notice to the others may designate additional or different addresses for subsequent notices or communications.

                 (c) Any notice or communication to Holders of the Series SWA 1995 Trust N396SW Certificates shall be mailed by first-class mail to the addresses for Holders shown on the Register kept by the Registrar and to addresses filed with the Indenture Trustee for other Holders. Failure so to mail a notice or communication or any defect in such notice or





                TRUST INDENTURE AND SECURITY AGREEMENT [N396SW] communication shall not affect its sufficiency with respect to other Holders of such Certificates of that or any other series entitled to receive notice.

                 (d) If a notice or communication is mailed in the manner provided above within the time prescribed, it is conclusively presumed to have been duly given, whether or not the addressee receives it.

                 (e) Notwithstanding the foregoing, all communications or notices to the Indenture Trustee shall be deemed to be given only when received by a Responsible Officer of the Indenture Trustee.

                 Section 12.02.   [Reserved for Potential Future Use]

                 Section 12.03. Successors and Assigns; Agreement of Holders. All covenants and agreements contained herein shall be binding upon, and inure to the benefit of, each of the parties hereto and the successors and assigns of each, whether so expressed or not. Any request, notice direction, consent, waiver or other action by any Certificate Holder shall bind the successors and assigns of such Certificate Holder. Each Certificate Holder, by its acceptance of a Certificate, agrees to be bound by all provisions of this Indenture and the Participation Agreement applicable to it.

                 Section 12.04. Rules by Indenture Trustee and Agents. The Indenture Trustee may make reasonable rules for action by or a meeting of the Holders. The Paying Agent or Registrar may make reasonable rules and set reasonable requirements for its functions.

                 Section 12.05. Non-Business Days. With respect to the Series SWA 1995 Trust N396SW Certificates only, if a payment date is not a Business Day at a place of payment, payment may be made at such place on the next succeeding day that is a Business Day, and no interest shall accrue for the intervening period.

                 Section 12.06. GOVERNING LAW. THIS AGREEMENT AND THE CERTIFICATES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PROVISIONS OF THE STATE OF NEW YORK.

                 Section 12.07. No Recourse Against Others. No director, officer, employee or stockholder, as such, of the Company, the Owner Trustee or the Owner Participant, as the case may be, shall have any liability for any obligations of the Company, the Owner Trustee or the Owner Participant, as the case may be, under any Operative Agreement or for any claim based on, in respect of or by reason of such obligations or their creation. Each Holder by accepting a Certificate waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Certificates.

                 Section 12.08. Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one instrument.





                TRUST INDENTURE AND SECURITY AGREEMENT [N396SW]

                 Section 12.09. Applicability Only to Original Holder. Notwithstanding any provision to the contrary herein, Sections 15.03 through
15.05 shall only be applicable to the Holders of Series SWA Trust N396SW-I Certificates.

                 Section 12.10. Severability. Any provision of this Indenture which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

                                   ARTICLE 13

                 ACTIONS TO BE TAKEN UPON TERMINATION OF LEASE

                 Section 13.01. Actions to Be Taken upon Termination of Lease. Upon any of:

                 (a) the voluntary termination of the Lease by the Company pursuant to Section 9 thereof on the Lease Termination Date, and upon payment to the Indenture Trustee of an amount equal to the Redemption Price of all Outstanding Certificates, or

                 (b) the purchase of the Aircraft by the Company at its option pursuant to Section 18.2 of the Lease on the Special Purchase Option Date (unless the Company shall have elected to assume all of the rights and obligations of the Owner Trustee hereunder as provided for in Section 8(r) of the Participation Agreement), and upon payment to the Indenture Trustee of an amount equal to the Redemption Price as at the applicable Redemption Date of all Outstanding Certificates, or

                 (c) the termination of the Lease, on the Lease Loss Payment Date, following an Event of Loss suffered by the Airframe under circumstances where the Company does not exercise its option to substitute a Replacement Airframe therefor pursuant to Section 10.1.2 of the Lease, and upon payment to the Indenture Trustee of an amount equal to the Redemption Price as at the Redemption Date of all Outstanding Certificates, or

                 (d) the satisfaction, discharge, defeasance and termination of obligations under this Agreement in accordance with Section 10.01,

the Lien of this Agreement on the Indenture Estate shall terminate (except for the Lien on funds held by the Indenture Trustee to pay the Certificates and the Lien on amounts due from the Company under the Lease necessary to pay the Certificates or the Indenture Trustee) and the Indenture Trustee shall execute such instruments as may be requested by the Company or the Owner Trustee to evidence such termination (at the Company's or the Owner Trustee's expense).





                TRUST INDENTURE AND SECURITY AGREEMENT [N396SW]

                                   ARTICLE 14

                      [RESERVED FOR POTENTIAL FUTURE USE]

                                   ARTICLE 15

                          ISSUANCE AND APPLICATION OF
                    PROCEEDS OF SERIES SWA 1995 TRUST N396SW
                                 CERTIFICATES;
                  SPECIAL PROVISIONS GOVERNING REDEMPTION AND
                            METHOD OF PAYMENT OF THE
                  SERIES SWA 1995 TRUST N396SW-I CERTIFICATES;
                            OTHER SPECIAL PROVISIONS
                 RELATING TO THE SERIES SWA 1995 TRUST N396SW-I
                                  CERTIFICATES

                 Section 15.01. Conditions Precedent to Issuance of Series SWA 1995 Trust N396SW Certificates. The issuance of the Series SWA 1995 Trust N396SW Certificates pursuant to Section 18 of the Participation Agreement is subject to all conditions specified in such section.

                 Simultaneously with the satisfaction of such conditions, the Owner Trustee shall deliver to the Indenture Trustee a completed version of Exhibits B, B-l and B-2 with respect to the Series SWA 1995 Trust N396SW Certificates, which completed Exhibits B, B-l and B-2 shall specify the maturities and principal amounts of the Series SWA 1995 Trust N396SW Certificates and the applicable interest rates, together with the reference dates for purposes of determining the Owner Trustee's rights to redeem such Certificates as provided for in the Operative Agreements. Such completed Exhibits B, B-l and B-2 shall be deemed upon such delivery automatically to have been incorporated herein without further action of the parties hereto.

                 Section 15.02. Payment upon Issuance of Series SWA 1995 Trust N396SW Certificates. Simultaneously with the receipt of the proceeds of the issuance of the Series SWA 1995 Trust N396SW Certificates, the Indenture Trustee, on behalf of the Owner Trustee, shall apply an amount equal to the Redemption Price of the Series SWA 1995 Trust N396SW-I Certificates to the redemption of the Series SWA 1995 Trust N396SW-I Certificates in accordance with Section 15.03.

                 Section 15.03. Special Provision Governing Refinancing of the Series SWA 1995 Trust N396SW-I Certificate. Notwithstanding any other provision of this Agreement, as long as any Series SWA 1995 Trust N396SW-I Certificate is Outstanding, if a refinancing shall be effected pursuant to
Section 17 or 18 of the Participation Agreement and if all the conditions to such refinancing set forth herein and in such Section 17 or 18 shall have been satisfied, the Series SWA 1995 Trust N396SW-I Certificates may be refinanced in whole at a Redemption Price equal to 100% of the principal amount thereof plus accrued and unpaid interest thereon to, but excluding, the applicable Redemption Date plus the Break Amount, if any, and any other amounts payable to the Holders thereof hereunder or under the Participation Agreement,





                TRUST INDENTURE AND SECURITY AGREEMENT [N396SW] but without any other premium or penalty; provided, however, that the applicable Redemption Date for the redemption of the Series SWA 1995 Trust N396SW-I Certificates pursuant to this Section 15.03 shall be the applicable Refinancing Date or Section 18 Refinancing Date, as the case may be.

                 Section 15.04. Special Provision for Payments in Respect of the Series SWA 1995 Trust N396SW-I Certificate. Notwithstanding any other provision of this Agreement, all amounts payable in respect of the Series SWA 1995 Trust N396SW-I Certificates shall be paid by the Indenture Trustee (i) if to the Original Holder by FedWire transfer in immediately available funds in Dollars through the Federal Reserve Bank of San Francisco for the account of Bank of America National Trust and Savings Association ABA #121000358, for credit to GPO Account Administration #5693, Account No. 12331-83980, ref:
Southwest Airlines Interim Debt, or (ii) if to any other Holder of such Certificates (or as may otherwise be directed by the Original Holder), to such account maintained by such Holder with any bank located in the United States and designated by such Holder to the Indenture Trustee, in any case without presentment or surrender of any Certificate, except that in the case of any final payment with respect to any Series SWA 1995 Trust N396SW-I Certificate, such Certificate shall be surrendered promptly thereafter to the Indenture Trustee by the Holder thereof for cancellation. Such payment shall be made by the Indenture Trustee, in the case of any such designated account in New York, New York, prior to 2:00 P.M., New York time, on the due date thereof if such payment is received by the Indenture Trustee by 1:00 P.M., New York time, or by 12:00 Noon, New York time on the next succeeding Business Day if such payment is received after 1:00 P.M., New York time. In the event the Indenture Trustee shall fail to make any such payment as provided in the immediately foregoing sentence after its receipt of funds at the place and prior to the time specified above, the Indenture Trustee, in its individual capacity and not as trustee, agrees to compensate the Certificate Holders for loss of use of funds in a commercially reasonable manner.

                 Section 15.05. Increased Costs, Break Amount, Additional Interest, Taxes, Etc. (a) If, due to either (i) the introduction of or any change (other than any change by way of imposition or increase of reserve requirements which are provided for in subsection (c), below) after the Delivery Date in any law or regulation or in the interpretation thereof by any government or central bank or other governmental department, agency, board, service or governmental body charged with responsibility for the administration or interpretation thereof or (ii) the compliance with any guideline or request made after the Delivery Date by any government or central bank or other governmental department, agency, board, service or other governmental body (whether or not having the force of law), there shall be any increase in the cost to, or any reduction of the rate of return on assets or equity of, any Holder (or any of its Affiliates) of the Series SWA 1995 Trust N396SW-I Certificate of agreeing to make or making, funding or maintaining the loan evidenced by its Series SWA 1995 Trust N396SW-I Certificate in respect of (x) any period as to which the applicable Debt Rate is determined by reference to the Offshore Rate and (y) capital adequacy requirements, then the Owner Trustee shall from time to time pay to such Holder such amount as shall be necessary to reimburse such Holder for such increase in cost within 10 Business Days after delivery to the Owner Trustee, the Indenture Trustee and the Company of a certificate of an officer of such Holder setting forth in reasonable detail the event by reason of which it claims such increase in cost and the basis for the determination of the amount of such increase in cost; provided, however, that the





                TRUST INDENTURE AND SECURITY AGREEMENT [N396SW]

Original Holder shall not be entitled to assert any claim under this subsection 15.05(a) in respect of taxes (including Taxes (as defined in the Participation Agreement) and the taxes referred to in subsections (d) and (e) of this Section 15.05). Such certificate shall, in the absence of manifest error, be binding and conclusive. Such Holder shall notify the Owner Trustee, the Indenture Trustee and the Company as soon as possible of the occurrence of any event by reason of which it is entitled to make a claim as described in this subsection
(a), but the failure to give such notice shall not affect the obligations of the Owner Trustee hereunder.

                 (b) In the event that any Holder of the Series SWA 1995 Trust N396SW-I Certificate incurs any Break Amount (as defined below) in connection with any payment, prepayment, acceleration, redemption, refinancing or purchase, in whole or in part, of the principal of its Series SWA 1995 Trust N396SW-I Certificate in accordance with the provisions of this Agreement or otherwise on a date other than the last day of an Interest Period, then the Owner Trustee shall pay to such Holder such Break Amount on the date of such payment, prepayment, acceleration, redemption, refinancing or purchase, as the case may be.

                 For the purposes hereof, "Break Amount" means an amount equal to the net funding loss or additional expense which any Holder of a Series SWA 1995 Trust N396SW-I Certificate sustains or incurs or will sustain or incur as a result of any payment, prepayment, acceleration, redemption, refinancing or purchase (whether by mandatory or voluntary prepayment, optional purchase, acceleration or otherwise) of any principal of its Series SWA 1995 Trust N396SW-I Certificate on a date other than the last day of an Interest Period, as reasonably determined by such Holder and set forth in a certificate of such Holder which includes in reasonable detail the basis or the calculations of the amount being claimed.

                 (c) The Owner Trustee agrees to pay to any Holder of a Series SWA 1995 Trust N396SW-I Certificate, to the extent that such Holder shall require, due to either (i) the introduction of or any change after the Delivery Date in any law or regulation or in the interpretation thereof by the Federal Reserve Board (or any governmental authority succeeding thereto) or
(ii) compliance with any guideline or request made after the Delivery Date by the Federal Reserve Board (whether or not having the force of law), to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency Liabilities, additional interest on the unpaid principal amount of the loan evidenced by its Series SWA 1995 Trust N396SW-I Certificate, in respect of any period to which such reserve maintenance requirement is so applicable and the applicable Debt Rate is determined by reference to the Offshore Rate, in an amount as to any such period equal to the amount obtained by applying to the outstanding principal amount of such loan during such period an interest rate equal at all times to the remainder obtained by subtracting
(A) the applicable Offshore Rate from (B) the rate obtained by dividing such Offshore Rate by a percentage equal to 100% minus the Eurocurrency Reserve Percentage, if any, applicable from time to time to such Holder. Such additional interest shall be paid by the Owner Trustee to any Holder of a Series SWA 1995 Trust N396SW-I Certificate from time to time as and when interest is payable under such Holder's Certificate, subject to receipt of notice of the amount of such additional interest for such Holder.

                 (d) Should any Holder of a Series SWA 1995 Trust N396SW-I Certificate fail to qualify for a complete exemption from withholding of United States Federal income tax





                TRUST INDENTURE AND SECURITY AGREEMENT [N396SW] because of a change in the provisions of the Code or other relevant laws from those in effect on the Delivery Date, and the Indenture Trustee is required by law to deduct or withhold United States Federal income tax from amounts paid to such Holder, the amounts payable hereunder and under its Series SWA 1995 Trust N396SW-I Certificate shall be increased as may be necessary so that, after all required deductions and withholdings for United States Federal income tax resulting from any such change in the Code, such Holder receives an amount equal to the excess of (i) the amount it would have received had no such deduction or withholding been made over (ii) the additional amount of United States Federal income tax that would have been payable by it under Section 882 of the Code in the absence of such change in the Code.

                 (e) Each Holder of a Series SWA 1995 Trust N396SW-I Certificate by its acceptance of such Series SWA 1995 Trust N396SW-I Certificate, agrees that it will, promptly after it becomes aware of any event or the existence of a condition that would give rise to reimbursement or payment pursuant to subsection 15.05(a), 15.05(c) or 15.05(d) or to increased payment hereunder and under the Series SWA 1995 Trust N396SW-I Certificate pursuant to subsection 15.05(d), to the extent not inconsistent with such Holder's internal policies, use reasonable efforts to make, fund or maintain the loan evidenced by the Series SWA 1995 Trust N396SW-I Certificate through a different Lending Office if, as a result thereof, the amount of such reimbursement or payment or increased payment, as the case may be, which would otherwise be required to be made would be materially reduced and if, as determined by such Holder in its reasonable discretion the making, funding or maintaining of such loan through such different Lending Office would not otherwise adversely affect such loan or such Holder. Each Holder agrees that it will consult with the Owner Trustee in connection with any relocation of its Lending Office. The Owner Trustee hereby agrees to pay all reasonable expenses incurred by each such Holder in considering or taking action pursuant to this subsection (e).

                 (f) Amounts payable to the Holder of any Series SWA 1995 Trust N396SW-I Certificate pursuant to this Article 15 that are not paid when due shall bear interest from the due date thereof to, but excluding the date paid, at the Past Due Rate.





                TRUST INDENTURE AND SECURITY AGREEMENT [N396SW]

                 IN WITNESS WHEREOF, the Owner Trustee and the Indenture Trustee have caused this Indenture to be duly executed by their respective officers thereunto duly authorized, as of the day and year first above written.

                           SHAWMUT BANK CONNECTICUT,
                           NATIONAL ASSOCIATION,
                           in its individual capacity only as expressly provided herein and otherwise solely as Owner Trustee


                           By:   /s/ Pablo de la Canal
                                -----------------------------------
                                Corporate Trust Officer


                           WILMINGTON TRUST COMPANY,
                           not in its individual capacity, except as otherwise expressly provided herein, but solely as Indenture Trustee


                           By:   /s/ David A. Vanaskey, Jr.
                                -----------------------------------
                                Senior Financial Services Officer





                TRUST INDENTURE AND SECURITY AGREEMENT [N396SW]

                                                                Exhibit A
                                                            to Trust Indenture
                                                          and Security Agreement


               Form of Series SWA 1995 Trust N396SW-I Certificate


                 THIS CERTIFICATE HAS NOT BEEN REGISTERED PURSUANT TO THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR PURSUANT TO THE SECURITIES LAWS OF ANY STATE. ACCORDINGLY, THIS CERTIFICATE MAY NOT BE SOLD OR OTHERWISE TRANSFERRED UNLESS REGISTERED UNDER THE ACT AND SUCH APPLICABLE STATE LAWS OR UNLESS AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE.

$________________                                           No. ________________



                   SERIES SWA 1995 TRUST N396SW-I CERTIFICATE

SHAWMUT BANK CONNECTICUT,
  NATIONAL ASSOCIATION,
Not in its Individual Capacity,
but solely as Owner Trustee under a
Trust Agreement
Dated as of April 1, 1995

Issued in Connection with Aircraft N396SW
Leased to
SOUTHWEST AIRLINES CO.

Date: _________  ___, 1995


                 SHAWMUT BANK CONNECTICUT, NATIONAL ASSOCIATION not in its individual capacity, but solely as owner trustee (the "Owner Trustee") under that certain Trust Agreement, dated as of April 1, 1995 between the Owner Trustee in its individual capacity and the institution referred to therein as the "Owner Participant" relating to the Aircraft (such agreement as the same may be modified, amended or supplemented being referred to herein as the "Trust Agreement"), for value received hereby promises to pay to BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION (the "Bank"), the principal sum of ________________ Dollars on or before _____________________ (the "Maturity
Date"), together with interest on such principal amount remaining unpaid from time to time from the date hereof until such principal amount is paid in full. The principal amount of this Certificate shall be payable in installments on the dates (each a "Principal Payment Date") set forth in Annex A hereto equal to the corresponding percentage of the original principal amount of this Certificate set forth in Annex A hereto.

                 Notwithstanding the foregoing, the final payment made on this Certificate shall be in an amount sufficient to discharge in full the unpaid principal amount and all accrued and unpaid interest on, and any other amounts due under this Certificate or as provided for in the Trust Indenture and Security Agreement, dated as of April 1, 1995 relating to the Aircraft (such agreement as the same may be modified, amended or supplemented being referred to herein as the "Indenture"; the defined terms used therein and not otherwise defined herein being used herein with the same meanings), between the Owner Trustee and Wilmington Trust Company, as Indenture Trustee thereunder.

                 Interest on the principal amount of this Certificate shall accrue at the applicable Debt Rate (as defined below). The "Debt Rate" applicable in respect of any day in any Interest Period (as defined below) selected by the Owner Trustee or Southwest Airlines Co. (the "Company") (acting on behalf of the Owner Trustee) as provided for below, or portion thereof, shall be the Offshore Rate (as defined below) applicable to such Interest Period as selected by the Owner Trustee or the Company (acting on behalf of the Owner Trustee) as provided for below, plus in each case the margin applicable from time to time determined pursuant to the following table:

                            Interest Period:
        ---------------------------------------------------

                                             Ending on                           Margin in Basis
        Commencing On:                       And Including:                      Points Per Annum:
        -------------                        -------------                       ----------------
        Delivery Date                        First anniversary                           40
                                             of the Delivery Date

        First day subsequent to              One-year and six-months                     50
        the first anniversary of             anniversary of the
        the Delivery Date                    Delivery Date

        First day subsequent to the          Second anniversary of the                   75
        one-year and six months              Delivery Date
        anniversary of the
        Delivery Date

        First day subsequent to the          Third anniversary of the                    500
        second anniversary of the            Delivery Date
        Delivery Date

        First day subsequent to the          Fourth anniversary of the                   600
        third anniversary of the             Delivery Date
        Delivery Date

        First day subsequent to the          Any date subsequent to the                  700
        fourth anniversary of the            fourth anniversary of the
        Delivery Date                        Delivery Date

provided, however, for any Interest Period beginning after the second anniversary of the Delivery Date, the Debt Rate shall never be less than the Treasury Rate applicable to such Interest

Period, plus in each case the margin applicable from time to time determined pursuant to the foregoing table.

                 Interest accrued and unpaid on any Interest Payment Date shall be paid on such Interest Payment Date; provided, however, that all interest accrued and unpaid on this Certificate on the date this Certificate shall be paid in full shall be paid on such date; provided, however, that if any Interest Period Date (as defined below) is not also an Interest Payment Date, all interest accrued during the Interest Period relevant thereto and unpaid as at such Interest Period Date shall be compounded until the next succeeding Interest Payment Date and shall bear interest at the Debt Rate applicable from time to time hereunder during the period from such Interest Period Date to the next succeeding Interest Payment Date and all such compounded interest shall be due and payable on such next succeeding Interest Payment Date; provided, finally, that any amount of principal or interest payable hereunder which is not paid when due shall, to the maximum extent permitted by law, bear interest, payable on demand, from the due date therefor until the date of payment at an interest rate equal to the Debt Rate plus 2% per annum. All computations of interest shall be made by the Original Holder on the basis of a year of 360 days for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest is payable.

                 Notwithstanding any provision hereof to the contrary, this Certificate shall not constitute an obligation to pay nor shall the Bank be entitled hereunder to collect any amount of interest to the extent not permitted by applicable law.

                 Notwithstanding anything to the contrary contained herein, if any date on which a payment under this Certificate becomes due and payable is not a Business Day, then such payment shall not be made on such scheduled date but shall be made on the next succeeding Business Day.

                 For purposes of this Certificate, the following capitalized terms used herein shall have the following meanings:

                 "Basis Point" shall mean one one-hundredth of one percent (1/100 of 1%).

                 "Interest Payment Date" shall mean each July 1 and January 1 beginning July 1, 1995.

                 "Interest Period" shall mean, with reference to the Offshore Rate, a period of up to 30 consecutive days, as available, or one, two, three or six months, as selected by the Owner Trustee or the Company (acting on behalf of the Owner Trustee) as provided for below, and shall mean, with reference to the Treasury Rate, a period of 30, 60, 90 or 180 days, corresponding to the one, two, three or six month Interest Period, as the case may be, which shall have been so selected with reference to the Offshore Rate; provided, however, that (i) the initial Interest Period shall commence on the Delivery Date; (ii) each Interest Period immediately succeeding an Interest Period shall commence on the last day of the preceding Interest Period; (iii) if any Interest Period would otherwise expire on a day which is not a Business Day, such Interest Period shall expire on the next succeeding Business Day; and (iv) notwithstanding anything to the contrary contained herein, no Interest Period shall extend beyond a date which is a Principal Payment Date.

                 "Interest Period Date" shall mean each Business Day on which an Interest Period expires.

                 "Offshore Rate" shall mean, for each Interest Period, the rate at which deposits in U.S. dollars in same day funds would be offered at 11:00 A.M., New York time, two Business Days prior to the commencement of such Interest Period by the Bank's Grand Cayman Branch (or such other office as the Bank may designate for such purpose, including its London Branch, but in that case such time shall be London rather than New York time) to major banks in the offshore interbank market upon request of such major banks for a period equal to the relevant interest period and in the amount of the advance scheduled to be outstanding during such interest period. The exact length of interest periods shall be determined in accordance with standard practices of the offshore dollar interbank market.

                 "Treasury Rate" shall mean, as to any Interest Period, the yield to maturity (rounded to the nearest 1/100 of 1%) of the most recently auctioned United States Treasury securities having maturities most closely corresponding (linearly interpolating between the next preceding and next succeeding maturities) to the Maturity Date, as determined at 11 a.m. (New York City time) on the first day of such Interest Period by reference to the Telerate Trading Assistant or, if such Telerate Trading Assistant is not available to provide such data, the average (rounded upwards to the nearest 1/100 of 1%), as determined by the Bank, of quotes furnished at (or as proximately thereto as is reasonably practicable) such time by two reputable dealers in United States Treasury securities, which shall be selected by the Bank.

                 The selection of the Offshore Rate and the duration of the Interest Period related thereto shall be made by telephonic notice (followed by telex, telecopy or other written confirmation) from the Owner Trustee or the Company (acting on behalf of the Owner Trustee) to the Original Holder or its designee by not later than (i) 11:00 A.M. (New York time) on the second Business Day preceding the first day of the relevant Interest Period or (ii) 11:00 A.M. (New York time) on the third Business Day preceding the first day of the relevant Interest Period, if such Offshore Rate is to relate to the Bank's London Branch; provided, however, that if a Lease Default shall have occurred or be continuing or no such notice shall have been given, the Debt Rate will be deemed, effective upon the last day of the then current Interest Period, to be determined by reference to the Offshore Rate for an Interest Period of one month.

                 All payments of principal, interest and other amounts, if any, to be made by the Owner Trustee hereunder and under the Indenture shall be made only from the income and proceeds from the Indenture Estate and the other amounts referred to in Section 3.03 of the Indenture and only to the extent that the Indenture Trustee shall have sufficient income or proceeds from the Indenture Estate and such other amounts to make such payments in accordance with the terms of the Indenture, and the Bank, by its acceptance of this Certificate, agrees that it will look solely to the income and proceeds from the Indenture Estate and the other amounts referred to in Section 3.03 of the Indenture to the extent available for distribution to the Holder hereof as above provided and that none of the Owner Participant, the Owner Trustee or the Indenture Trustee is or shall be personally liable or liable in any manner extending to any assets, other than the Indenture Estate, to the Bank for any amounts payable under this Certificate or the Indenture or, except as provided in the Indenture, for any liability under the Indenture; provided, however, that nothing herein contained shall limit, restrict or impair the right of the Indenture Trustee, subject always to the terms and provisions of the Indenture, to accelerate the maturity of this Certificate upon an Indenture Event of Default, to bring suit and obtain a judgment against the Owner Trustee on this Certificate for purposes of realizing upon the Indenture Estate and to exercise all rights and remedies provided under the Indenture or otherwise realized upon the Indenture Estate.

                 Both the original amount of principal due hereunder and interest and other amounts due hereunder shall be payable in United States currency in immediately available funds pursuant to Section 15.04 of the Indenture. Each such payment shall be made on the date such payment is due and without any presentment or surrender of this Certificate, except that in the case of any final payment with respect to this Certificate, the Certificate shall be surrendered promptly thereafter to the Indenture Trustee by the Bank for cancellation.

                 The Bank, by its acceptance of this Certificate, agrees that each payment received by it hereunder shall be applied in the manner provided in Section 3.08 of the Indenture.

                 This Certificate is one of the Series SWA 1995 Trust N396SW-I Certificates referred to in the Indenture which has been or is to be issued by the Owner Trustee pursuant to the terms of the Indenture. The Indenture Estate is held by the Indenture Trustee as security for the Certificates. The rights of the Owner Trustee under the Indenture, as well as the beneficial interest of the Owner Participant in and to the properties of the Owner Trustee assigned, pledged or mortgaged as part of the Indenture Estate, are subject and subordinate to the rights of the Holders of the Certificates to the extent provided for in the Indenture. Reference is hereby made to the Indenture and the Participation Agreement for a statement of the rights of the Bank in respect of, and the nature and extent of the security for, this Certificate, and the rights of the Owner Trustee and the Owner Participant, as well as for a statement of the terms and conditions of the trusts created by the Indenture, to all of which terms and conditions in the Indenture the Bank agrees by its acceptance of this Certificate.

                 Any Holder of this Certificate shall be deemed to have made the following representation by its acquisition of this Certificate: either that (a) no part of the funds used by it to acquire this Certificate constitutes "plan assets" of any "employee benefit plan" within the meaning of ERISA or any "plan" within the meaning of Section 4975(e)(1) of the Code, or
(b) its purchase or acquisition of this Certificate will not result in a non-exempt prohibited transaction under Section 4975 of the Code or Section 406 of ERISA.

                 This Certificate is subject to prepayment by redemption or acceleration as provided in Articles 6 and 15 of the Indenture.

                 Prior to due presentment for registration of transfer of this Certificate, the Owner Trustee, the Indenture Trustee, the Paying Agent, the Registrar, the Owner Participant and the Company may deem and treat the Person in whose name this Certificate is registered as the absolute owner hereof for the purpose of receiving payment of the principal of and interest on this Certificate and for all other purposes whatsoever whether or not this Certificate be overdue, and neither the Owner Trustee, the Indenture Trustee, the Paying Agent, the Registrar, the Owner Participant nor the Company shall be affected by notice to the contrary.

                 THIS CERTIFICATE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PROVISIONS OF THE STATE OF NEW YORK.

                 IN WITNESS WHEREOF, the Owner Trustee has caused this Certificate to be executed in its corporate name by its officer thereunto duly authorized on the date hereof.

                                   SHAWMUT BANK CONNECTICUT,
                                   NATIONAL ASSOCIATION,
                                   not in its individual capacity, but solely as Owner Trustee


                                   By:
                                         -----------------------------------
                                   Title:

                          [FORM OF INDENTURE TRUSTEE'S
                         CERTIFICATE OF AUTHENTICATION]


         This is one of the Certificates referred to in the within-mentioned Indenture.


                                   WILMINGTON TRUST COMPANY,
                                   not in its individual capacity, but solely as Indenture Trustee


                                   By:
                                         -----------------------------------
                                   Title:

                                                                    Annex A to
                                                                 Equipment Trust
                                                                   Certificate


                                                     Percentage of Original
         Principal Payment Date                         Principal Amount
         ----------------------                    ---------------------------

                                                                Exhibit A-1 to
                                                             Trust Indenture and
                                                              Security Agreement

         Form of Series SWA 1995 Trust N396SW Installment Certificates

$________________                                           No. ________________

                                             Dated as of ______________ __, 199_


                    SERIES SWA 1995 TRUST N396SW CERTIFICATE

                SHAWMUT BANK CONNECTICUT, NATIONAL ASSOCIATION,
                        Not in its Individual Capacity,
                          but Solely as Owner Trustee
                           Under the Trust Agreement
                           Dated as of April 1, 1995

                   Issued in connection with Aircraft N396SW
                                   Leased to
                             SOUTHWEST AIRLINES CO.

INTEREST RATE                                                      MATURITY DATE

________________                                          ________________, 2___



                 SHAWMUT BANK CONNECTICUT, NATIONAL ASSOCIATION, not in its individual capacity, but solely as owner trustee (the "Owner Trustee") under that certain Trust Agreement dated as of April 1, 1995, between the Owner Trustee in its individual capacity and the institution referred to therein as the "Owner Participant" relating to the Aircraft (herein as such Trust Agreement may be amended or supplemented from time to time called the "Trust Agreement"), for value received, hereby promises to pay to ________________ or registered assigns the principal sum of ________________ Dollars in installments on each Installment Payment Date as set forth herein with the final installment due and payable on the Maturity Date specified above and to pay interest on the principal amount remaining unpaid from time to time at the rate per annum specified above from ________________, 1995 or from the most recent date to which interest has been paid or duly provided for, semiannually, on _____________ and _______ in each year, commencing ____________________,
1995, until the principal hereof is paid or made available for payment in full. All amounts payable by the Owner Trustee hereunder and under the Trust Indenture and Security Agreement dated as of April 1, 1995, as supplemented (as amended or supplemented from time to time referred to herein as the "Indenture", the defined terms therein not otherwise defined herein being used herein with the same meanings), by and among the Owner Trustee and Wilmington Trust Company, as Indenture Trustee thereunder, shall be made only from the income and proceeds of the Indenture Estate and the other amounts referred to in Section 3.03 of the Indenture. Each Holder hereof, by its acceptance of this Certificate, agrees that (a) it will look solely to the income and proceeds of the Indenture Estate and the other amounts referred to in Section
3.03 of the Indenture for
payment of such amounts, to the extent available for distribution to the Holder hereof as provided in the Indenture and (b) neither the Owner Trustee, the Owner Participant nor the Indenture Trustee is or shall be personally liable to the Holder hereof for any amount payable hereunder or under the Indenture or the other Operative Agreements or, except as provided in the Indenture, for any liability under the Indenture.

                 Notwithstanding anything to the contrary contained herein, if any date on which a payment under this Certificate becomes due and payable is not a Business Day, then such payment shall not be made on such scheduled date but shall be made on the next succeeding Business Day.

                 Any amount of interest or principal (including any Installment Payment Amount) payable hereunder which is not paid when due shall, to the maximum extent permitted by law, bear interest from the due date thereof until the date of payment at an interest rate equal to the interest rate specified above plus 2% per annum. Any other amounts payable to the Holder hereof hereunder (including, without limitation, Premium) or under the Indenture which is not paid when due shall bear interest from the due date thereof, until the date of payment at an interest rate equal to the Overdue Rate. All computations of interest hereunder shall be calculated on the basis of a year of twelve 30-day months.

                 The interest or Installment Payment Amount (other than that payable on the Maturity Date hereof) so payable, and punctually paid or duly provided for, on the applicable Interest Payment Date or Installment Payment Date, as the case may be, will, as provided in the Indenture, be paid to the Person in whose name this Certificate (or one or more predecessor Certificates) is registered at the close of business on the Record Date for payment of such interest or Installment Payment Amount, which shall be the fifteenth day (whether or not a Business Day) next preceding such Interest Payment Date or Installment Payment Date, as the case may be. Any such interest or Installment Payment Amount not so punctually paid or duly provided for shall forthwith cease to be payable to the registered Holder hereof on such Record Date (or to the Person in whose name this Certificate is registered upon issuance) and may be paid to the Person in whose name this Certificate (or one or more predecessor Certificates) is registered at the close of business on a Special Record Date for the payment of such Defaulted Installment or Defaulted Interest to be fixed by the Indenture Trustee, notice whereof shall be given to Holders of Certificates entitled thereto not less than 10 days prior to such Special Record Date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Certificates may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture.

                 Payment of the principal of, Premium, if any, and interest on this Certificate will be made at the principal corporate trust office of the Indenture Trustee, or the office or agency maintained by the Indenture Trustee for such purpose, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that payment of interest and Installment Payments Amounts (other than that payable on the Maturity Date hereof) may be made at the option of the Indenture Trustee or the Paying Agent by check mailed on or before the due date to the address of the Holder entitled thereto as such address shall appear on the Register.





                                     A-1-2

                 This Certificate shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose unless this Certificate has been executed on behalf of the Owner Trustee by the manual or facsimile signature of an authorized officer of the Owner Trustee, and authenticated by the Indenture Trustee by the manual signature of an authorized officer or signatory of the Indenture Trustee, in each case as specified in Section 2.02 of the Indenture.

                 Reference is made to the Indenture and all supplements and amendments thereto (a copy of which is on file with the Indenture Trustee at its principal corporate trust office) for a more complete statement of the terms and provisions thereof, including a statement of the properties thereby conveyed, pledged and assigned, the nature and extent of the security, the respective rights thereunder of the Owner Trustee, the Indenture Trustee, the Owner Participant and the Holders of the Certificates, the terms upon which the Certificates are, and are to be, executed and delivered, and the terms upon which the Certificates may be redeemed, as well as for a statement of the terms and conditions of the trust created by the Indenture, to all of which terms and conditions in the Indenture each Holder hereof agrees by its acceptance of this Certificate.

                 On each Installment Payment Date, the Holder hereof will receive a payment of principal equal to the Installment Payment Percentage for such Installment Payment Date multiplied by the initial principal amount of this Certificate which is set forth herein.

                               Installment                          Installment
                                 Payment                              Payment
                                  Date                              Percentage
                               -----------                          -----------
                          ___________, _____                           ______%

                          ___________, _____                           ______%

                          ___________, _____                           ______%

                          ___________, _____                           ______%

                 As more fully provided in the Indenture, the Certificates are subject to redemption on not less than 30 nor more than 60 days' notice by mail, under the circumstances set forth in the Indenture, at a Redemption Price equal to the unpaid principal amount thereof, Premium, if any, plus accrued interest thereon to the Redemption Date.

                 If an Indenture Event of Default shall occur and be continuing, the principal amount remaining unpaid of the Certificates may be declared due and payable in the manner and with the effect provided in the Indenture. If, and only if, such an Indenture Event of Default constitutes a Lease Event of Default by the Company under the Lease, the Indenture Trustee may, to the exclusion of the Owner Trustee, exercise one or more of the remedies of the Owner Trustee provided in the Lease. Such remedies include (but are not limited to) the right to repossess and use or operate the Aircraft, to sell or relet the Aircraft free and clear of the Company's rights and retain the proceeds and to require the Company to pay as liquidated damages (i) any unpaid Basic Rent plus an amount equal to the excess of the Stipulated Loss





                                     A-1-3

Value of the Aircraft over the aggregate fair market rental value thereof for the remainder of the term for the Aircraft, (ii) any unpaid Basic Rent plus the excess of the Stipulated Loss Value of the Aircraft over the fair market sales value thereof or (iii) if the Aircraft has been sold, any unpaid Basic Rent plus the excess of the Stipulated Loss Value thereof over the net sales proceeds.

                 By acceptance of this Certificate, the Holder hereof agrees to be bound by the provisions of the Participation Agreement applicable to Holders.

                 The Owner Trustee or the Owner Participant may cure any default by the Company under the Lease arising from the failure of the Company to make any payment of Basic Rent under the Lease, provided, that such failure of the Company is not the third consecutive such failure, or the fifth or subsequent cumulative such failure. The Owner Trustee or the Owner Participant may (but need not) cure any other default by the Company in the performance of its obligations under the Lease which can be cured by the payment of money, by making such payment on behalf of the Company, subject, however, to certain limitations.

                 The right of the Holder of this Certificate to institute action for any remedy under the Indenture, including the enforcement of payment of any amount due hereon, is subject to certain restrictions specified in the Indenture.

                 The Owner Trustee and the Indenture Trustee will be discharged from their respective obligations in respect of the Certificates (except for certain matters, including obligations to register the transfer or exchange of Certificates, replace stolen, lost or mutilated Certificates, maintain paying agencies and hold money for payment in trust), and the Indenture Trustee may thereupon cause the release of the Indenture Estate from the lien of the Indenture, if (a) the Owner Trustee deposits or causes to be deposited irrevocably with the Indenture Trustee, in trust, money or Government Obligations which through the payment of interest and principal in respect thereof in accordance with their terms will provide money in an amount sufficient to pay principal of, Premium, if any, and interest on the Outstanding Certificates on the dates such payments are due in accordance with the terms of such Certificates and (b) certain other conditions are satisfied, including the publication by the United States Internal Revenue Service of a ruling to the effect that the deposit and related defeasance would not cause the Holders of the Certificates to recognize income, gain or loss for Federal income tax purposes.

                 As provided in the Indenture and subject to certain limitations therein set forth, this Certificate is transferable, and upon surrender of this Certificate for registration of transfer at the principal corporate trust office of the Registrar, or at the office or agency maintained for such purpose, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Registrar duly executed by, the Holder or his attorney duly authorized in writing, one or more new Certificates of the same maturity and type and of authorized denominations and for the same aggregate principal amount will be issued to the designated transferee or transferees.

                 The Certificates are issuable only as registered Certificates. The Certificates are issuable in denominations of $1,000 and integral multiples thereof. As provided in the Indenture and subject to certain limitations therein set forth, Certificates are exchangeable for





                                     A-1-4
a like aggregate principal amount of Certificates of the same maturity and type and of authorized denominations, as requested by the Holder surrendering the same, upon presentation thereof for such purpose at the principal corporate trust office of the Registrar, or at an office or agency maintained for such purpose.

                 No service charge shall be made for any such registration of transfer or exchange, but the Registrar may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

                 Prior to due presentment for registration of transfer of this Certificate, the Owner Trustee, the Indenture Trustee, the Paying Agent, the Registrar, the Owner Participant and the Company may deem and treat the Person in whose name this Certificate is registered as the absolute owner hereof for the purpose of receiving payment of the principal of and interest on this Certificate and for all other purposes whatsoever whether or not this Certificate be overdue, and neither the Owner Trustee, the Indenture Trustee, the Paying Agent, the Registrar, the Owner Participant nor the Company shall be affected by notice to the contrary.

                 AS PROVIDED IN THE INDENTURE, THE INDENTURE AND THIS CERTIFICATE SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PROVISIONS OF THE STATE OF NEW YORK.


                                   *   *   *





                                     A-1-5

                 IN WITNESS WHEREOF, the Owner Trustee has caused this instrument to be duly executed under its corporate seal.


                                   SHAWMUT BANK CONNECTICUT,
                                   NATIONAL ASSOCIATION,
                                   not in its individual capacity, but solely as Owner Trustee


                                   By:
                                         -----------------------------------
                                   Title:


Issue Date:





                                     A-1-6

               INDENTURE TRUSTEE'S CERTIFICATE OF AUTHENTICATION


         This is one of the Certificates referred to in the within-mentioned Indenture.


                                   WILMINGTON TRUST COMPANY,
                                   not in its individual capacity, but solely as Indenture Trustee


                                   By:
                                         -----------------------------------
                                         Authorized officer or signatory





                                     A-1-7

                                                                Exhibit A-2 to
                                                             Trust Indenture and
                                                              Security Agreement

            Form of Series SWA 1995 Trust N396SW Serial Certificates

$________________                                           No. ________________

                                         Dated as of __________________ __, 199_


                    SERIES SWA 1995 TRUST N396SW CERTIFICATE

                SHAWMUT BANK CONNECTICUT, NATIONAL ASSOCIATION,
                        Not in its Individual Capacity,
                          but Solely as Owner Trustee
                           Under the Trust Agreement
                           Dated as of April 1, 1995

                   Issued in connection with Aircraft N396SW
                                   Leased to
                             SOUTHWEST AIRLINES CO.

INTEREST RATE                                                      MATURITY DATE

________________                                          ________________, 2___

                 SHAWMUT BANK CONNECTICUT, NATIONAL ASSOCIATION, not in its individual capacity, but solely as owner trustee (the "Owner Trustee") under that certain Trust Agreement dated as of April 1, 1995 between the Owner Trustee in its individual capacity and the institution referred to therein as the "Owner Participant" relating to the Aircraft (herein as such Trust Agreement may be amended or supplemented from time to time called the "Trust Agreement"), for value received, hereby promises to pay to ________________ or registered assigns the principal sum of ________________ Dollars on the Maturity Date specified above and to pay interest thereon at the rate per annum specified above from ________________, 1995 or from the most recent date to which interest has been paid or duly provided for, semiannually, on _______________________ and ___________________ in each year, commencing
______________________, 1995, until the principal hereof is paid or made available for payment. All amounts payable by the Owner Trustee hereunder and under the Trust Indenture and Security Agreement dated as of April 1, 1995, as supplemented (as amended or supplemented from time to time referred to herein as the "Indenture", the defined terms therein not otherwise defined herein being used herein with the same meanings), by and among the Owner Trustee and Wilmington Trust Company, as Indenture Trustee thereunder, shall be made only from the income and proceeds of the Indenture Estate and the other amounts referred to in Section 3.03 of the Indenture. Each Holder hereof, by its acceptance of this Certificate, agrees that (a) it will look solely to the income and proceeds of the Indenture Estate and the other amounts referred to in Section 3.03 of the Indenture for payment of such amounts, to the extent available for distribution to the Holder hereof as provided in the Indenture and (b) neither the Owner Trustee, the Owner Participant nor the Indenture Trustee is or shall be personally liable to the Holder hereof for any amount payable hereunder or under the Indenture or the other Operative Agreements or, except as provided in the Indenture, for any liability under the Indenture.

                 Notwithstanding anything to the contrary contained herein, if any date on which a payment under this Certificate becomes due and payable is not a Business Day, then such payment shall not be made on such scheduled date but shall be made on the next succeeding Business Day.

                 Any amount of interest or principal payable hereunder which is not paid when due shall, to the maximum extent permitted by law, bear interest from the due date thereof until the date of payment at an interest rate equal to the interest rate specified above plus 2% per annum. Any other amounts payable to the Holder hereof hereunder (including, without limitation, Premium) or under the Indenture which is not paid when due shall bear interest from the due date thereof, until the date of payment at an interest rate equal to the Overdue Rate. All computations of interest hereunder shall be calculated on the basis of a year of twelve 30-day months.

                 The interest so payable, and punctually paid or duly provided for, on the applicable Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Certificate (or one or more predecessor Certificates) is registered at the close of business on the Record Date for payment of such interest, which shall be the fifteenth day (whether or not a Business Day) next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the registered Holder hereof on the such Record Date (or to the Person in whose name this Certificate is registered upon issuance) and may be paid to the Person in whose name this Certificate (or one or more predecessor Certificates) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Indenture Trustee, notice whereof shall be given to Holders of Certificates entitled thereto not less than 10 days prior to such Special Record Date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Certificates may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture.

                 Payment of the principal of, Premium, if any, and interest on this Certificate will be made at the principal corporate trust office of the Indenture Trustee, or the office or agency maintained by the Indenture Trustee for such purpose, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that payment of interest may be made at the option of the Indenture Trustee or the Paying Agent by check mailed on or before the due date to the address of the Holder entitled thereto as such address shall appear on the Register.

                 This Certificate shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose unless this Certificate has been executed on behalf of the Owner Trustee by the manual or facsimile signature of an authorized officer of the Owner Trustee, and authenticated by the Indenture Trustee by the manual signature of an authorized officer or signatory of the Indenture Trustee, in each case as specified in Section 2.02 of the Indenture.





                                     A-2-2

                 Reference is made to the Indenture and all supplements and amendments thereto (a copy of which is on file with the Indenture Trustee at its principal corporate trust office) for a more complete statement of the terms and provisions thereof, including a statement of the properties thereby conveyed, pledged and assigned, the nature and extent of the security, the respective rights thereunder of the Owner Trustee, the Indenture Trustee, the Owner Participant and the Holders of the Certificates, and the terms upon which the Certificates are, and are to be, executed and delivered, the terms upon which the Certificates may be redeemed, as well as for a statement of the terms and conditions of the trust created by the Indenture, to all of which terms and conditions in the Indenture each Holder hereof agrees by its acceptance of this Certificate.

                 As more fully provided in the Indenture, the Certificates are subject to redemption on not less than 30 nor more than 60 days' notice by mail, under the circumstances set forth in the Indenture, at a Redemption Price equal to the unpaid principal amount thereof, Premium, if any, plus accrued interest thereon to the Redemption Date.

                 If an Indenture Event of Default shall occur and be continuing, the principal of the Certificates may be declared due and payable in the manner and with the effect provided in the Indenture. If, and only if, such an Indenture Event of Default constitutes a Lease Event of Default by the Company under the Lease, the Indenture Trustee may, to the exclusion of the Owner Trustee, exercise one or more of the remedies of the Owner Trustee provided in the Lease. Such remedies include (but are not limited to) the right to repossess and use or operate the Aircraft, to sell or relet the Aircraft free and clear of the Company's rights and retain the proceeds and to require the Company to pay as liquidated damages (i) any unpaid Basic Rent plus an amount equal to the excess of the Stipulated Loss Value of the Aircraft over the aggregate fair market rental value thereof for the remainder of the term for the Aircraft, (ii) any unpaid Basic Rent plus the excess of the Stipulated Loss Value of the Aircraft over the fair market sales value thereof or (iii) if the Aircraft has been sold, any unpaid Basic Rent plus the excess of the Stipulated Loss Value thereof over the net sales proceeds.

                 The Owner Trustee or the Owner Participant may cure any default by the Company under the Lease arising from the failure of the Company to make any payment of Basic Rent under the Lease, provided, that such failure of the Company is not the third consecutive such failure, or the fifth or subsequent cumulative such failure. The Owner Trustee or the Owner Participant may (but need not) cure any other default by the Company in the performance of its obligations under the Lease which can be cured by the payment of money, by making such payment on behalf of the Company, subject, however, to certain limitations.

                 The right of the Holder of this Certificate to institute action for any remedy under the Indenture, including the enforcement of payment of any amount due hereon, is subject to certain restrictions specified in the Indenture.

                 By acceptance of this Certificate, the Holder hereof agrees to be bound by the provisions of the Participation Agreement applicable to Holders.

                 The Owner Trustee and the Indenture Trustee will be discharged from their respective obligations in respect of the Certificates (except for certain matters, including obligations to register the transfer or exchange of Certificates, replace stolen, lost or mutilated





                                     A-2-3

Certificates, maintain paying agencies and hold money for payment in trust), and the Indenture Trustee may thereupon cause the release of the Indenture Estate from the lien of the Indenture, if (a) the Owner Trustee deposits or causes to be deposited irrevocably with the Indenture Trustee, in trust, money or Government Obligations which through the payment of interest and principal in respect thereof in accordance with their terms will provide money in an amount sufficient to pay principal of, Premium, if any, and interest on the Outstanding Certificates on the dates such payments are due in accordance with the terms of such Certificates and (b) certain other conditions are satisfied, including the publication by the United States Internal Revenue Service of a ruling to the effect that the deposit and related defeasance would not cause the Holders of the Certificates to recognize income, gain or loss for Federal income tax purposes.

                 As provided in the Indenture and subject to certain limitations therein set forth, this Certificate is transferable, and upon surrender of this Certificate for registration of transfer at the principal corporate trust office of the Registrar, or at the office or agency maintained for such purpose, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Registrar duly executed by, the Holder or his attorney duly authorized in writing, one or more new Certificates of the same maturity and type and of authorized denominations and for the same aggregate principal amount will be issued to the designated transferee or transferees.

                 The Certificates are issuable only as registered Certificates. The Certificates are issuable in denominations of $1,000 and integral multiples thereof. As provided in the Indenture and subject to certain limitations therein set forth, Certificates are exchangeable for a like aggregate principal amount of Certificates of the same maturity and type and of authorized denominations, as requested by the Holder surrendering the same, upon presentation thereof for such purpose at the principal corporate trust office of the Registrar, or at an office or agency maintained for such purpose.

                 No service charge shall be made for any such registration of transfer or exchange, but the Registrar may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

                 Prior to due presentment for registration of transfer of this Certificate, the Owner Trustee, the Indenture Trustee, the Paying Agent, the Registrar, the Owner Participant and the Company may deem and treat the Person in whose name this Certificate is registered as the absolute owner hereof for the purpose of receiving payment of the principal of and interest on this CertifiCate and for all other purposes whatsoever whether or not this Certificate be overdue, and neither the Owner Trustee, the Indenture Trustee, the Paying Agent, the Registrar, the Owner Participant nor the Company shall be affected by notice to the contrary.

                 AS PROVIDED IN THE INDENTURE, THE INDENTURE AND THIS CERTIFICATE SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PROVISIONS OF THE STATE OF NEW YORK.


                                   *   *   *





                                     A-2-4

                 IN WITNESS WHEREOF, the Owner Trustee has caused this instrument to be duly executed under its corporate seal.


                                   SHAWMUT BANK CONNECTICUT,
                                   NATIONAL ASSOCIATION,
                                   not in its individual capacity, but solely as Owner Trustee


                                   By:
                                         -----------------------------------
                                   Title:

Issue Date:





                                     A-2-5

               INDENTURE TRUSTEE'S CERTIFICATE OF AUTHENTICATION


                 This is one of the Certificates referred to in the within-mentioned Indenture.


                                   WILMINGTON TRUST COMPANY,
                                   not in its individual capacity, but solely as Indenture Trustee


                                   By:
                                         -----------------------------------
                                         Authorized officer or signatory





                                     A-2-6

                                                                 Exhibit B to
                                                             Trust Indenture and
                                                              Security Agreement


Maturity Dates, Principal Amounts and
Interest Rates of Series SWA 1995 Trust N396SW Certificates

                                                                                                  Premium
                                   Principal                                                    Termination
Maturity Date                       Amount                    Interest Rate                         Date
-------------                      --------                   -------------                     ------------
[To be completed at time of issuance of Series SWA 1995 Trust N396SW
Certificates, if any shall be issued hereunder.]

                                                                Exhibit B-1 to
                                                             Trust Indenture and
                                                              Security Agreement


         Installment Payment Dates and Installment Payment Percentages


Installment Certificates shall be those
Certificates with the following Maturity Dates:

Installment Certificate No. 1 - Maturity Date: ________________

      Installment Payment                   Installment Payment                   Aggregate Installment
      -------------------                   -------------------                   ---------------------
              Date                              Percentage                           Payment Amount
              ----                              ----------                           --------------

[To be completed at time of issuance of Series SWA 1995 Trust N396SW
Certificates, if any shall be issued hereunder.]

             TOTAL                             100.00000000                         ________________


Installment Certificate No. 2 - Maturity Date:  ________________


      Installment Payment                   Installment Payment                   Aggregate Installment
      -------------------                   -------------------                   ---------------------
              Date                              Percentage                           Payment Amount
              ----                              ----------                           --------------
[To be completed at time of issuance of Series SWA 1995 Trust N396SW
Certificates, if any shall be issued hereunder.]

             TOTAL                             100.00000000                         ________________

                                                                Exhibit B-2 to
                                                             Trust Indenture and
                                                              Security Agreement



             Issuance of Series SWA 1995 Trust N396SW Certificates


                 The Series SWA 1995 Trust N396SW Certificates issued hereunder shall be issued to and shall be payable to _________ under the __________ with respect to the [grantor trusts created thereby], in each case as set forth below:

                                                                 Exhibit C to
                                                             Trust Indenture and
                                                              Security Agreement

                                   [FORM OF]
                    TRUST AGREEMENT AND TRUST INDENTURE AND
                         SECURITY AGREEMENT SUPPLEMENT


                 This TRUST AGREEMENT AND TRUST INDENTURE AND SECURITY AGREEMENT SUPPLEMENT, is dated ____________, 1995 (herein called the "Supplement") of SHAWMUT BANK CONNECTICUT, NATIONAL ASSOCIATION, not in its individual capacity, but solely as Owner Trustee (herein called the "Owner Trustee"), under the Trust Agreement, dated as of April 1, 1995 (herein called the "Trust Agreement"), between the Owner Trustee and the Owner Participant named therein,

                                  WITNESSETH:

                 WHEREAS, the Trust Agreement provides for the execution and delivery of one or more supplements thereto substantially in the form hereof, which shall particularly describe the Aircraft (such term and other terms defined in the Trust Indenture referred to below, or in the Lease therein referred to, being used herein as therein defined) included in the property covered by the Trust Agreement;

                 WHEREAS, the Trust Indenture and Security Agreement, dated as of April 1, 1995 (herein called the "Trust Indenture"), between the Owner Trustee and Wilmington Trust Company, as Indenture Trustee (herein called the "Indenture Trustee"), provides for the execution and delivery of a supplement thereto substantially in the form hereof, which shall particularly describe the Aircraft, and shall specifically mortgage such Aircraft to the Indenture Trustee; and

                 WHEREAS, each of the Trust Agreement and Trust Indenture relates to the Airframe and Engines described below, and a counterpart of the Trust Indenture is attached hereto and made a part hereof and this Supplement, together with such counterpart of the Trust Indenture, is being filed for recordation on the date hereof with the Federal Aviation Administration as one document;

                 NOW, THEREFORE, This Supplement Witnesseth, that, to secure the prompt payment of the principal of, Break Amount, if any, Premium, if any, and interest on, and all other amounts due with respect to, all Certificates from time to time Outstanding and all other amounts due to the Holders under the Trust Indenture and the Participation Agreement and the performance and observance by each of the Company and the Owner Trustee of all the agreements, covenants and provisions in the Trust Indenture and in the other Operative Agreements for the benefit of the Indenture Trustee and the Holders of the Certificates and in the Certificates contained, and the prompt payment of all amounts from time to time owing under the Operative Agreements to the Holders of the Certificates, and for the uses and purposes of the Trust Indenture, and in consideration of the premises and of the covenants contained in the Trust Indenture, and of the acceptance of the Certificates by the Holders thereof, and of the sum of $1.00 paid to the Owner Trustee by the Indenture Trustee at or before the delivery hereof, the receipt whereof is hereby acknowledged, the Owner Trustee has granted, bargained, sold, assigned, transferred, conveyed, mortgaged, pledged and confirmed, and does hereby grant, bargain, sell, assign, transfer, convey, mortgage, pledge and confirm unto the Indenture Trustee, its successors and assigns, for the security and benefit of the Holders from time to time of the Certificates, upon the trusts created by the Trust Indenture, all right, title and interest of the Owner Trustee in, to and under the following described property:

                                    AIRFRAME

                      One Airframe Identified as follows:

                                                                    FAA
                                                               Registration                Manufacturer's
         Manufacturer                    Model                    Number                    Serial Number
         ------------                    -----                 ------------                ---------------
The Boeing Company                      737-3H4                   N396SW                        27690

together with all Parts relating to such airframe.

                                AIRCRAFT ENGINES

                 Two aircraft engines, each such engine having 750 or more rated take-off horsepower or the equivalent thereof, whether or not such engines shall be installed in or attached to the Airframe or any other airframe, identified as follows:

                                                                                           Manufacturer's
    Manufacturer                                    Model                                   Serial Number
    ------------                                    -----                                  ---------------
CFM International                                CFM56-3-B1                                    856995
CFM International                                CFM56-3-B1                                    857982

together with all Parts relating to such engines.

                 Together with all substitutions or replacements of and additions, improvements, accessories and accumulations to the property above described for which title vests in the Owner Trustee under the Operative Agreements and all property which shall hereafter become physically attached to or incorporated in the property above described, whether the same are now owned by the Owner Trustee or shall hereafter be acquired by it for which title vests in the Owner Trustee under the Operative Agreements.

                 As further security for the obligations referred to above and secured by the Trust Indenture and hereby, the Owner Trustee has granted, bargained, sold, assigned, transferred, conveyed, mortgaged, pledged and confirmed, and does hereby grant, bargain, sell, assign, transfer, convey, mortgage, pledge and confirm, unto the Indenture Trustee, its successors and assigns, for the security and benefit of the Holders from time to time of the Certificates, in the trust created by the Trust Indenture, all of the right, title and interest of the Owner Trustee in, to and under the Lease Supplement of even date herewith covering the property described above.

                 Notwithstanding any provision hereof, no Excluded Payment shall constitute security for any of the aforementioned obligations, and nothing herein shall impair in any respect the rights of the Owner Trustee or the Owner Participant under Section 9.13 or 11.06 of the Trust Indenture.

                 TO HAVE AND TO HOLD all and singular the aforesaid property unto the Indenture Trustee, its successors and assigns, in trust for the benefit and security of the Holders from time to time of the Certificates for the uses and purposes and subject to the terms and provisions set forth in the Trust Indenture.

                 This Supplement shall be construed as supplemental to the Trust Indenture and to the Trust Agreement and shall form a part of each, and the Trust Agreement and the Trust Indenture are each hereby incorporated by reference herein and each is hereby ratified, approved and confirmed.

                 AND, FURTHER, the Owner Trustee hereby acknowledges that the Aircraft referred to in this Supplement and the aforesaid Lease Supplement has been delivered to the Owner Trustee and is included in the property of the Owner Trustee covered by all the terms and conditions of the Trust Agreement, subject to the pledge and mortgage thereof under the Trust Indenture.

         THIS SUPPLEMENT IS BEING DELIVERED IN THE STATE OF NEW YORK AND SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE.

                 IN WITNESS WHEREOF, the Owner Trustee has caused this Supplement to be duly executed by one of its officers, thereunto duly authorized, on the day and year first above written.


                                   SHAWMUT BANK CONNECTICUT,
                                   NATIONAL ASSOCIATION,
                                   not in its individual capacity, but solely as Owner Trustee


                                   By:
                                         -----------------------------------
                                   Title: